                                                                    EXHIBIT 99.1

================================================================================
                        United States Bankruptcy Court
                          Southern District of Texas
                            Corpus Christi Division


In re      ERLY Industries, Inc.              Case No. 98-21515-C-11
           Debtor                             Chapter 11

           Taxpayer Identification Number
           95-2312900


In re      Watch-Edge International, Inc.     Case No. 98-21895-C-11
           Debtor                             Chapter 11

           Taxpayer Identification Number
           86-0413425


  ERLY INDUSTRIES, INC.'S; WATCH-EDGE, INC.'S; AND ERLY CREDITORS COMMITTEE'S
                      DISCLOSURE STATEMENT AS MODIFIED FOR
                        THE JOINT PLAN OF REORGANIZATION
                        --------------------------------


--------------------------------------------------------------------------------

LAW OFFICES OF                  HUGHES & LUCE,             JEFFERS & BANACK,
MATTHEW A.                      L.L.P.                     INCORPORATED
ROSENSTEIN                      William B. Finkelstein     R. Glen Ayers
Matthew A. Rosenstein           Howard Marc Spector        745 E. Mulberry
American Bank Plaza, Suite      1717 Main Street, Suite    San Antonio, TX 78212
420                             2800                       210-736-6600 Phone
711 N. Carancahua               Dallas, Texas 75201        210-736-6889 Fax
Corpus Christi, Texas 78475     Phone 214-939-5941
Phone 512-883-5577              Fax 214-939-5849
Fax 512-883-5590

                                Counsel for the            Counsel for Debtor,
Counsel for Debtor,             Official ERLY              Watch-Edge
ERLY Industries, Inc.           Statutory Creditors        International, Inc.
                                Committee

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            Date:   June 2, 1999

THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

================================================================================

                               Table of Contents

I.  INTRODUCTION......................................................................   5

    THE DEBTORS.......................................................................   5

    THIS DISCLOSURE STATEMENT.........................................................   5
      Why you have received this Disclosure...........................................   5
      Purpose of this Disclosure Statement............................................   6
      Purpose of the Plan.............................................................   6
      Bankruptcy Court Approval of the Disclosure Statement...........................   6
      Sources of Information..........................................................   6
      Only Authorized Disclosure......................................................   7

    VOTING ON  THE PLAN...............................................................   7
      YOUR ACCEPTANCE OF THE PLAN IS IMPORTANT........................................   7

    BINDING EFFECT OF CONFIRMATION....................................................   8

II.  THE PROPONENTS' RECOMMENDATION...................................................   8


III.  OVERVIEW AND SYNOPSIS OF THE PLAN...............................................   8

    OVERVIEW..........................................................................   8

    OPERATIONS AFTER CONFIRMATION BY THE REORGANIZED DEBTOR AND.......................   9

    LP TO PAY ALL ALLOWED CLAIMS FROM EXISTING ASSETS.................................   9

    DISCHARGE OF THE DEBTORS..........................................................   9

IV.  THE CHAPTER 11 CASES.............................................................   9

    BACKGROUND........................................................................   9

    ARI...............................................................................   9

    WEI ("WATCH-EDGE INTERNATIONAL, INC.")............................................  10

    FINANCIAL CONDITION OF THE DEBTORS  AS OF THE  DATE
      OF FILING OF....................................................................  11

    MANAGEMENT & EMPLOYEES............................................................  11
      ERLY............................................................................  11
      WEI.............................................................................  11
      Present Relationships With ARI..................................................  12

    NET OPERATING TAX LOSS............................................................  12

    EVENTS LEADING TO THE CHAPTER 11 FILING...........................................  13
      Mismanagement by Gerald and Douglas Murphy......................................  13
      The Tenzer Litigation...........................................................  13
      The Sandburg Financial and Michael Coal Judgment................................  14
      Marzec MOU......................................................................  14
      Certain Settlements and Litigation Initiated During Chapter 11..................  14
        Marzec MOU Settlement.........................................................  14
        The February Tenzer Settlement................................................  15

    OPERATIONS OF THE BUSINESSES OF THE DEBTORS DURING THE............................  15
      Employment of Legal Counsel and Other Professionals.............................  15
        Disclosure of Compensation of Debtor's Management.............................  15
        ERLY..........................................................................  15

                       Joint Disclosure Statement, Page 2

        WEI...........................................................................  16
        Professional Fees.............................................................  16
      Operations of ERLY..............................................................  16
      Operations of WEI...............................................................  16
      Significant Litigation filed....................................................  17
        Sandburg Financial and Michael Coal...........................................  17
        William Burgess and O'Melveny & Meyers........................................  17
        Other Litigation and Investigation............................................  17
         Other Matters................................................................  17
   Preservation of Claims and Causes for the Benefit of
    Creditors.........................................................................  18
        Other Significant Orders Entered in the
         Proceedings..................................................................  18
         Bar Date to File Claims......................................................  18
         Use of Cash Collateral.......................................................  18
         Motions to Lift Stay.........................................................  18

V.  POST CONFIRMATION MANAGEMENT OF...................................................  18

    POST-CONFIRMATION MANAGEMENT OF ERLY..............................................  18

    BIOGRAPHIES OF THE REORGANIZED DEBTOR'S SENIOR MANAGERS AND BOARD OF
    DIRECTORS

VI.  FORMATION AND OPERATION OF CREDITORS LP..........................................  20

    FORMATION OF LP...................................................................  20

    OPERATION OF LP...................................................................  20

    ASSETS TO BE CONTRIBUTED TO THE LP AND VALUES OF THOSE ASSETS (LIQUIDATION
    ANALYSIS)
      Unencumbered Real Estate Assets.................................................  22
      Interests in Affiliates.........................................................  22
      Cash and Cash Equivalents.......................................................  22
      Notes Receivable and Claims.....................................................  22
      Set-Offs by Creditors Prior to Petition Date....................................  23
      Preferences and Fraudulent Conveyances and Other Causes of Action...............  23

    LIABILITIES.......................................................................  24

    SUBSTANTIVE CONSOLDIATION OF ALL ENTITIES.........................................  24

    SALE OF ESTATE PROPERTIES.........................................................  24

    INJUNCTION........................................................................  24

    ANTICIPATED DIVIDEND TO UNSECURED CREDITORS.......................................  25

VII.  THE DEBTORS' PLAN FOR SATISFACTION OF CLAIMS....................................  25

    THE PLAN OF REORGANIZATION........................................................  25

CLAIMS AND PRE- AND POST-CONFIRMATION OBJECTIONS TO AND SUBORDINATION OF
CLAIMS

      Voting..........................................................................  25
      Pre-Confirmation Objections to Claims or Interests..............................  25
      Post-Confirmation Objections to and Estimation of Claims........................  26

   CLASSIFICATION AND TREATMENT OF UNIMPAIRED  CLAIMS AND PROVISIONS FOR
   SATISFACTION
      Classification..................................................................  26

                       Joint Disclosure Statement, Page 3

      Treatment of Interests in Classes 13 & 14.......................................  26
        Class 13......................................................................  26
        Class 14......................................................................  27
      Treatment of Priority Claims....................................................  27
      Secured Creditors...............................................................  28
      General Unsecured Creditors.....................................................  28

VIII.  EXECUTORY CONTRACTS AND UNEXPIRED LEASES.......................................  29

    Generally.........................................................................  29

    Claims............................................................................  29

    SPECIFIC CONTRACTS AND LEASES.....................................................  29

IX.  ALTERNATIVES TO THE PLAN.........................................................  30

FUTURE BUSINESS OPERATIONS OF THE REORGANIZED DEBTOR..................................  30

X.  TAX EFFECTS.......................................................................  34

    Tax Consequences to ERLY..........................................................  34

    Importance of Obtaining Professional Tax Assistance...............................  36

    NO REPRESENTATION AS TO TAX EFFECTS OF THE PLAN...................................  36

    TAX CONSEQUENCES TO HOLDERS OF ALLOWED CLASS 9, 10, 11 AND 12 CREDITORS...........  36

XI.  MATERIAL RISK FACTORS............................................................  36

XII.   ANTICIPATED FUTURE OF THE REORGANIZED DEBTOR...................................  37

XIII.  OTHER INFORMATION..............................................................  37

XIV.  ABILITY OF THE DEBTORS TO PERFORM UNDER THE PLAN................................  37

XV.  CONFIRMATION AND CONSUMMATION PROCEDURE..........................................  37

    SOLICITATION OF VOTES.............................................................  37

    CONFIRMATION HEARING..............................................................  38

    OBJECTION TO CONFIRMATION.........................................................  38

    CONFIRMATION......................................................................  38
      Acceptance......................................................................  39
      Fair and Equitable Test.........................................................  39
      Cramdown........................................................................  40

XVI.  SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM
ACT OF 1995...........................................................................  40

                       Joint Disclosure Statement, Page 4

                        United States Bankruptcy Court
                          Southern District of Texas
                            Corpus Christi Division



In re      ERLY Industries, Inc.                       Case No. 98-21515-C-11
           Debtor                                      Chapter 11

           Taxpayer Identification Number
           95-2312900


In re      Watch-Edge International, Inc.              Case No. 98-21895-C-11
           Debtor                                      Chapter 11

           Taxpayer Identification Number
           86-0413425


        ERLY INDUSTRIES, INC.'S; WATCH-EDGE, INC.'S AND ERLY CREDITORS
                   COMMITTEE'S DISCLOSURE STATEMENT FOR THE
                         JOINT PLAN OF REORGANIZATION
                         ----------------------------

                                I. INTRODUCTION
                                ---------------
A.   THE DEBTORS
     -----------

     ERLY Industries, Inc. (sometimes called "ERLY") filed a Voluntary Petition for Reorganization under chapter 11 of the United States Bankruptcy Code, 11 U.S.C. (S) 101 et seq. (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division (the "Bankruptcy Court") on September 28, 1998 (the "ERLY Petition Date"). ERLY's chapter 11 case is pending before the Honorable Richard Schmidt, United States Bankruptcy Judge, under Case No. 98-21515-C-11. ERLY has continued to operate its business since the Petition Date as Debtor-in-Possession pursuant to (S)(S) 1107, 1108, Bankruptcy Code.

     Watch-Edge International, Inc. (sometimes called "WEI") filed a Voluntary Petition for Reorganization under chapter 11 of the Bankruptcy Code in the Bankruptcy Court on November 30, 1998 (the " WEI Petition Date"). WEI's chapter 11 case is pending before the Honorable Richard Schmidt, United States Bankruptcy Judge, under Case No. 98-21895-C-11. WEI has continued to operate its business since the WEI Petition Date as Debtor-in-Possession pursuant to
(S)(S) 1107, 1108, Bankruptcy Code.

     (All initially capitalized words used in this Disclosure Statement have the same definitions provided for in Article I of the Plan.)

B.   THIS DISCLOSURE STATEMENT
     -------------------------

1.   Why You Have Received This Disclosure

                      Joint Disclosure Statement, Page 5.

     You have received this Disclosure Statement because ERLY Industries, Inc. and its wholly-owned subsidiary, Watch-Edge International, Inc., have, together with the Official Statutory Creditors Committee of ERLY have filed a joint Chapter 11 Plan of Reorganization with the Bankruptcy Court.

     This Disclosure Statement, as further amended or modified ("Disclosure Statement") is provided pursuant to (S) 1125 of the Bankruptcy Code to all of the Debtors' known Creditors and other parties in interest whose claims are impaired in connection with the solicitation of acceptance of the Plan proposed by the Debtors and the Committee.

2.   Purpose of this Disclosure Statement

     The purpose of this Disclosure Statement is to provide such information as will enable a hypothetical, reasonable investor typical of the holders of Claims against the Debtors to make an informed judgment in exercising his, her or its rights either to accept or reject the Plan. A copy of the Plan is being
provided with this Disclosure Statement and is attached as Exhibit A.   The
definitions in Article I of the Plan should be referred to in reading and analyzing the Plan and this Disclosure Statement.

3.   Purpose of the Plan

     The Plan was developed by the Debtors and the Committee after consulting with their respective financial and legal advisers, certain Creditors and other interested parties. The purpose of the Plan is to reorganize the two Debtors and treat all of the assets, all of the Creditors, and all holders of Interests of the Debtors. The Plan sets out in some detail how these tasks will be
accomplished.   The Debtors and the Committee believe that the Plan is more attractive than other alternatives, such as conversion or dismissal of the Proceedings.

4.   Bankruptcy Court Approval of the Disclosure Statement

     After a hearing on notice, the Bankruptcy Court approved the Disclosure Statement as containing information of a kind in sufficient detail, adequate to enable a hypothetical, reasonable investor typical of the Classes being solicited to make an informed judgment about the Plan. The Court, however, has not made a determination with respect to the merits of the Plan. The Court has not recommended that the holders of Claims or Interests vote to accept or reject the Plan.

5.   Sources of Information

     THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN SUBMITTED BY THE DEBTORS, UNLESS SPECIFICALLY STATED TO BE FROM OTHER SOURCES.

     THE FINANCIAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS NOT BEEN SUBJECT TO AN AUDIT BY CERTIFIED PUBLIC ACCOUNTANTS. THE DEBTORS AND THE COMMITTEE DO NOT WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS CORRECT, ALTHOUGH GREAT EFFORT HAS BEEN MADE TO BE ACCURATE. THIS DISCLOSURE STATEMENT CONTAINS ONLY A SUMMARY OF THE PLAN. THE PLAN WHICH ACCOMPANIES THIS DISCLOSURE STATEMENT IS AN


                      Joint Disclosure Statement, Page 6.

INTEGRAL PART OF THIS DISCLOSURE STATEMENT, AND EACH CREDITOR IS URGED TO READ THE PLAN PRIOR TO VOTING.

     THE DEBTORS AND COMMITTEE MAKE NO REPRESENTATIONS WITH RESPECT TO THE EFFECTS OF TAXATION (STATE OR FEDERAL) ON THE CREDITORS OR THE INTEREST HOLDERS, AND NO SUCH REPRESENTATIONS ARE AUTHORIZED. THE DEBTORS' CREDITORS AND INTERESTHOLDERS ARE ENCOURAGED TO SEEK THE ADVICE OF THEIR OWN PROFESSIONAL TAX ADVISOR(S) IF THEY HAVE ANY SUCH QUESTIONS.



6.   Only Authorized Disclosure

     No party is authorized to give any information with respect to the Plan, other than what is contained in this Disclosure Statement. No representations concerning the Debtors, their future business operations or the value of their property have been authorized by the Bankruptcy Court, other than as set forth in this Disclosure Statement. Any information, representations or inducements made to obtain acceptance or rejection of the Plan other than, or inconsistent with, the information contained herein and in the Plan should not be relied upon by any Entity in voting on the Plan.

     Any representation or inducement made to you not contained in this Disclosure Statement should be reported to the Debtors' attorneys who shall deliver such information to the Bankruptcy Court for such action as may be appropriate.

C.   VOTING ON THE PLAN
     ------------------

                   YOUR ACCEPTANCE OF THE PLAN IS IMPORTANT

     In order for the Plan to be deemed "accepted" by Creditors and Interestholders, at least sixty-six and two-thirds percent (66 2/3%) in amount of Allowed Claims and fifty-one percent (51%) in number of Allowed Claims voting in each impaired /1/ Class must accept the Plan, and at least sixty-six and two-thirds percent (66 2/3%) in amount of impaired Allowed Interests voting in each Class must accept the Plan. Whether or not you expect to be present at the Confirmation Hearing, you are urged to fill in, date, sign and properly mail the Ballot for Accepting or Rejecting Plan of Reorganization to ERLY's Counsel:

                     Law Offices of Matthew A. Rosenstein
                             Matthew A. Rosenstein
                        American Bank Plaza, Suite 420
                               711 N. Carancahua
                          Corpus Christi, Texas 78475
                               Fax 512-883-5590


--------------------
/1/Generally Section 1124 of the Bankruptcy Code provides that a class of claims or interests is impaired under the Plan if the Plan alters the legal, equitable, and contractual rights of the claim or interest holders. Pursuant to Section 1126(f) of the Bankruptcy Code, a class that is not impaired under the plan of reorganization is deemed to have accepted the plan and solicitation with respect to such class is not being made. Pursuant to Section 1126(g) of the Bankruptcy Code, a class that is not entitled to any payment under the plan of reorganization is deemed to have rejected the plan.

                     Joint Disclosure Statement, Page 7.

     The solicitation period for Ballots with respect to the Plan will expire at 5:00 o'clock p.m. CDT on July 9, 1999. Except to the extent allowed by the Bankruptcy Court, Ballots that are received after the expiration of the solicitation may not be accepted or used by the Debtors in connection with Debtors' request for Confirmation of the Plan or any modification thereto. A Ballot accepting the Plan may not be revoked, except by order of the Bankruptcy Court. A blank ballot without a vote does not count for a vote.

     ANY UNIMPAIRED CLASS IS DEEMED TO HAVE ACCEPTED THE PLAN.

     This Disclosure Statement and accompanying exhibits will be transmitted by first class mail to all unsecured creditors who have either been scheduled by the Debtors, have filed a proof of claim or properly requested notice under Bankruptcy 2002, and to Allowed holders of Class 10 Claims of record as of April
30, 1999.   Shareholders will receive an abbreviated Disclosure Statement as approved by the Bankruptcy Court. This Disclosure Statement will also be transmitted to Record holders of Debentures as of April 30, 1999 and Creditors. All ballots must be returned by the entity executing the ballot. Requests for additional solicitation packages may be made by the record holder in writing to the Law Offices of Matthew A. Rosenstein at the above address.

D.   BINDING EFFECT OF CONFIRMATION
-----------------------------------

     Confirmation makes the Plan binding upon the Reorganized Debtor, and all Creditors, Interestholders and other parties-in-interest, regardless of whether the holder of a Claim or Interest has accepted, rejected or abstained from voting on the Plan. In addition, pursuant to (S) 1141(d)(1)(B), Bankruptcy Code, Confirmation of the Plan will result in the termination of rights and interests of Creditors of the Debtors as provided in the Plan.

                      II.  THE PROPONENTS' RECOMMENDATION
                      -----------------------------------


===============================================================================
     THE DEBTORS AND THE COMMITTEE BELIEVE THAT THE PLAN PROVIDES THE MAXIMUM AND EARLIEST RECOVERY FOR ALL CREDITORS AND THAT APPROVAL OF THE PLAN IS IN THE BEST INTERESTS OF IMPAIRED CREDITORS. ACCORDINGLY, THE DEBTORS AND THE COMMITTEE RECOMMEND THAT ALL OF ERLY's AND WEI's IMPAIRED CREDITORS VOTE TO ACCEPT THE PLAN.
===============================================================================


                    III.  OVERVIEW AND SYNOPSIS OF THE PLAN
                    ---------------------------------------

A.   OVERVIEW
     --------

     This is a chapter 11 Plan of Reorganization which provides that all of the assets of ERLY and WEI (except the contracts and assets necessary for the Reorganized Debtor to continue operations involving the sublease and Terminal Service Agreement in connection with the WEI Phoenix Operations, NOLs, NOL Carryforwards and stock of WEI) will be paid, transferred or assigned to and be vested in a limited partnership for the benefit of the creditors and that ERLY will continue in future business, to include the sublease and Terminal Service Agreement in connection with the WEI Phoenix Operations and the new business described herein. All claims and causes of action of ERLY and WEI existing as of and subsequent to the Petition Date shall be preserved and inure to the benefit of the Reorganized Debtor and its assigns and shall not be extinguished by the Confirmation Order. In full and final satisfaction of all Claims against the Debtors, the entry of the Confirmation Order shall automatically (i) vest all

                     Joint Disclosure Statement, Page 8.

property of the Debtors and their Estates, including the Debtors' Actions, in the Reorganized Debtor, and (ii) transfer and/or assign to the LP for the benefit of the Debtors' Creditors, and pursuant to (S) 1123(b)(3), Bankruptcy Code, all property of the Debtors' Estates and their subsidiaries (including, but not limited to, the Debtors' Actions, inventory, real and personal property, cash, accounts receivable, and contract rights), save and except (a) the contracts and assets necessary for the Reorganized Debtor to continue operations involving the sublease and Terminal Service Agreement in connection with the WEI Phoenix Operations (b) the NOLs, (c) the NOL Carryovers, and (d) ERLY's stock in WEI and all other subsidiaries.

     The LP shall pay Allowed Claims classified in Article II of the Plan in the manner set forth in Article IV of the Plan. ERLY will survive as the Reorganized Debtor and will have no liabilities -- it will be discharged of debt. ERLY's Interestholders will retain whatever residual value is created by this process.

B.   OPERATIONS AFTER CONFIRMATION BY THE REORGANIZED DEBTOR AND
----------------------------------------------------------------
     THE LP
     ------

     The Reorganized Debtor reserves the right to conduct new business and new operations subsequent to the entry of the Confirmation Order with respect to new capital or assets contributed or raised subsequent to entry of the Confirmation Order. The Reorganized Debtor, and all such assets and operations, shall be free of any Claim of any of the Debtor's Creditor's existing as of the entry of the Confirmation Order, the LP, or any other Person or Entity, other than Allowed Interestholders. It is the intent of the Plan to provide a fresh start to the Reorganized Debtor.

     The Reorganized Debtor may continue to perform under certain Executory Contracts and Unexpired Leases to which the Debtors were a party as of the Petition Date. The Reorganized Debtor and/or the LP may enter into post-Confirmation contracts and take such other actions on account of such Executory Contracts and Unexpired Leases as it may deem appropriate consistent with existing law. To the extent that such post-Confirmation performance or obligations assumed and/or performed by the Reorganized Debtor, the costs incurred by the Reorganized Debtor on account of performance or obligations shall be borne by the Reorganized Debtor and contributed by the LP (estimated to be approximately $50,000).

C.   LP TO PAY ALL ALLOWED CLAIMS
     ----------------------------

     All Allowed Claims of the Debtors not paid as of the Confirmation Date shall be paid solely by the LP, to the extent assets are available, in the same manner, extent and priority as provided under (S) 507, Bankruptcy Code. The LP shall be responsible for paying all Allowed Claims, including any Pre-Closing Tax Claims.

D.   DISCHARGE OF THE DEBTORS
     ------------------------

     The Debtors shall receive a discharge of all of their debts; the Reorganized Debtor, ERLY, will retain no liabilities after Confirmation.


                           IV.  THE CHAPTER 11 CASES
                           -------------------------

A.   BACKGROUND
     ----------


                         Disclosure Statement, Page 9

     ERLY is a publicly traded company which has had several subsidiaries over the years. ERLY was incorporated in California in March 1964. ERLY's rice business dates back to 1901 when the predecessor company to Comet Rice, Inc. ("Comet") was formed in Beaumont, Texas. In 1952, the predecessor company to Comet merged with Wonder Rice Mills, Inc. of Stuttgart, Arkansas and Adolphus Rice Mills, Inc. of Houston, Texas. Comet was purchased by ERLY in 1970. ERLY entered the rice business in 1970 with the acquisition of Comet Rice Mills, Inc. ERLY expanded its rice operations in 1979 with the acquisition of United Rice Growers and Millers, and again in 1988, with the purchase of 48% of American Rice, Inc. ("ARI").

B.   ARI
     ---

     ARI is also a public company. American Rice, Inc., a Texas agricultural cooperative marketing association formed in 1969, was comprised primarily of rice growers (the "ARI Cooperative"). ARI Cooperative and Comet formed a joint venture in 1986 known as Comet American Marketing ("CAM") for the purpose of conducting joint domestic marketing operations. In connection with the formation of CAM, both companies contributed virtually all of their domestic brands to CAM, and Comet transferred certain processing and packaging equipment, packaging supplies and production responsibilities to the ARI Cooperative.

     ARI was incorporated in 1987 by the ARI Cooperative and in 1988, the ARI Cooperative contributed all of its assets to ARI in exchange for 52% of ARI's voting capital stock, which the ARI Cooperative distributed to its members. Comet obtained the remaining 48% of ARI's voting capital stock in exchange for contributing cash and Comet's 50% interest in CAM. In May 1993, ERLY acquired an additional 33% voting interest in ARI and consolidated the rice operations into a single operating company (the "Acquisition"). On May 26, 1993, ERLY consolidated its ownership interests in ARI and Comet through the Acquisition, pursuant to which ERLY transferred all of the operating assets and liabilities of Comet to ARI in exchange for shares of voting preferred stock that gave ERLY an additional 33% of the voting power of ARI. As a result of the Acquisition, as of the ERLY Petition Date, ERLY held 81% of the voting power of ARI, comprised of a 32% direct common stock equity interest and an additional 49% voting preferred stock interest.

     ARI is a processor and marketer of food products, principally rice and previously, olives. ARI is currently involved in rice processing, rice packaging and rice marketing. ARI markets white rice, instant rice, parboiled rice, brown rice and rice mixes under proprietary, trademarked names, and was a leading marketer of U.S. rice in many of the world's major importing countries.

     In July 1996, ARI added olives to its product lines by acquiring the domestic and foreign olive business of Campbell Soup Company (the "Olive Acquisition"). Assets acquired in the Olive Acquisition included olive inventories and processing facilities in Visalia, California and Seville, Spain. The Olive Acquisition positioned ARI among the largest of four U.S. olive processors with the largest U.S. market share of branded sales of both ripe and green olives. In September, 1998, ARI sold its olive division pursuant to Bankruptcy Court order.

     ARI filed a petition under Chapter 11 of the Bankruptcy Code on August 11, 1998, and remains a Debtor-in-Possession in Case, No. 98-21895, pending in Corpus Christi before the Bankruptcy Court. ARI and its creditors have taken the position that ARI is insolvent and has filed a Plan of Reorganization which will provide no distribution to ERLY or ARI's other shareholders on account of their Interests in ARI.

C.   WEI ("WATCH-EDGE INTERNATIONAL, INC.")
     --------------------------------------

     WEI's beginnings originate with ERLY's acquisition of Arizona Agrochemical
Corporation ('Arizona Agrochemical") in 1968.    Arizona Agrochemical was
primarily engaged in a fertilizer and pesticides business, but those business enterprises were later sold. Arizona Agrochemical was also involved in the forest fire retardant business and an agricultural consulting and advisory service business. Those operations were retained and transferred to a newly incorporated company, Chemonics Industries, Inc., which is now known as WEI/2/, one of the Debtors.

     The agricultural consulting business was expanded considerably in 1975 with the opening of an office in Washington, D.C. That business was separately incorporated in November 1994 as Chemonics International, Inc. ("Old Chemonics") as a wholly-owned subsidiary of WEI (then known as Chemonics Industries, Inc.). In May 1996, the operations of the U. S. forest fire retardant business were incorporated as a wholly-owned subsidiary of WEI under the name Chemonics Fire-Trol, Inc. ("Chemonics Fire-Trol").

     ERLY began considering selling the two subsidiaries of WEI in the Spring of 1998. The assets of Chemonics Fire-Trol were sold in August, 1998, prior to the WEI Petition Date to Fire-Trol Holdings, LLC. There are allegations that the real purchaser in interest of the assets of Chemonics Fire-Trol Holdings was a former director of ERLY. If true, these allegations were not disclosed to all members of the ERLY or WEI boards. The net proceeds of the sale of those assets (approximately $10.8 million), were paid over to NationsBank, N.A., of McClean, VA, to reduce the joint bank debt of Chemonics Fire-Trol and Old Chemonics. At the time of the WEI Petition Date, WEI owned all of the stock of Chemonics Fire-Trol -- but its assets had been sold.

     WEI also owned the stock of Old Chemonics. Since before the WEI Petition Date, Old Chemonics was in default of its credit facility with NationsBank, N.A. In October, 1998, NationsBank, sold its interest in the Old Chemonics loan facility to FIA, which, thereafter, proceeded to exercise its rights and remedies under the loan documents. Old Chemonics attempted to find an alternative source of funding for its operations, but was unsuccessful.

     Thereafter, WEI filed for relief under Chapter 11 of the Bankruptcy Code. As a result of a Bankruptcy Court ordered and supervised process, WEI sold the assets of Old Chemonics for net cash of approximately $8.250 million after satisfaction of the ordinary and institutional debt and obligations of Old Chemonics/3/. As a part of the sale process, the name of the resulting shell was changed to "Old Chem. Inter., Inc." so that FIA could continue to use the name Chemonics International. The control group for the buyer included Old Chemonics's President, Thurston F. Teele, and its Chief Financial Officer, Ashraf Rizk.

     The current management of ERLY and WEI have no relationship of any form with the purchasers of Chemonics Fire-Trol or Old Chemonics.

D.   FINANCIAL CONDITION OF THE DEBTORS  AS OF THE  DATE OF FILING OF
     ----------------------------------------------------------------
     THE PETITIONS
     -------------

     The Summary of Schedules and Schedules filed in each of the chapter 11 cases are attached as Exhibits B-1 (ERLY) and B-2 (WEI). Those exhibits, together with the information in this Disclosure Statement, summarize the financial condition of the Debtors.

__________________
/2/ In November, 1998, Chemonics Industries, Inc. changed its name to Watch-Edge International, Inc.

/3/ Some of the obligations of Old Chemonics were owed to Farmers' Rice Milling Company, an affiliate of Nanette Kelly.

                         Disclosure Statement, Page 11

E.   MANAGEMENT & EMPLOYEES
     ----------------------

1.   ERLY

     During early 1998, ERLY and its subsidiaries employed approximately 1,788 people full-time, 1,500 of which were in the rice and olive businesses. On the ERLY Petition Date, ERLY, excluding its subsidiaries, had only 1 employee, Gerald D. Murphy. He and the inside directors, Douglas Murphy and William Burgess, resigned shortly thereafter. Since then, a new Board of Directors has been constituted. The new Board is comprised of Nanette Kelley, Chairman, President and Chief Executive Officer; Gene Cafiero; Pete Seale, Secretary; Beryl Anthony; and William Blake. Mike Boudloche has been appointed Executive Vice President for Chapter 11 Operations. ERLY has employed a limited staff to conduct its continuing operations.

2.   WEI

     As of the WEI Petition Date, WEI had only two employees. Under the terms of the sale of the assets of Chemonics Fire-Trol, WEI provides certain equipment and services to the purchaser at the Phoenix, AZ location and has continued to provide those services and employees to this date. At the time of the WEI Petition Date, Thurston Teele was President of WEI and Ashraf Rizk was Chief Financial Officer; however, their primary duties were to Old Chemonics, WEI's only operating subsidiary. Shortly before the WEI Petition Date, the Board of WEI and the Board of Old Chemonics were restructured so that each Board was composed of Nanette Kelley, as Chairman; Thurston F. Teele (also the President); Gene Cafiero; Pete Seale, Secretary; and William Blake.

     Mike Boudloche, a panel chapter 7 trustee for Corpus Christi, was appointed a responsible person to oversee the sale of Old Chemonics assets by order of the Court. Following the sale of the assets, the Boards were again restructured, to remove Teele, add Beryl Anthony, and make Ms. Kelley the President. Operations are administered by persons employed at the ERLY level.

3.   Present Relationships With ARI

     ERLY has previously filed a consolidated income and state franchise tax returns. Unfortunately, ERLY's present relationship with ARI has been adverse and, since the ERLY Petition Date, communication with ARI's present management has been limited. ARI, its creditors committee, bank lenders and bondholders are taking the position that ARI is insolvent and that ERLY's 81% equity interest in ARI will not receive anything under ARI's Plan of Reorganization.

     ERLY has filed claims in ARI's Chapter 11 case totaling in excess of
$14,298,450.42.   Approximately $2,986,773.20 of ERLY's claim is based upon an avoidable preference pursuant to (S) 547, Bankruptcy Code. ARI has filed claims in ERLY's case totaling $42,000,000.00. ERLY intends to object to ARI's claim against ERLY and anticipates that ARI will object to ERLY's claims against ARI.
(S) 502(a) & (b), Bankruptcy Code, provides that a Proof of Claim is deemed allowed, unless objected to, in which case the Bankruptcy Court must determine the amount of the Claim as of the date of the filing of the petition. If a claim for preference is sustained, (S) 502(d), Bankruptcy Code, requires the Bankruptcy Court to disallow "any claim of any entity from which property is recoverable under (S)547 of this title, unless such entity or transferee has paid the amount for which such entity or transferee is liable." The Committee has begun an analysis of the fraudulent transfer and preference claims against third-parties, including ARI, as well as the ARI/ERLY intercompany account. No determination has been made as to ERLY's defenses to any Claim, including the ARI/ERLY intercompany Claims, and all such defenses and rights against Creditors are specifically preserved under the Plan.

                         Disclosure Statement, Page 12

     ARI's legal counsel has advised ERLY's attorney that his actions toward ERLY are being directed by the unofficial committee of bondholders, who hold or represent claims of $100 million plus interest against ARI. ARI has pledged to the indenture trustee under its $100 million bond financing two promissory notes of ERLY to ARI as follows: (1) That certain "Amended and Restated Promissory Note" in the principal sum of $10,000,000.00, Amended August 24, 1995, payable to the order of American Rice, Inc. and signed by ERLY; and (2) that certain "15% ERLY Intercompany Note" in the principal sum of $10,500,000.00, dated August 24, 1995, payable to the order of American Rice, Inc. ERLY's 81% stock interest in ARI has also been pledged by ERLY to secure performance of the amounts owed to ARI's bondholders. The Indenture Trustee contends that the total approximate amount due under these promissory notes as of the ERLY Petition Date exceeds $30 million.

     As discussed in more detail below, WEI holds an undisputed $5.0 million claim in the ARI case. That claim may receive no distribution unless ERLY can satisfy certain of its obligations to ARI. For purposes of this Disclosure Statement, WEI would represent that its claim against ARI likely has no value except insofar as it reduces the Claims of ARI against ERLY. The WEI claim against ARI will be assigned to the LP for liquidation and any proceeds distributed to Creditors.

     The Proponents are currently negotiating with ARI and other parties in interest to resolve all claims between ERLY, ARI, ARI's indenture trustee and the ARI bondholders. The terms under discussion may impact the membership of the LP Committee, the funding of the LP and the amount of ARI's claim against ERLY.

F.   FEDERAL INCOME TAX NET OPERATING LOSS
     --------------------------------------

     ERLY's is not presently able to determine its NOL as of March 31, 1998; however, its tax accountants are working diligently in an effort to determine the NOL. It is believed to be significant on a consolidated return basis. The NOL is subject to a certain tax sharing agreement with ARI and certain oral tax sharing agreements with WEI and Old Chemonics. ARI proposes to reject all Executory Contracts in its chapter 11 case and has requested ERLY to permit de-consolidation for tax purposes. Certain of ERLY's NOLs could be lost, depending on action by ARI.

     Any NOL which remains following entry of the Confirmation Order will be retained (except as may be lost by de-consolidation by ARI) by the Reorganized Debtor under the terms of the Plan. The Reorganized Debtor does not know whether the NOL will have any significant value after the adjustment of the NOL and the reduction of the NOL by taxes incurred upon the sale of the assets of Old Chemonics, the disposition or elimination or ERLY's interest in ARI, and adjustment of the NOL by offset of income generated by the forgiveness of indebtedness owed at the ERLY level.

G.   EVENTS LEADING TO THE CHAPTER 11 FILING
     ----------------------------------------

1.   Mismanagement by Gerald and Douglas Murphy

     During the years in which they dominated the affairs of ERLY, the Debtors believe that Gerald Murphy and Douglas Murphy treated ERLY and its subsidiaries as their personal assets. As illustrated by the Tenzer Litigation described below, it is the Debtors' position that the Murphys used ERLY, ARI and WEI as if these assets existed solely for the Murphys' benefit. Gerald Murphy's son, Douglas, was also installed as a senior officer of ARI. Douglas then proceeded to cause ARI to lose significant contracts and, under his management, its business operations deteriorated significantly.


                         Disclosure Statement, Page 13

     In 1997, Nanette Kelley and others mounted a proxy contest to replace the existing board. The contest was resolved when Mrs. Kelley and Eugene Cafiero were elected to the ERLY board.

2.   The Tenzer Litigation

     In April 1995, a lawsuit was filed in the District Court of Harris County, Texas by Kingwood Lakes South, L.P. and Tenzer Company, Inc. (the "Tenzer Plaintiffs") against Gerald Murphy and Douglas Murphy, Chairman and President of ERLY and ARI, respectively. ERLY and ARI were named as co-defendants in the lawsuit by an amendment to the original petition in September 1995. This began as a dispute between the general partner of a proposed real estate development and Gerald Murphy and Douglas Murphy. ERLY and ARI were named as co-defendants in the lawsuit because of their efforts to obtain restraining orders to prevent threatened foreclosures on ERLY common stock pledged as collateral by Gerald Murphy, on the grounds that such foreclosure threatened ARI's mortgage note financing. A restraining order was issued preventing foreclosure on the shares pledged by Gerald Murphy, but that restraining order was subsequently terminated. In 1997, a verdict was obtained in the aggregate amount of $9,657,000, rendered jointly and severally against Gerald Murphy, Douglas Murphy, ERLY and ARI, along with separate awards of punitive damages against Gerald Murphy of $3,000,000, Douglas Murphy of $500,000, ERLY of $100,000 and ARI of $100,000 (together, the "Tenzer Judgment").

     The Bankruptcy Court subsequently approved a settlement of the Tenzer Plaintiffs' claims against ARI (the "August Tenzer Settlement") under which (i) the Tenzer Plaintiffs executed a conditional covenant not to execute on the Tenzer Judgment against ERLY; (ii) WEI signed a promissory note (the "WEI Note") for $3,800,000 in favor of Anthony M. Frank and Tenzer Company, Inc.;
(iii) the Tenzer Plaintiffs assigned to WEI their Tenzer Judgment claim against ARI, which was allowed in the ARI Chapter 11 case (subject to certain set off rights by ARI); and (iv) the Tenzer Plaintiffs, ERLY, Douglas Murphy, Gerald Murphy and ARI assigned certain claims against companies insuring ERLY's and ARI's directors and officers. The August Tenzer Settlement contains more detailed terms and conditions which were presented to the Bankruptcy Court. Creditors are advised to refer to the pleadings on file in the ARI case to review all agreements between the parties to the August Tenzer Settlement.


3.   The Sandburg Financial and Michael Coal Judgment

     On or about April 24, 1998, a judgment was entered in favor of Sandburg Financial Corporation ["Sandburg"] and Michael Coal ["Coal"] against ERLY by the Superior Court of the State of California for the County of Los Angeles in Case No. BC 159004, in the amount $9,118,626.00 (of which $7,536,055.00 was principal and $1,582,571.00 was pre-judgment interest) [hereinafter called the "Sandburg Judgment"]. The debt is disputed and presently on appeal.

     On June 10, 1998, ERLY and Defendants, Sandburg and Coal, acting through their respective attorneys, entered into a written agreement which required ERLY to pay to Sandburg and Coal the sum of $1,000,000.00 by wire transfer by 5:00
p.m., Tuesday, June 16, 1998.   On June 16, 1998, ERLY, by and through its then
attorney, Edwin Marzec, paid Sandburg and Coal as follows: $500,000 to Southern California Bank to the trust account of Marshack & Shulman LP in trust for Michael D. Coal and Sandburg Financial formerly doing business as Barrington Capital; and $500,000 to Marine National Bank to the trust account of Gerald M. Shaw in trust for Michael D. Coal and Sandburg Financial formerly doing business as Barrington Capital. The transfers were evidenced by a letter agreement on the stationary of Gerald M. Shaw, which was signed by Sandburg Financial Corporation, by Michael D. Coal; Marshack and Shulman, LP, by Ronald S. Hodges; Law Offices of Gerald M. Shaw, by Gerald M. Shaw and ERLY, and by Gerald D. Murphy, purporting to act as Chairman of the Board. The Board of

                         Disclosure Statement, Page 14

Directors of ERLY never approved the transfer of funds and the transfer was not known to the entire Board.

     Subsequent to the ERLY Petition Date, ERLY filed suit in the Bankruptcy Court objecting to the Sandburg Financial and Sandburg Judgment. ERLY has also sued Defendants, Michael Coal, Sandburg Financial, Marshack and Shulman, Marshack Shulman and Hodges, Gerald M. Shaw and Gerald M. Shaw, a Professional Corporation to recover the $1 million ERLY paid on June 16, 1998, as an avoidable fraudulent transfer.

4.   Marzec MOU

     On or about May, 1998, Edwin K. Marzec ["Marzec"] and, purportedly, ERLY, entered into the Marzec MOU for the sale of the assets and/or stock of Old Chemonics. The sale did not close prior to the commencement of the WEI Proceeding. Marzec asserted that the failure of the transaction contemplated by the MOU to close was wrongful. He initiated litigation related to the failed transaction as follows: (i ) Edwin Marzec, Plaintiff v. Chemonics International, Inc., et al, Defendants, originally filed as Case No. BC198654 in the Superior Court of the State of California for the County of Los Angeles, was removed to the United States District Court for the Central District of California, and
(ii) Edwin Marzec, Plaintiff v. Ashraf Rizk and Thurston F. Teele, Defendants, filed at C.A. No. 0009467-98 in the Superior Court for the District of Columbia.

     All this litigation, and other claims asserted by Marzec, impaired the ability of ERLY and WEI to sell the assets or stock of Old Chemonics.

5.   Certain Settlements and Litigation Initiated During Chapter 11

a.   Marzec MOU Settlement
     ---------------------

     The Marzec MOU was rejected by ERLY pursuant to ERLY's motion in the ERLY Proceeding. Subsequently, the Bankruptcy Court approved a settlement in the WEI and ERLY Chapter 11 Proceedings with Marzec which provides for mutual releases and the payment of $100,000 to Marzec out of the sale proceeds of Old Chemonics in order to reimburse Marzec for expenses incurred in connection with Marzec's attempted consummation of the transactions contemplated in the Marzec MOU. ERLY and WEI's settlement with Marzec has been consummated.


b.   The February Tenzer Settlement
     ------------------------------

     On February 17, 1999, the Bankruptcy Court, in both the ERLY and WEI Proceedings, approved a second settlement with the Tenzer Plaintiffs (the "February Tenzer Settlement") which provided the following (i) WEI completely released the Tenzer Plaintiffs and the directors of Tenzer Company from any and all liability, except as arising under the February Tenzer Settlement; (ii) WEI paid the Tenzer Plaintiffs the sum of $2,500,000.00 in cash; (iii) ERLY completely released the Tenzer Plaintiffs and the directors of Tenzer Company from any and all liability, except as arising under the February Tenzer Settlement; (iv) the Claim of the Tenzer Plaintiffs presently filed against ERLY was finally allowed as a General Unsecured Claim in the amount of $5 million;/4/
(v) the Tenzer Plaintiffs  released all claims


_________________
       /4/ ERLY has the right, but not the obligation, to redeem the Tenzer Claim by paying to Tenzer $650,000 on or before June 26, 1999. Upon ERLY's timely payment, the Tenzer claim will be deemed to be fully satisfied. ERLY has the further right, but not the obligation to redeem the Tenzer Claim on or before October 26, 1999 according to the following schedule:

                         Disclosure Statement, Page 15
against ERLY and WEI other than those arising out of the February Tenzer Settlement; and (vi) The Tenzer Plaintiffs and the following named individuals executed mutual releases: Nanette Kelley; Beryl Anthony; Billy Blake; Eugene Cafiero; Robert A. Seale, Jr.; Thurston F.Teele; Ashraf Rizk; and Kurt Grey. Creditors are advised that the February Tenzer Settlement contains additional terms and conditions. The foregoing is only a summary. Creditors requiring further information on the February Tenzer Settlement should refer to the pleadings filed in the Proceedings. The February Tenzer Settlement was timely consummated.

H.   OPERATIONS OF THE BUSINESSES OF THE DEBTORS DURING THE
     ------------------------------------------------------
     CHAPTER 11 PROCEEDINGS
     ----------------------

1.   Employment Of Legal Counsel And Other Professionals

a.   Disclosure of Compensation of Debtor's Management
     -------------------------------------------------

     Following the ERLY Petition, Nanette Kelley assumed the day to day management of ERLY. Pursuant to orders of the Bankruptcy Court, Mike Boudloche was employed as Executive Vice-President for Chapter 11 Operations. The current board of ERLY has continued to be very active in the supervision of management. Ms. Kelley and the board have taken steps to insure the identification and prosecution of certain claims and have made every attempt to maximize the value of assets. During the ERLY Proceeding, Ms. Kelley has received $10,000 per month and reimbursement of expenses. The other members of the ERLY board have received reimbursement of expenses and $3,000 per month. The ERLY Board agreed shortly after the Petition Date to pay an appropriate bonus to Mrs. Kelley, subject to later determination of such amount. That issue is presently under consideration and if an amount is authorized by the Board, Mrs. Kelley intends to seek appropriate payment from ERLY.

b.   ERLY
     ----

     ERLY, pursuant to Bankruptcy Court order, employed the following legal counsel in connection with its Chapter 11 case: Matthew A. Rosenstein of the Law Offices of Matthew A. Rosenstein of Corpus Christi, Texas as bankruptcy counsel; Harrell Z. Browning and Diane Sanders as special counsel to assist with litigation and the conduct of the Proceedings; and Robert G. Wheeler of the law firm of Wallace, Wallace & Wheeler L.L.P. as special tax counsel to assist in ERLY's corporate and tax issues. ERLY has also employed as certified public accountants the firm of Postelwaithe & Nettleville of Baton Rouge, Louisiana.

     In addition, ERLY has employed Mike Boudloche of Corpus Christi, Texas as Executive Vice President for Chapter 11 Operations and Tom Whitlock, Los Angeles, CA, ERLY's former controller. Applications for employment as special counsel are pending for Steven Toscher and Gibson, Dunn & Crutcher. Mr. Toscher's employment relates to an objection to a tax Claim exceeding $11 million filed
________________________________________________________________________________
         Face Amount of Tenzer Claim           Payment to Tenzer Due
           Subject to Redemption
                $1.0 million                        $  150,000
                $2.0 million                        $  300,000
                $3.0 million                        $  500,000
                $4.0 million                        $  750,000
                $5.0 million                        $1,050,000

Upon ERLY's timely payment of the specified payment amount, the redeemed portion of the Tenzer Claim will be fully satisfied.. Any portion of the Tenzer Claim not subject to redemption will share ratably with other general unsecured claims as an allowed claim against ERLY. In no event and under no circumstances may this option be exercised after October 26, 1999.


                         Disclosure Statement, Page 16
by the California Franchise Tax Board. Gibson, Dunn & Crutcher's retention has been requested for certain tax and securities work. The Committee opposes Gibson, Dunn & Crutcher's retention and supports Mr. Toscher's retention.

     The Committee has retained the services of Hughes & Luce L.L.P. of Dallas, Texas, and Mr. William Finkelstein and Mr. Howard Spector of that firm. The Committee has also retained the services of Scott VanMeter and his firm, Peterson Worldwide, LLC, as financial consultants.

c.   WEI
     ---

     WEI has employed the San Antonio, Texas firm of Jeffers & Banack, Inc., and
R. Glen Ayers and David S. Gragg of that firm as its bankruptcy counsel. It has also employed Mike Boudloche of Corpus Christi to manage the sales process of Old Chemonics's assets (as the "Responsible Person" to supervise that sale). David Seyer and Jennings, Strouss & Salmon, PLC, both of Phoenix, AZ, have been retained as special counsel for environmental matters. Those two professionals were also pre-petition creditors, holding accrued legal fees. By Bankruptcy Court order, those pre-petition fees have been paid. Finally, WEI has hired Lloyd Aderholdt, an engineer in Phoenix, as an environmental consultant.

d.   Professional Fees
     -----------------

     Professional fees awarded or anticipated are set forth on Exhibit C.

2.   Operations of ERLY

     ERLY's operations during the pendency of its Chapter 11 case have been principally that of a holding company. ERLY has attempted to stabilize its operations, investigate and attempt to create and preserve value, and has investigated new lines of business. Efforts to reorganize around a new line of business were was abandoned after the Committee moved to convert the case to chapter 7. ERLY has also resolved the Marzec and Tenzer matters, worked out a Court-approved procedure for the sale of Old Chemonics, and obtained a line of credit for Old Chemonics. In addition, ERLY and its legal counsel have been investigating causes of action against former directors and others. A suit has been filed to recover as a fraudulent transfer $1,000,000 paid to Sandburg and Coal and due diligence has begun and is continuing concerning potential actions, including malpractice claims, against three of ERLY's former law firms, its certified public accounting firm (DeLoitte Touche), officers and directors, and others. A copy of ERLY's latest Monthly Operating Report filed with the Bankruptcy Court is attached to this Disclosure Statement as Exhibit D.

3.   Operations of WEI

     During the WEI Proceeding, WEI continued to supervise the business of Old Chemonics and the remaining obligations of WEI under the terms of its agreements with Fire-Trol Holdings, LLC. WEI also continued to monitor certain environmental issues involving its occupancy of certain property leased from Union Pacific Railroad in Phoenix, AZ and Imperial, CA.

     Prior to the WEI Petition Date, WEI's management made every effort to avoid a bankruptcy proceeding by attempting to renegotiate a line of credit for its subsidiary, Old Chemonics, with NationsBank, N.A. As a result of the sale of the assets of Chemonics Fire-Trol and the August Tenzer Settlement described above, NationsBank had informed WEI and Old Chemonics that Old Chemonics' operating line of credit would be terminated. Extensions were granted up to October 31, 1998. WEI hoped for additional extensions, but NationsBank sold its position to FIA, an entity owned and controlled by Scott Spangler, who had been an unsuccessful bidder Old Chemonics at the time when the Marzec

                         Disclosure Statement, Page 17

MOU was executed. Spangler and FIA agreed to further extensions of the line of credit, but FIA finally posted Old Chemonics' assets and WEI's stock in Old Chemonics for foreclosure under Article 9 of the Uniform Commercial Code (a public auction sale), which forced WEI to seek bankruptcy protection in order to protect its stock in Old Chemonics.

     Immediately before the WEI Petition Date, WEI and FIA agreed to a "Debtor-in-Possession Financing" facility, under the terms of which WEI had to either immediately refinance the FIA position or agree to a sale of the Old Chemonics assets or stock. After much negotiation with all parties, a sale procedure was devised and approved by the Court. In the meantime, WEI, ERLY, and the Committee made every effort to find new financing, but those efforts were unsuccessful. Ultimately, the assets of WEI were sold to FIA, who was the high bidder in a auction process supervised by the Bankruptcy Court and its appointed "Responsible Person", Mike Boudloche. The sale of Old Chemonics' assets to FIA has closed. Each of the parties to the sale assert claims against each other. ERLY and WEI's claims will be contributed to the LP. WEI believes those claims have value.

     WEI is still responsible for certain business operations in Phoenix, AZ. Under the terms of the sale of the assets of Chemonics Fire-Trol, WEI subleases property to the new owner, Fire-Trol Holdings, LLC and provides services under the a terminal services contact between the two entities. WEI also subleases a portion of the Phoenix property to Alameda Chemical & Scientific, Inc.


4.   Significant Litigation filed

a.   Sandburg Financial and Michael Coal
     -----------------------------------

     An adversary proceeding has been filed in the Bankruptcy Court to recover as a fraudulent transfer $1,000,000 paid to Sandburg Financial and Michael Coal. Sandburg and Coal have asserted cross-claims against ERLY and certain individuals.

b.   William Burgess and O'Melveny & Meyers
     --------------------------------------

     William Burgess ("Burgess') has filed a Proof of Claim against ERLY, which was subsequently assigned to O'Melveny & Meyers. An adversary proceeding has been filed in the Bankruptcy Court objecting to the Claim and seeking recovery from Burgess, as a preference and/or a fraudulent transfer, $26,500, plus interest, for certain payments received within 1 year of the ERLY Petition Date. O'Melveny & Meyers is also a defendant in the action.

c.   Other Litigation and Investigation
     ----------------------------------

(1)  Other Matters

     Investigation has begun and is continuing concerning potential actions (including malpractice) against three of ERLY's former law firms. Investigation and prosecution is anticipated concerning potential causes of action against ERLY's former certified public accounting firm, as well as ERLY's former officers and directors. ERLY and WEI are also pursuing claims under the contract for the sale of the assets of Old Chemonics against the purchaser, FIA, and others.

(2)  Preservation of Claims and Causes for the Benefit of Creditors

     All claims and causes of action of ERLY existing as of the Petition Date
     ------------------------------------------------------------------------
shall be vested in the Reorganized Debtor and assigned and/or transferred to the
--------------------------------------------------------------------------------
LP for the benefit of the Debtors'
----------------------------------


                         Disclosure Statement, Page 18

Creditors. Investigation of causes of action, claims and rights of the Debtors
------------------------------------------------------------------------------
is at a preliminary stage. The Debtors' failure, if any, to list specific
-------------------------------------------------------------------------
rights, claims and causes of action herein shall not be deemed to constitute a
------------------------------------------------------------------------------
waiver or release of such rights, claims and causes of action. Furthermore, such
--------------------------------------------------------------------------------
claims, rights and causes of action shall not be extinguished by the
--------------------------------------------------------------------
Confirmation Order or otherwise.
--------------------------------

d.   Other Significant Orders Entered in the Proceedings
     ---------------------------------------------------

(1)  Bar Date to File Claims

     ERLY: THE DEADLINE TO FILE PROOFS OF CLAIM IN THE ERLY CHAPTER 11 WAS FEBRUARY 21, 1999 FOR ENTITIES OTHER THAN GOVERNMENTAL UNITS AND MARCH 27, 1999 FOR GOVERNMENTAL UNITS.

      WEI: THE DEADLINE TO FILE PROOFS OF CLAIM IN THE WEI CHAPTER 11 WAS APRIL 11, 1999 FOR ENTITIES OTHER THAN GOVERNMENTAL UNITS AND MAY 29, 1999 FOR GOVERNMENTAL UNITS.

These bar dates do not apply to Administrative Claims and Claims arising after the Petition Dates in the two proceedings. Bar dates for those Claims are set out elsewhere in this Disclosure Statement and the Plan.

(2)  Use of Cash Collateral

     ERLY has not used any cash collateral as that term is defined by (S) 363(a), Bankruptcy Code. WEI has used cash collateral, and appropriate orders were entered by the Court permitting use of cash collateral. All Debtor-in-Possession financing obligations and cash collateral loans have been repaid and all secured debt has been repaid. As of the date of this Disclosure Statement, WEI has no secured creditors.

(3)  Motions to Lift Stay

     Motions to lift the automatic stay imposed by (S) 362, Bankruptcy Code, were filed by an insurance carrier, a premium insurance finance company, and GMAC to obtain possession of an automobile under lease that Gerald Murphy, the former Chairman and President of ERLY, refused to relinquish. ERLY was able to maintain certain insurance and did not oppose GMAC's motion.


                      V.  POST CONFIRMATION MANAGEMENT OF
                           THE REORGANIZED DEBTOR, ERLY
                           ----------------------------

1.   POST-CONFIRMATION MANAGEMENT OF ERLY
     ------------------------------------

                         Disclosure Statement, Page 19

     After confirmation, the Reorganized Debtor's management team will include Nanette Kelley, as Chairman and Chief Executive Officer. Other members of the management team have not yet been identified.

2.   BIOGRAPHIES OF THE REORGANIZED DEBTOR'S SENIOR MANAGERS AND BOARD OF
     --------------------------------------------------------------------
     DIRECTORS
     ---------

William D. Blake  (64) has served since 1961 as General Manager of Quatre Parish
----------------
Company and John A. Bel Estate and since 1988 as President of The Lacassane Company, companies primarily focused in the agriculture/land holdings business. Mr. Blake's experience extends particularly to the rice, timber, oil and gas and real estate industries. Mr. Blake also manages a substantial block of real estate in Louisiana. Mr. Blake has served on the Board of Directors of the Arts and Humanities Council, the Chamber or Commerce,the Coordinating Council on Drug Abuse, Kiwanis Club and Community Development Foundation. He has also served on the Committee of 100 for Economic Development (Louisiana), the Louisiana Association for Business and Industry and the Louisiana Council for Fiscal Reform. Mr. Blake graduated from. Louisiana State University in 1955.

Robert Arthur Seale  (55) was a senior partner and administrative head of the
-------------------
Personal Tax & Estates Group of the law firm Vinson & Elkins in Houston, Texas until his retirement in March 1997. Mr. Seale practiced law with Vinson & Elkins since 1969. His practice focused on tax and financial structuring of businesses involved in mining, aircraft manufacturing, thoroughbred racing and breeding, banking and real estate development, During the last five years Mr. Seale has been involved in the tax-free reorganizations of closely-held businesses and "split-offs" of corporations for business purposes. Mr. Seale currently serves as the Chair of the University of Texas Health Science Center Planned Giving Committee, President of The Vivian L. Smith Foundation for Neurologic Research, President of The Lyons Foundation, Director of The Margaret and J. A. Elkins, Jr. Foundation, Chairman of Child Advocates, Inc. Endowment
and a Director of Child Advocates, Inc.   Mr. Seale is a Fellow of the Texas Bar
Association and a Fellow of the Houston Bar Association. He earned both his undergraduate and Juris Doctor degrees from Louisiana State University in 1964 and 1967, respectively,

Nanette Noland Kelley (40), Chairman, President and Chief Executive Officer of
---------------------
ERLY, has been the President and Chief Executive Officer of The Powell Group since 1991, which is active in rice growing; milling and sales; radio broadcasting; residential and commercial development and construction; and travel management. Ms. Kelley has served on the Board of Directors of the Baton Rouge Symphony, the Council for a Better Louisiana, the Chamber of Commerce, the Pennington Biomedical Research Foundation and the Louisiana State University College of Business Administration Partnership for Excellence. Ms. Kelley is the past Chairman of St. James Place, a continuing care retirement center, the past Vice Chairman of the Academic Distinction Fund and is currently the Chairman of General Health Systems, an integrated health care delivery system. Ms. Kelley also teaches at Louisiana State University, both in the undergraduate and MBA programs.

Eugene A. Cafiero (71) has been Chairman of Voltarc Technologies, Inc., a major
-----------------
manufacturer of specialty lamps and wiring devices for germicidal, aerospace, reprographics, illuminated sign and other applications, since 1993. From 1986 to 1993, Mr. Cafiero served as Chairman and Chief Executive Officer of KD Holdings, Inc. and KDI Corporation, a diversified manufacturing company. Mr. Cafiero also served as Chief Executive Officer of Ariadne Australia, Ltd, and President and Chief Executive Officer of Mid-American Communications. W. Cafiero is the past president and director of Keene Corporation, a manufacturer of bearings, lighting fixtures electronics and laminated products for printed circuit boards and other applications; past president and chief operating officer and vice chairman of Chrysler Corporation; principle founder of Computerized Security Systems, maker of electronic locks for the lodging industry. Mr. Cafiero is a graduate of Dartmouth College and holds a Master of Science in

                         Disclosure Statement, Page 20

Industrial Management from the Massachusetts Institute of Technology and an Honorary Doctorate of Science from Wittenburg University. He has served as an overseer at the Tuck School of Business and on the Visiting Committee of the MIT Sloan School of Business Management.

Beryl F. Anthony, Jr.,  (61) is currently a partner in the Washington, D.C.
----------------------
office of Winston & Strawn and has been since January, 1993. His clients have included major trade associations, governmental entities, and national and multinational corporations. Mr. Anthony is a veteran with 14 years of service in Congress. He is a native of El Dorado, Arkansas and was first elected to the House of Representatives in 1978. Vice President of his freshman class, Mr. Anthony also was a founding member of the Sunbelt Coalition, a group that monitored the legislative impact upon southern states, After just one term, Mr. Anthony won a coveted seat on the Ways and Means Committee, a powerhouse that shapes federal tax policy. He also served on the Oversight and Trade Subcommittees as well as the Select Committee on Children, Youth and Families. Prior to Mr. Anthony's congressional career, he served as Assistant Attorney General for Arkansas and as Prosecuting Attorney for the 13th Judicial District, He received a B.A./B.S. in 1961 and a J.D. in 1963 from the University of Arkansas.

                  VI.  FORMATION AND OPERATION OF CREDITORS LP
                         AND DISTRIBUTIONS TO CREDITORS
                        -------------------------------

A.   FORMATION OF LP
     ---------------

     The LP will be established for purposes of liquidating certain of the assets of the Debtors and Old Chemonics and distributing the proceeds on account of Allowed Claims. Certain of the assets of ERLY, WEI and Old Chemonics, including, without limitation, Debtors' Actions, contract rights, insurance proceeds and cash will be vested in the LP. The property vested in the LP will be deemed to be "property of the Estates" as that term is used in the Bankruptcy Code. The LP will also be the assignee of the Assigned Third Party Actions as discussed herein.

     The LP will be a Delaware or Texas limited partnership. The Creditors who are holders of Units in the LP will be entitled to the net cash flow of the LP as set forth in the LP Agreement. The LP will be solely responsible for preparation of any tax returns, expenses of preparation, and payment of any income or other taxes which the LP may be required to pay under any applicable law and for Pre-Closing Tax Claims.

B.   OPERATION OF LP
     ---------------

     Scott Van Meter of Peterson Worldwide LLC will serve as the initial Manager to be compensated under the standards and limitations applicable to Chapter 7 trustees pursuant to 11 U.S.C. (S) 326. The Manager shall be the disbursing agent under this Plan; however, the Debtors' officers shall execute all documents and funds transfers requisite to effect the required transfer of assets under this Plan to the LP. The Manager shall execute and be covered by a Fidelity Bond with an approved corporate surety licensed to issue surety bonds within the State of Texas to insure the faithful performance of all of his duties in accordance with same requirements as that of a Chapter 7 Trustee as required under the Bankruptcy Code and by the United States Trustee for the Southern District of Texas.

     The Manager, together with the LP Committee, shall establish the amounts of cash distributions to be made on account of LP Units. Distributions to holders of LP Units of the same class shall be made on a pro-rata basis. The Manager, together with the LP Committee, shall have the power to expend funds otherwise available for distribution on account of LP Units in order to fund prosecution of the Debtors' Actions, Assigned Third Party Actions, fees and expenses of the LP, or liquidation or realization of other assets of the LP.

                         Disclosure Statement, Page 21

     Pursuant to the terms and provisions of the Plan Documents, the Manager shall be empowered to (i) take all steps and execute all instruments and documents necessary to effectuate the Plan; (ii) make distributions contemplated by the Plan; (iii) comply with the Plan and the obligations thereunder; (iv) employ, retain, or replace professionals to represent it with respect to its responsibilities; and (v) exercise such other powers as may be vested in the Manager pursuant to order of the Bankruptcy Court or pursuant to the Plan, or as the Manager deems to be necessary and proper to carry out the provisions of the Plan.

     Pursuant to and subject to the terms and provisions of (and except as may otherwise be provided in) the Plan Documents, the Manager shall have the duties of: (i) carrying out the provisions of the Plan, which shall include taking or not taking any action which the Manager deems to be in furtherance of the Plan, including, from the date of the Manager's appointment, making payments and conveyances and effecting other transfers necessary in furtherance of the Plan;
(ii) managing property to be distributed in a manner designed to effectuate the Plan; and (iii) making quarterly and other periodic reports regarding the distributions to be made to the holders of LP Units.

     Subject to the terms and provisions of the LP Agreement, the LP, by and through the Manager, shall have the duty and authority to take all other actions which be necessary to maximize the value of the property vested in the LP for the benefit of the Debtors' Creditors, including, but not limited to: (i) retaining professionals deemed to be necessary or appropriate to carry out the functions of the LP; (ii) liquidating and pursuing the Claims assigned to the LP, whether by litigation, settlement or otherwise; (iii) asserting all rights to Debtors' Actions (including modification of the automatic stay or injunctions to the extent necessary); (iv) prosecuting the Assigned Third Party Actions (including modification of the automatic stay or injunctions to the extent necessary); (v) making distributions of LP Units to holders of Allowed Claims in consideration for the assignment to the LP of such holders' Claims; (vii) perform under any Executory Contract or Unexpired Lease assumed by the Debtors and assigned to the LP at the Manager's request; and (viii) intervening, filing cross-claims or third-party claims, or otherwise participating in claims objections or estimation proceedings brought by the Debtors' Claims Agent. In discharging its powers and duties, the LP will be deemed to be the duly appointed, authorized representative of the Estates to pursue the assigned rights, claims, causes of action and other property interests for the benefit of the Creditors of the Debtors pursuant to 1123(b)(3), Bankruptcy Code.

     The LP shall allocate the net proceeds of Assigned Third Party Recoveries to the holders of Partnership B Units. All other net proceeds of property vested in the LP (including, but not limited to proceeds of Debtors' Actions Recoveries) shall be allocated by the LP to the holders of Partnership A Units. All proceeds attributable both to Debtors' Actions Recoveries and Assigned Third Party Recoveries shall be allocated between the holders of Partnership A Units and Partnership B Units in a manner determined by the LP Committee, in their reasonable discretion; the LP shall provide notice of all allocations to the holders of LP Units by means of a "Notice of Allocation" to be filed with the Bankruptcy Court and shall provide the holders of LP Units with a 20-day "negative notice" period to object to any such allocation. Failure of any holder to object to the allocation shall constitute ratification of the allocation by the LP. The LP shall allocate the expenses attributable to prosecution of Assigned Third Party Actions to the holders of Partnership B Units and shall deduct such expenses from distributions, if any, to the holders of Partnership B Units. This allocation shall be included in the "Notice of Allocation" previously described.

     The LP will also receive assignments of Creditors' causes of actions, Claims and rights as follows:


                         Disclosure Statement, Page 22

     (i) On the Effective Date, the Indenture Trustee, unless it has made a Non-Assignment Election, shall be deemed to have assigned to the LP any claims or causes of action the Indenture Trustee may hold on its own behalf, including all rights to enforce the provisions of such indentures and all claims and causes of action that are vested in the Indenture Trustee pursuant to the terms of the Indenture (other than claims for fees and expenses and claims for indemnity held by Indenture Trustee, against a predecessor Indenture Trustee) against any Persons or Entities, including, but not limited to, the Debtors, their current or former directors, officers, and professionals, or other third parties, including, but not limited to, financial institutions and third party professionals relating to the Indenture Trustee's activities pursuant to the Indenture. Notwithstanding the foregoing, the Indenture Trustee shall not have been deemed to have assigned to the LP its right or power to determine the subordination or priority of the Claim of holders of securities under the Indenture vis-a-vis Senior Indebtedness (as defined in the Indenture).

     (ii) On the Effective Date, unless it has made a Non-Assignment Election, holders of Class 9, 10, 11 and 12 Claims shall be deemed to have assigned to the LP any Assigned Third Party Actions.

     (iii) On the later of the (i) Effective Date or (ii) the date on which the holder of a Disputed Claim in Class 9, 10, 11 or 12 becomes the holder of an Allowed Claim in such Class, such holder shall be deemed to have assigned any claim against the Debtors or their Estates to the LP in consideration of such holder's receipt of its Pro Rata share of the LP Units as provided under this Plan. The LP shall succeed to the rights of the holder of such Claim upon such assignment, including the right (but not the obligation) to object to Claims. Notwithstanding the foregoing, subject to making a Non-Assignment Election, holders of Debt Securities Laws Claims against the Debtor shall be deemed to have assigned any and all such Claims to the LP on the Effective Date.

     (iv) Holders of Class 9, 10, 11 and 12 Claims may elect not to have such causes of action assigned to the LP (such election being referred to as the "Non-Assignment Election") by written notice filed with the Bankruptcy Court and served on the Proponents on or before the Voting Deadline. A Non-Assignment Election shall apply to all classes of Claims applicable to such holder.
Holders making a Non-Assignment Election shall waive all right to receive any their Pro-Rata portion of the Assigned Third Party Recoveries and will, therefore, receive no Partnership B Units on account of their Allowed Claims. The Confirmation Order shall constitute and provide upon the Effective Date for an injunction against the Indenture Trustee and the holders of Class 9, 10, 11 and 12 Claims who have not made the Non-Assignment Election from prosecuting causes of action in their own behalf.

C. ASSETS TO BE CONTRIBUTED TO THE LP AND VALUES OF THOSE ASSETS (LIQUIDATION ANALYSIS

     All values set forth in this Disclosure Statement are fair market values as estimated by the Debtors, except as otherwise indicated. Except as specifically described below, the Proponents are unable to ascribe a value to any of ERLY's and WEI's assets.

1.   Unencumbered Real Estate Assets

     The Debtors do not own any real estate. As is discussed in more detail herein, WEI is the sub-lessor and lessee of certain real property. The Proponents believe that WEI's interest in such property has no substantial economic value.

2.   Interests in Affiliates

                         Disclosure Statement, Page 23

     ERLY owns a direct 100% interest in WEI and approximately an 81% interest in ARI. As noted above, ARI has asserted that it is insolvent and that, following its reorganization, there will be no distribution to stock interests, including the interests held by ERLY. ERLY also held a 100% interest in the stock of the following entities, none of which are believed to have any assets or value, which are listed on Exhibit E. Finally, as of the WEI Petition Date, WEI owned 100% of the stock of Chemonics Fire-Trol, Inc. and Old Chemonics, both of which are being dissolved pursuant to applicable state law. These stock interests shall remain with ERLY.

3.   Cash and Cash Equivalents

     The Debtors have cash and checking accounts on hand on May 26, 1999, of
approximately $5,207,507.22.   This sum includes the WEI cash and checking
accounts of $5,084,151.22 and $123,356.13 in ERLY.

4.   Notes Receivable and Claims

     ERLY owns non-recourse notes receivable from its former Chief Financial Officer, Richard McCombs, secured by the stock of ERLY.

     WEI holds an undisputed, unsecured, liquidated claim of $5 million against ARI. WEI's claim is subject to offset against that certain sums due ARI from ERLY. WEI's Claim was created in the August Tenzer Settlement, as described above.

5.   Set-Offs by Creditors Prior to Petition Date

     Debtors are unaware of any set-offs by creditors prior to the respective Petition Dates, save and except certain actions taken by ARI with respect to intercompany accounts.

6.   Preferences and Fraudulent Conveyances and Other Causes of Action

     The LP will be established for purposes of liquidating the assets of the Debtors and Old Chemonics and distributing the proceeds on account of Allowed Claims and LP Units. All assets of ERLY, WEI and Old Chemonics, including Debtors' Actions, contract rights, insurance proceeds and cash (save and except
(a) NOLS, (b) NOL Carryovers, (c) ERLY's stock in WEI and other subsidiaries, and (d) those assets necessary to perform under the sub-lease and Terminal Service Agreement with respect to the Phoenix, AZ properties) will be vested in the LP.

     The Manager of the LP will conduct an investigation as to whether there are any preference and fraudulent transfer claims or other claims and causes of action (including but not limited to the Debtors' Actions). The LP reserves the right to file suit subsequent to the entry of the Confirmation Order to recover any preferences and/or fraudulent transfers or to pursue any other causes of action arising prior to or subsequent to the Petition Date. Again, investigation of causes of action, claims and rights of the Debtors is at a preliminary stage. The Debtors' failure, if any, to list specific rights, claims and causes of action herein shall not be deemed to constitute a waiver or release of such rights, claims and causes of action. Furthermore, such claims, rights and causes of action shall not be extinguished by the Confirmation Order or otherwise. All claims and causes of action of the Debtors existing as of the Effective Date are hereby preserved and shall survive entry of the Confirmation
Order and shall be assigned to and may be prosecuted by the LP.   The Debtors
are also assigning all rights under Insurance Policies to the LP.

     At the time that the Plan is being filed, the Debtors and/or the Committee have made demand on

                         Disclosure Statement, Page 24
the following former or current officers and directors of the Debtors: (i) Kurt Grey; (ii) Ashraf Riszk; (iii) Douglas A. Murphy; (iv) Thurston Teele; (v) Richard N. McCombs; (vi) Alan M. Wiener; (vi) Haphal Randawa; (vii) William H. Burgess; (viii) Richard Nevins; and (ix) Gerald D. Murphy. These claims arise from, inter alia (a) approval of the August Tenzer Settlement, (b) negligent
      ----- ----
mismanagement, (c) waste of corporate assets, (d) violations of duties owed to ERLY Industries and its creditors, and (e) other wrongful actions more fully included in Debtors' Actions and Assigned Third Party Actions. The Debtors may have further claims against the aforementioned parties as well as against parties not included therein, including, but not limited to, the Debtors' former or current officers or directors.

     The Debtors are further aware of claims against, and in some cases have made demand on, their former professionals including, but not limited to, Deloitte & Touche, L.L.P., Vial Hamilton Koch & Knox, L.L.P., Epman Dwyer & De La Housaye, LLP, and Latham & Watkins (or their respective predecessors or successors in interest). Additionally, the Debtors allege that they have valid claims against Insurance Policies issued to the Debtors prior to the Effective Date.

     ERLY has filed the following proofs of claim in the ARI chapter 11 case:
(1) a claim of preferential payments and fraudulent transfers in the amount of $2,986,733.20, including $718,460.61 as a fraudulent transfer for the amount of the Delano Plant; (2) a claim for an unknown amount based on a pledge of the stock of American Rice, Inc. owned by ERLY in favor of U.S. Trust Company of Texas, N.A., Trustee under a certain indenture for the holders of Pledgor's 13% Mortgage Notes due 2002 with Contingent Interest of American Rice, Inc.; and (3) a protective contingent proof of claim based on the California Franchise Tax Board Claim in the amount of $11,311,677.22. The Proponents anticipate that ARI will dispute each of these claims.

     The Debtors may also hold claims against Fire-Trol Holdings LLC, their officers, directors or other agents, based on their attempt to improperly collusively chill the bidding for the sale of the assets of Chemonics International, Inc. The amount of such claim has not yet been determined.

  The foregoing constitutes a partial list of claims which the Debtors' Estates may hold against non-Affiliates based upon the Debtors' preliminary investigation of their claims during the Proceedings. All claims of the Debtors' Estates, including those not listed above, are specifically preserved under the Plan to be prosecuted by the LP for the benefit of the Debtors' Creditors.

D.   LIABILITIES
     -----------

     The estimated administrative expense liabilities are listed in Exhibit C to this Disclosure Statement. The California Franchise Tax Board has filed a priority claim in the amount of $11,311,677.22. The Class 9 & 11 Unsecured Claims as scheduled and as filed are listed in Exhibit F to this Disclosure Statement. The Class 10 Claim has been filed by the ERLY Indenture Trustee in the aggregate amount of $4,834,002.62. The ERLY Indenture Trustee for the Debentures included within the Class 10 Claims asserts that the contractual subordination in the Indenture does not apply to, among other things: (a) Claims against WEI, (b) assets of WEI (after the substantive consolidation contemplated in the Plan) and (c) recoveries upon causes of action created by the Bankruptcy Code. The Debtors are working with the Indenture Trustee to resolve this issue by settlement and compromise and, if successful, anticipate filing a motion with the Bankruptcy Court to settle and compromise this issue on the allocation of the Debentures between subordinated and General (non-subordinated) Unsecured Claims. The allocation will be identical for each Debenture.

E.   SUBSTANTIVE CONSOLDIATION OF ALL ENTITIES
     -----------------------------------------


                         Disclosure Statement, Page 25

     On the Effective Date (i) all intercompany Claims by and among the Debtors or Old Chemonics will be eliminated, (ii) all guaranties executed by the Debtors or Old Chemonics will be deemed to have been one obligation of ERLY payable solely by the LP in accordance with this Plan, (iii) any Claim filed or to be filed against the Debtors will be deemed one Claim against ERLY, payable solely by the LP, (iv) for purposes of determining the availability of the right of offset under (S) 553, Bankruptcy Code, the Debtors and Old Chemonics shall be treated as one entity so that, subject to the other provisions of (S) 553, Bankruptcy Code, debts due to any of the Debtors may be offset against the debts of any of the Debtors, (v) all remaining assets of Old Chemonics shall be either assigned to, paid by way of dividend to, or otherwise vested in the Reorganized Debtor and assigned to the LP, and (vi) the Debtors will be substantively consolidated for all purposes pursuant to (S) 302, Bankruptcy Code with the Reorganized Debtor as the sole surviving legal entity.

F.   SALE OF ESTATE PROPERTIES
     -------------------------

     The LP may sell one or more of its properties or causes of action pursuant to the Plan and has as part of this Plan the right to sell any or all of Debtors' properties, free and clear of any and all liens, claims, security interests and encumbrances, with any such liens, claims, security interests and encumbrances to attach to the proceeds thereof to be applied to the indebtedness for which the property may serve as security as may be necessary in order to perform under the terms of this Plan.

F.   INJUNCTION
     ----------

     Except as otherwise expressly provided or permitted in the Plan, the Confirmation Order will provide that all entities who have held, hold or may hold a Claim are permanently enjoined on or after the Confirmation Date from:
(1) making demand on, commencing, or continuing in any manner any action or other proceeding of any kind with respect to any such Claim against the Debtors, the Reorganized Debtor or the LP; (2) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtors, the Reorganized Debtor or the LP with respect to such Claim; (3) creating, perfecting or enforcing any Lien, Security Interest or encumbrance of any kind against the Debtors, the Reorganized Debtor or the LP with respect to such Claim; (4) asserting any setoff, right of subrogation or recoupment of any kind against any obligation due Debtors, the Reorganized Debtor, any entity which has issued an Insurance Policy to the Debtors, or against the property of the Debtors with respect to such Claim; (5) any act, in any manner, that does not conform to or comply with the provisions of this Plan or the Plan Documents; and (6) making demand on, commencing, enforcing, or continuing in any manner any action or proceeding against any Entity, including but not limited to the Debtors' officers, directors, Affiliates, or companies which have issued an Insurance Policy to the Debtors, with respect to any claim or cause of action which is property of one or more of the Estates (as defined under (S) 541, Bankruptcy Code). The Confirmation Order will further provide that all Entities who have not made the Non-Assignment Election are permanently enjoined on or after the Confirmation Date from making demand on, commencing, or continuing in any manner any action or proceeding against any party, including but not limited to the Debtors' officers, directors, Affiliates, or companies which have issued an Insurance Policy to the Debtors, with respect to any Assigned Third Party Action. Provided, however, that such injunction shall not impair the rights of the LP to prosecute any Debtors Action or any Assigned Third Party Action.

G.   ANTICIPATED DIVIDEND TO UNSECURED CREDITORS

     The Proponents are unable to estimate a dividend to unsecured creditors because the amount of disputed priority tax claim filed by the California Franchise Tax Board (CFTB) has not been determined. If the CFTB is successful, there will be no dividend. If ERLY is successful on its objection to the CFTB

                         Disclosure Statement, Page 26
priority claim, unsecured creditors can expect a dividend of between 5%-30% on their claims, depending upon all of the contingencies described in this Disclosure Statement.

               VII.  THE DEBTORS' PLAN FOR SATISFACTION OF CLAIMS
                     --------------------------------------------

A.   THE PLAN OF REORGANIZATION

     The Plan attached to this Disclosure Statement as Exhibit A and made a part hereof. This Disclosure Statement, to the extent not inconsistent with the Plan, is also incorporated in the Plan and made a part thereof. Article II of the Plan describes the Classification of Claims. Article IV of the Plan describes the Provisions for Satisfaction of Claims. Please refer to these Articles to determine how your claim is classified and the provisions for payment.

B.   CLAIMS AND PRE- AND POST-CONFIRMATION OBJECTIONS TO AND SUBORDINATION OF
CLAIMS

1.   Voting

     Holders of Allowed Claims and holders of Allowed Interests who are impaired will vote on the Plan. Claims and Interests have been placed into the Classes described below. Allowed Claims or Interests include those claims scheduled by the Debtors but not those Claims or Interests which are either contingent, unliquidated, or disputed. The amount of any Interest or Claim set forth in the Schedules is the amount of the Claim for voting purposes unless a holder has filed a Proof of Claim setting forth a different amount. If a holder of a Claim or Interest has filed a Proof of Claim, unless one of the Debtors has objected to the Proof of Claim, the Claim or Interest is allowed to vote the Claim or Interest as filed.


2.   Pre-Confirmation Objections to Claims or Interests

     If either Debtor wishes to object to a Proof of Claim in order to prevent the holder from voting on the Plan, then the Debtor in the case in which the Proof of Claim has been filed must file an objection on notice and hearing, with an opportunity for hearing prior to the date upon which Ballots must be submitted.



3.   Post-Confirmation Objections to and Estimation of Claims

     As to objections to Claims following Confirmation, or motions to subordinate Claims, the Debtors' Claims Agent will review all Claims of Creditors and may object to or move to subordinate any Claim -- except those Claims previously Allowed by the Court or previously paid under orders of the Court. The previous language notwithstanding, all Fee Claims of Professional Persons are subject to review by the Court until an order allowing a final application for fees and expenses is entered.

     The Debtors' Claims Agent shall succeed to the rights and duties of the Debtors to determine the amount of Allowed Claims by (i) filing and prosecuting objections thereto, (ii) seeking subordination of Claims, (iii) estimating Disputed Claims, unliquidated Claims, or portions of Claims which are unliquidated. The Debtors' Claims Agent shall have the power and authority to take whatever actions are deemed necessary and proper in carrying out the functions granted pursuant to this Plan. The fees and expenses of the Debtors' Claims Agent shall be paid from the LP as an expense of administration and shall not exceed $30,000, exclusive of legal counsel and other professionals retained thereby. Effective


                         Disclosure Statement, Page 27
upon the entry of the Confirmation Order, the Reorganized Debtor shall have no responsibility for objecting to Claims, same having been assigned to the Debtors' Claims Agent.

     The Debtors' Claims Agent shall, on or before 120 days following the Effective Date (unless an extension of such period is requested by the Claim Agent), file separate motions to estimate the amounts of Debt Securities Laws Claims and Equity Securities Laws Claims against the Debtors for all purposes, including, but not limited to, distribution pursuant to (S) 502(c), Bankruptcy Code. The Debtors' Claims Agent will provide notice of the estimation proceeding to parties holding a Debt Securities Laws Claim or Equity Securities Laws Claim (as the case may be) or their assigns, the Manager, and any Entity who has issued an Insurance Policy to the Debtors pertaining to such Claim. Any determination by the Bankruptcy Court in connection with this estimation proceeding shall be binding on all parties who have received notice thereof. The Bankruptcy Court will hold a final hearing within 45 days of the filing of any such motion.

C. CLASSIFICATION AND TREATMENT OF UNIMPAIRED CLAIMS AND PROVISIONS FOR SATISFACTION

1.   Classification

     All Claims and Interests have been classified for treatment in the Plan and for voting. Claims and Interests which are similar in nature are classified together. For example, all of the General Unsecured Creditors of each Debtor are placed in separate classes -- Class 9 for ERLY and Class 11 for WEI. Claims with different rights or having different natures, such as secured claims, are separately classified.

     All parties in interest are referred to the Plan for specific treatment of claims. All Allowed Claims, whether pre- or post-Petition, which have not been paid as of the Confirmation Date, will be paid by the LP.

2.   Treatment of Interests in Classes 13 & 14

     Class 13, composed of the Allowed Interestholders in ERLY, will retain their Interests in the Reorganized Debtor. Proponents believe that this Class is unimpaired and is deemed to have accepted the Plan and will accordingly receive a separate limited Disclosure Statement approved by the Bankruptcy Court and a provisional ballot. In the event that holders of Allowed Interests retain their Interests, Farmers Rice Milling Co. and, possibly, Gerald and Douglas Murphy, jointly, will continue to own over 5% of the outstanding voting Interests, all purchased prior to the ERLY Petition Date. Officers and directors collectively own in excess of 5%, all purchased prior to the ERLY Petition Date. The Chairman of the Reorganized Debtor also controls Farmers Rice Milling Co. ERLY is not aware of any significant stock transactions occurring subsequent to the ERLY Petition Date. If the Plan is not accepted, and the Plan Proponents seek Confirmation under 11 U.S.C. (S) 1129(b), please refer to the discussion in the following paragraphs.

     Class 14 is composed of the Interestholders in WEI; the sole
Interestholder, ERLY, has agreed to the substantive consolidation of the assets of WEI and ERLY. This Class is impaired, but has agreed to this treatment.

     The Proponents believe that Allowed Interestholders are unimpaired under the Bankruptcy Code since they are retaining their Interests in the Reorganized Debtor upon Confirmation after satisfaction of Allowed Claims in accordance with the priorities required under the Bankruptcy Code.

In the event that an objection to the treatment of Interestholders is sustained, the Proponents reserve the


                         Disclosure Statement, Page 28
right to modify the Plan at the Confirmation Hearing to eliminate the Interests of present Interestholders, issue 1,000 shares of non-par voting common stock of ERLY, and auction those shares to any holder of an Allowed Claim, Allowed Administrative Claim, or Allowed Interestholder, in exchange for Claims, Interests or cash, as appropriate. ERLY believes that such a sale process satisfies the requirements of (S)1145 of the Bankruptcy Code and that such a sale is a "public offering" exempt from the registration requirements of the Securities Act of 1933. The staff of the Securities & Exchange Commission questions the applicability of the Section 1145 exemption from registration and reserves the Commission's right to object at Confirmation. The Commission has no right of appeal on such issue, but may join in any appeal if any such objection is overruled.

3.   Treatment of Priority Claims

     Classes 1, 2, 3, 4 and 5 consist of Allowed Unsecured Claims entitled to priority under 11 U.S.C. (S)507 (a) of the Bankruptcy Code.

     Class 1: Unpaid Allowed Administrative Claims, which include the Fee Claims of Professional Persons and other costs associated with the post-Petition operation of the Debtors, including fees due the United States Trustee system, will be paid Cash in full on the Confirmation Date, or as soon thereafter as Allowed by the Bankruptcy Court, payable by the LP. Class 1 is unimpaired and will not vote on the Plan.

  Fees due the United States Trustee pre-Confirmation by ERLY and WEI will be paid in cash in full on the Confirmation Date by each of the Debtors, or the LP. The Reorganized Debtor will be held jointly and severally liable for such pre-Confirmation United States Trustee quarterly fees. Quarterly fees due post-Confirmation to the United States Trustee will be calculated based upon the disbursements of the LP and will be assessed against the LP until the substantively consolidated bankruptcy case is closed by the Bankruptcy Court. The LP will be required to declare its disbursements monthly to the United States Trustee in a report designated by the United States Trustee. If reports are not received by the United States Trustee from the LP, the United States Trustee will calculate outstanding fees based upon disbursements by the LP during the prior three (3) quarters, or, if disbursements have not been reported for more than three (3) months, then based upon disbursements during the prior twelve month period.

     Classes 2, 3 & 4: The Debtors do not believe that there are significant priority claims for employee wages (Class 2) or employee benefits (Class 3). Class 4 is a "catch-all" for all other possible Priority Non-Tax Claims. These classes are unimpaired, and will be paid cash in full on the Effective Date.

     Class 5: Class 5 consists of Priority Tax Claims. The State of California has filed a substantial Claim (in the amount of $11,311,677.22) in this Class which the Debtors' Claims Agent will attempt to resolve or will contest before the Court. The Debtors expect the Debtor's Claims Agent will be able to resolve that claim for substantially less than the face amount. On the Effective Date, each holder of an Allowed Priority Tax Claim against the Debtors shall receive from the LP in full satisfaction of such holder's Allowed Priority Tax Claim (1) the amount of such holder's Allowed Priority Tax Claim, with interest accruing after the Effective Date at the annual rate of eight percent (8%), divided into six equal annual Cash payments on each anniversary of the Distribution Date until the sixth such anniversary of the date of assessment of such Claim; (2) a lesser amount in one Cash payment as may be agreed upon in writing; or (3) such other treatment as may be agreed upon in writing.

4.   Secured Creditors


                         Disclosure Statement, Page 29

     Classes 6 & 7: Classes 6 and 7 consist of Creditors holding debts secured by Liens on the Debtors' stock and warrants in ARI. ERLY believes that the collateral is worth little or nothing, based upon the plan and disclosure statement filed by American Rice, Inc. in its chapter 11 case. Secured Creditors in these Classes are unimpaired under the Plan and will receive the collateral pledged to secure the indebtedness due. These two classes of Secured Creditors will not vote on the Plan.

  Class 8: The Class 8 Creditor is the landlord at ERLY's prior offices in Los Angeles, California. If the Landlord holds a deposit or other collateral, it will receive its collateral in full satisfaction of its secured claim, and it is unimpaired and will not vote on the Plan.

5.   General Unsecured Creditors

     Classes 9, 10 & 11: Holders of Allowed Unsecured Claims in both Proceedings will receive in full satisfaction of their Claims against the Debtors their Pro Rata share of Partnership A Units and Partnership B Units in the LP and will then receive a ratable distribution from the LP as provided under the terms of the Plan and other documents creating the LP, including the LP Agreement. These classes are impaired and are entitled to vote on the Plan.

     Provided however, that calculation of the Pro Rata shares of Partnership A Units allocable to holders of Allowed Class 10 Claims shall be subject to all of the contractual provisions, including those contained in the Indenture, which require subordination to and priority of Senior Indebtedness (as defined in the Indenture). Any Partnership A Units which would otherwise be allocated to holders of Allowed Class 10 Claims but for the contractual provisions of the Indenture requiring subordination to and priority of Senior Indebtedness shall be reallocated and distributed to holders of Senior Indebtedness.

     The precise allocation of Partnership A Units among holders of Allowed Class 9, 10 and 11 Claims is unknown at this time because of certain areas of dispute regarding the effect of the subordination provisions in the Indenture, and the allowed amount of certain sizeable Claims in Classes 9 and 11. ERLY and the Indenture Trustee are currently to structure a compromise and settlement of the nature and extent of the subordination provision contained in the Indenture, and if successful, will file appropriate pleadings with the Bankruptcy Court and provide an appropriate notice and opportunity for a hearing.

     Class 12: Holders of Allowed Unsecured Claims in Class 12 will receive in full satisfaction of their Claims against the Debtors their Pro Rata share of Partnership C Units. Partnership C Units will not receive any distribution from the LP unless and until the holders of Class 9, 10, and 11 Claims have received payment in full of the Allowed amount of their Claims, with interest at the Federal Judgement rate in effect on the Effective Date. The Debtors do not know of any claimants in this Class, but the Plan reserves the right of the Debtors' Claims Agent to seek subordination of any Claim against the Debtors. This class is impaired and is entitled to vote on the Plan.

  The Debtors' Claims Agent will succeed to the rights of the Debtors to seek subordination of any Claim pursuant to (S)(S) 509, 510 or the Bankruptcy Code or pursuant to the Indenture. The Debtors have not concluded their investigation as to whether subordination of any Claim is warranted. However, the Debtors are reviewing (and the Debtors' Claim Agent will continue the review of) whether the allegations against former officers and directors or ARI justify partial or complete subordination of ARI's claim against the Debtors.


                VIII.  EXECUTORY CONTRACTS AND UNEXPIRED LEASES
                       ----------------------------------------

                         Disclosure Statement, Page 30

A.   GENERALLY
     ---------

     The Bankruptcy Code gives the Debtors the power in their chapter 11 cases, subject to the approval of the Bankruptcy Court, to assume or reject Executory Contracts and Unexpired Leases. If an Executory Contract or Unexpired Lease is rejected by a Debtor, rejection will be treated as if the particular Debtor breached the contract or lease on the date immediately preceding the Petition Date, and the other party to the agreement may file an Unsecured Claim for damages incurred as a result of the rejection. In the case of rejection of employment agreements and leases of real property, such Unsecured Claims are subject to certain limitations imposed by the Bankruptcy Code.

B.   CLAIMS ARISING FROM REJECTION
     -----------------------------

     ANY CLAIMS ARISING AS A RESULT OF THE REJECTION OR BREACH OF ANY UNEXPIRED LEASE OR EXECUTORY CONTRACT REJECTED PURSUANT TO THE PLAN OF REORGANIZATION MUST BE FILED WITHIN TWENTY (20) CALENDAR DAYS AFTER THE CONFIRMATION DATE. UNEXPIRED LEASES OR EXECUTORY CONTRACTS REJECTED PRIOR TO THE CONFIRMATION DATE BUT AFTER THE BAR DATE, IF ANY, MUST ALSO BE FILED WITHIN THE TWENTY-DAY PERIOD SET OUT ABOVE.

     CLAIMS ARISING FROM THE REJECTION OR BREACH OF ANY UNEXPIRED LEASE OR EXECUTORY CONTRACT PRIOR TO THE BAR DATE FOR CLAIMS IN THE APPLICABLE CASE, AND WHETHER BY OPERATION OF LAW OR BY THE ENTRY OF AN ORDER BY THE BANKRUPTCY COURT, ARE SUBJECT TO THE BAR DATE IN THE APPLICABLE CASE.

C.   SPECIFIC CONTRACTS AND LEASES
     -----------------------------

     The Debtors are not aware of any Executory Contracts or Unexpired Leases which have been rejected by operation of law or by order of the Bankruptcy Court except: (1) in the ERLY case, the Bankruptcy Court entered an order rejecting the Marzec MOU and the lease of its former headquarters in Los Angeles, CA, and
(2) in the WEI case, the Debtor did not act to assume or reject any non-residential real estate lease and all such leases as to which the Debtor was a party as lessee have been rejected as a matter of law under (S)365(d), Bankruptcy Code.

     ERLY is a party to a written tax sharing agreement with ARI. ERLY has neither accepted or rejected the tax sharing agreement prior to Confirmation. ERLY is informed that ARI may reject the tax sharing agreement, and if ARI rejects, ERLY and the LP may be entitled to damages for ARI's rejection. This Claim will be assigned to the LP.

     As of the WEI Petition Date, WEI leased from Union Pacific Railroad a parcel of property in Imperial, CA under a term of years and another parcel in Phoenix, AZ under a quarter to quarter tenancy. The Imperial, CA property was unoccupied for some time prior to the WEI Petition Date. WEI subleased the Phoenix location to two different entities, Fire-Trol Holdings, LLC and Alameda Chemical & Scientific Co. Neither of the subleases have been assumed or rejected prior to Confirmation, but WEI


                         Disclosure Statement, Page 31
has continued to pay the quarterly sub-lease payments to Union Pacific Railroad for the Phoenix, AZ property. The sub-leases of the Arizona property to Fire-Trol and Alameda Chemical are dealt with in Schedule 1 of the Plan.

     In addition, WEI is a party to an Executory Contract between the Debtor and Fire-Trol Holdings, LLC called the Terminal Services Contract. Under the terms of this Contract, WEI provides certain equipment and services to Fire-Trol Holdings, LLC at the Phoenix location. This agreement was not assumed or rejected prior to Confirmation and is dealt with in Schedule 1 of the Plan.

     The Proponents are unaware of any other executory contracts.

     All executory contracts which are assumed are dealt with in Schedule 1 of the Plan.


                          IX. ALTERNATIVES TO THE PLAN
                              ------------------------

     This is a chapter 11 Plan of Reorganization which provides that all of the assets of ERLY and WEI (except NOL's, NOL Carryforwards and stock of WEI and those assets necessary to carry on the contractual obligations under the sublease and Terminal Service Agreement with Fire-Trol) will be paid to a limited partnership for the benefit of the creditors and that ERLY will continue in future business. The Debtors and the Committee have agreed that the Debtors should not attempt to reorganize their existing businesses, except for the continued operations involving the sublease and Terminal Service Agreement in connection with the WEI Phoenix Operations since the businesses have been almost completely liquidated during the course of the two Proceedings. Given that the Debtors expect little or no recovery on ERLY's interests in ARI, and the liquidation of the operating entities owned by WEI has been concluded, ERLY can no longer function as only a holding company.

     The only alternative to the Plan would appear to be (i) conversion of the two cases to cases under chapter 7 or (ii) utilization of the funds in the Estates to acquire or enter into a new line of business. The Committee has reviewed proposals submitted by the Debtors regarding potential new lines of business and has declined to vote in favor of any of the new ventures proposed. The Proponents further believe that the proposed Plan preserves the significant expertise and knowledge of the Debtors' affairs garnered by the professionals retained to date, thus avoiding additional administrative overhead that would be incurred if the cases were converted, a trustee appointed for each, and the appointment of new professionals to investigate and prosecute causes of actions of the Debtors. The Proponents further believe that the LP structure provides unsecured creditors with control over the collection and disposition of assets and prosecution of lawsuits that would otherwise be unavailable to unsecured creditors if a chapter 7 trustee were to be appointed.

     While a chapter 7 trustee might not allow the Reorganized Debtor to retain the NOLs, if any, and thus generate some potential value for the Allowed Interestholders in ERLY, the Proponents do not believe that the assets which the Reorganized Debtor and its Interestholders will receive is of any significance in a chapter 11 case.

     The only other alternative to the Plan would be the dismissal of the Proceedings. Dismissal would lead to a race to the court house to see who could first seize the Debtors' assets. The Proponents believe that dismissal is not an acceptable alternative.


           X.  FUTURE BUSINESS OPERATIONS OF THE REORGANIZED DEBTOR


                         Disclosure Statement, Page 32

     The Reorganized Debtor intends to conduct future business operations by entering into the financial services industry in the specialized market as an Alternative Financial Services Provider ["AFSP"] to provide one-stop convenience financial centers, utilizing attractive stores centrally located to market financial services to blue collar workers and their families. These stores are commonly referred to by consumers as "Check Cashing Stores".

     Nanette Kelley, the current ERLY President, has committed to invest at least $500,000 in the future business operations of the Reorganized Debtor, conditioned upon the Reorganized Debtor's ability to raise sufficient new equity capital and loans after the Confirmation Date to enable the Reorganized Debtor to conduct this business. The Reorganized Debtor intends to fully comply with all applicable federal and state securities and other laws in connection with raising the necessary funds. The Reorganized Debtor will begin to seek to purchase existing "check cashing stores" immediately following the Effective Date.

     Financial products to be marketed at the Reorganized Debtor's Convenience ASFP stores may include check cashing; money orders; money wires; payday loans; lottery ticket sales; tax preparation; fax, copies and notary services; utility and other bill payments; and prepaid telephone cards.

     Income is generated through a fee charged per transaction, as well as a new customer fee for particular services. The fees per transaction are highest on payday loans, lowest on money orders.

                        The Industry and the Opportunity

                                    OVERVIEW
                                    --------

     The United States has dramatically changed since 1900 or 1950 - or even 1970. As the U.S. has changed, the financial institutions have changed, too, While banks have begun to focus on selling insurance and investments, the check cashing industry has grown and thrived by serving certain customers for which banks have chosen to omit from their marketing programs. As a result, the Alternative Financial Service Provider industry has thrived, grown and prospered in this continually changing world because it delivers services that are clearly needed, but not otherwise provided in many communities throughout America.

     Major retailers and even nearby banks frequently refer those individuals they can't or choose not to accommodate to one of AFSP's.

     A simple yet sophisticated, but user-friendly approach is reflected in operating systems as well. Yet, the business can be a low overhead, easy-to-operate business with as few as two employees per store. And the inventory - cash - isn't likely to go out of style.

     Check cashing by an AFSP fills a growing niche in the economic sector. As banks nationwide continue to merge and phase out their basic services, the check cashing industry is increasingly being viewed as a desirable alternative. With the credit crunch forcing banking institutions to raise fees, and with workers increasingly living from paycheck to paycheck, it is a growing industry. A attractively appointed and furnished a store lends an additional appeal to suburban community, middle-income consumers, whose time is valuable. As a money center, this concept goes beyond mere check cashing in serving all its customer's cash needs.


                         Disclosure Statement, Page 33

                                  The Industry

     The one-stop convenience financial center business has recently become a significant financial service in the United States. Over 30 million people transact business within the industry each year, and each year the number is growing. Almost 200 million checks were cashed in this industry in 1996. Those checks had over $60 billion dollars of face value, or an average of $300 per check.

     Between the check cashing and other services offered, it is estimated that over $800 million in fees were generated.

     Products offered in the industry at a store may include: Check Cashing, Money Orders, Money Wires, Payday Loans, Lottery Ticket Sales, Tax Preparation, Fax, Copies and Notary, Utility (and other) bill payments and Prepaid Phone Cards.

     Income is generated through a fee charged per transaction, as well as a new customer fee. The fees per transaction are highest on payday loans, lowest on money orders.

                                  The Customer

     Many of the anticipated customers have no existing banking relationship. They're part of a pattern that is reflected by recent estimates that as many as 27-30% of this country's population have no formal banking relationship. And the number continues to rise. Additionally, a growing percentage of the check cashing customers do have bank accounts and are check cashing "regulars". The reason is because this business is designed to deliver valued services that many banks cannot or will not provide. The payday advance loans, for example, are the type of revolutionary new service drawing an enthusiastic response from customers.

     An alternative financial services provider provides both of these segments the additional services of money orders, fund wire transfers, payday advance loans, as well as such convenient business support services as notary public, mailbox rentals, copying and faxing. The outlets may also sell prepaid phone cards, lottery tickets and offer seasonal tax preparation.


                          Location, Location, Location

     Just as in real estate, the site selection is critical to the success of the operation. A typical storefront is freestanding or in-line, end cap or pad space in open-air centers of at least 1,000 square feet, featuring a traffic count of 20,000 cars in a 24 hour period. Demographics entail a population of 15,000 within 1 mile, 30,000 within 3 miles. Ideally, approximately 40% of the immediate surrounding population should be apartment or home renters. The median family income should be $50,000 or less. The site should be frequented by blue collar workers, as opposed to welfare or food stamps recipients.

     One interesting possible opportunity with one franchiser is to enter discount stores, such as by way of illustration or example, stores comparable to Wal-Mart Superstores. Further investigation will need to be done about traffic count as well as the financial integrity of the particular target location and company before a decision point is reached.



                         Disclosure Statement, Page 34

     The Reorganized Debtor intends to totally avoid facilities in pawn shops and tiny, dingy storefronts with iron bars on the windows. This is not the Reorganized Debtor's idea of how the business should work and we will pursue a franchise opportunity with one or more high quality franchisers to provide services in a tasteful, attractive, safe retail environment that has proven to be very appealing to customers across the socioeconomic spectrum, clearly sending the message that we value and respect our customers as human beings.
The Reorganized Debtor's management believes this kind of mutual respect is also good business.



                                 OPPORTUNITIES

     Management has found three viable franchisors within this industry and is prepared to negotiate with each to a logical conclusion within a short time frame.

     Plans call for sensitivity examinations to be concluded in the Southeastern United States for market entry.

     Management plans to attempt to raise sufficient capital to initially open as many as 40 stores in a 2-4 year period. Market studies will determine site selection. Initial thinking places many stores in the state of Mississippi, where the law was recently changed to allow payday loans. Mississippi also offers an opportunity because of the median income for the people living there. In addition, expenses are lower than the median.

     The Reorganized Debtor estimates that an average store will annually cash checks totally approximately $5,500,000. Systems from the franchiser will allow write-offs to be limited as well as gear decision-making for an average employee simplified to reduce error.

     The Reorganized Debtor believes there is also the opportunity to purchase existing operations, as opposed to de novo or start-up openings, Any likely candidates will be explored from a strategic point of view.

     In terms of an eventual exit, one of the franchisers being considered has acquired 131 stores in the past 3 years and paid an average of $352,063.49 per store. This same company projects an initial investment of $138,600 to open a store and profitability within 1 year. Bare- bone annual expenses are projected to be in the $80,000 range.

     Management projects the following income and expense for store(s) in operation after initial start-up costs:

                        PRO FORMA FINANCIAL INFORMATION
             Projected & Estimated Earnings---Check Cashing Stores
                [Not Including Franchise Fees & Start-up Costs]

                                    Average store       20 stores          40 stores          100 stores
                                  ---------------------------------------------------------------------------
Projected Estimated Revenues:
Check Fees                           $125,954.40      $2,519,088.00      $5,038,176.00      $12,595,440.00
Filing Fees                          $    697.00      $   13.940.00      $   27.880.00      $    69,700.00
Loan Fees                            $ 20,000.00      $  400.000.00      $  800,000.00      $ 2,000,000.00

                         Disclosure Statement, Page 35

Money Orders                         $  6,527.30      $  130,546.00      $  261,092.00      $   652,730.00
Money Transfer                       $  8,479.90      $  169,598.00      $  339,196.00      $   847,990.00
New Customer                         $  3,625.00      $   72,500.00      S  145,000.00      $   362,500.00
Tax Check Fees                       $ 19,058.00      $  381,160.00      $  762.320.00      $ 1,905,800.00
Other                                $ 10,963.00      $  219,260.00      $  438,520.00      $ 1,096,300.00

Projected Estimated Total            $195,304.60      $3,906,092.00      $7,812,184.00      $19,530,460.00
 Revenue

Projected Operating Expenses:

Accounting/administration            $  2,250.00      $   50,000.00      $   90,000.00      $   200,000.00
Armored & Security                   $  5,921.00      $  118,420.00      $  224,998.00      $   562,495.00
Cash Shorts                          $ 33,154.00      $   63,080.00      $  126,160.00      $   315,400.00
Corporate Overhead                   $ 10,244.63      $  290,539.00      $  409,785,00      $   606,513.00
Other                                $ 10,086.00      $  201,720.00      $  363,096.00      $   907,740.00
Other Occupancy                      $  6,525.00      $  130,500.00      $  234,900.00      $   587,250.00
Rent                                 $ 16,000.00      $  320,000.00      $  640,000.00      $ 1,600,000.00
Returns, Net of Collections          $  9,070.00      $  181,400.00      $  362,800.00      $   907,000.00
Royalty                              $  7,812.18      $  156,243.68      $  312,487.36      $   781,218.40
Salaries & Benefits                  $ 42,923.00      $  858,460.00      $1,545,228.00      $ 3,863,070.00
SEC Compliance                       $  1,875.00      $   50,100.00      $   75,000.00      $   150,000.00

            PROJECTED                $113,610.81      $2,420,362.68      $4,384,454.36      $10,480,686.40
            ---------
      ESTIMATED TOTAL
      ---------------
         EXPENSES
         --------

Projected Estimated EBITDA:          $ 81,693.79      $1,485,729.32      $3,427,729.64      $ 9,049,773.60
==========================           ===========      =============      =============      ==============


                           MANAGEMENT AND LEADERSHIP

     Each member of the Board of Directors of ERLY Industries either has experience in the financial industry directly, or has experience running multi-million dollar companies successfully, or both.

     Note: The Committee has had no input into the preparation of this Article X and makes no representations regarding any statements contained in Article X.


                               XI.  TAX EFFECTS
                                    -----------


     THE FOLLOWING DISCUSSION IS A SUMMARY OF SOME OF THE MAJOR FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN TO THE DEBTORS. SOME CONSEQUENCES OF THE PLAN ARE DIFFICULT TO EVALUATE BECAUSE OF THE LACK OF INFORMATION, LACK OF CONTROLLING LEGAL PRECEDENT AND THE POSSIBILITY OF CHANGES IN LAW. THE DEBTORS HAVE NOT APPLIED FOR RULINGS FROM THE IRS ON ANY OF THE TAX ASPECTS OF THE PLAN AND NO OPINIONS OF COUNSEL HAVE BEEN OBTAINED. EACH HOLDER OF A CLAIM OR INTEREST SHOULD CONSULT WITH SUCH HOLDER'S TAX ADVISOR REGARDING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE PLANS.

                         Disclosure Statement, Page 36

A.   TAX CONSEQUENCES TO ERLY


     1.   Background

     Currently, the Debtors, along with other subsidiaries of ERLY, constitute an affiliated group (the "ERLY Group") of which ERLY is the common parent for purposes of filing a consolidated federal income tax return. The existence of the ERLY Group means, in general, that the determination of taxable income for federal income tax purposes is made for the ERLY Group as a whole through the filling of consolidated tax returns, rather than on a company-by-company basis. The ERLY Group has a taxable year ending on March 31. The last consolidated tax return for the ERLY Group which was filed was for the fiscal year ending March 31, 1997.

     As part of the Plan, a Delaware limited partnership (the "LP") will be created and all the assets of Debtors except (a) NOL's, (b) NOL Carryovers and
(c) ERLY's stock in WEI and all other subsidiaries will be transferred to the L.P. ERLY will continue to exist and its Shareholders will continue to own their respective interests in ERLY. There will be no ownership change of ERLY Shareholders. As part of the Plan, ERLY will cease to own any interest in American Rice, Inc. ("ARI"); ARI and its subsidiaries (the "ARI Group") will cease to be members of the ERLY Group.

     2.    Alternative Minimum Tax

     For purposes of computing a taxpayer's regular federal income tax liability, all of the income recognized in a taxable year may be offset by available NOLs. However, for purposes of the alternative minimum tax ("AMT"), only 90% of a taxpayer's alternative minimum taxable income ("AMTI") may be offset by available NOLs. Therefore, any AMTI recognized by the ERLY Group will be taxable at a rate of at least 2% (10% of the 20% AMT tax rate).

     3.   Tax Attributes of the Debtors

     ERLY believes that its consolidated NOL carryover to FYE 3/31/2000 is substantial but is unable to quantify the amount of such carryover at this time. ERLY also believes that a substantial portion of such consolidated NOL carryover is properly attributable to the ARI Group, but is not able to quantify such portion at this time. ERLY is unable to estimate the portion, if any, of the ARI Group's share of the ERLY consolidated NOL carryover, which will remain with ERLY upon ARI's deconsolidation from the ERLY Group. ERLY is unable to estimate the amount of or predict, with any certainty whatsoever, the amount of NOL carryover, if any, which might survive or remain with ERLY following the consummation of the Plan.

     Subject to the limits discussed below in "Federal Income Tax Consequences of the Plan - Tax Consequences to the Debtors -Potential Limitations on Utilization of NOLs" and "Federal Income Tax Consequences of the Plans - Tax Consequences to the Debtors - Reduction of NOLs for Discharge of Indebtedness," NOLs and other tax attributes surviving after the Effective Date of the Plan may be available to offset the future taxable income of the ERLY Group. However, the use of any NOL or other tax attribute is dependent on the future taxable income of the ERLY Group. Moreover, NOLs and other tax attributes are subject to review and possible disallowance by the IRS on the audit of any year to which they are carried forward.

     4.   Potential Limitations on Utilizations of NOLs

                         Disclosure Statement, Page 37

   a.  "Ownership Change" under Tax Code Section 382. Section 382 of the Tax
        --------------------------------------------
Code provides in general that, following an "ownership change" with respect to the stock of a corporation, the corporation's ability to utilize its existing NOLs and other tax attributes is subject to limitations unless the so-called "Bankruptcy Exception" under Section 382 (1)(5) (discussed below) is available. The Plan contemplates no ownership change.
                      --

   5.  Reduction of NOLs for Discharge of Indebtedness

   Under the Tax Code, a debtor generally must include in gross income the amount of any indebtedness cancelled without consideration (such income being referred to as "C.O.D. income"). However, Section 108 of the Tax Code provides that, where indebtedness is discharged pursuant to a Chapter 11 reorganization plan, no C.O.D. income is recognized. Instead, the amount that otherwise would have been includable as C.O.D. income is applied to reduce, among other things, the corporation's NOLs and other tax attributes. Debtors anticipate that a substantial portion of ERLY's indebtedness will be discharged under the Plan with a corresponding substantial reduction in ERLY's NOL carryover.

   6.  Reduction of NOLs Due to ARI Group Deconsolidation

       As a general rule, a deconsolidating member of an affiliated group takes with it it's share of consolidated NOL carryovers attributed to that member. Although Debtors are unable to quantify the portion of the ERLY consolidated NOL carryover attributable to the ARI Group, Debtors believe such portion to be substantial. Accordingly, a significant portion of ERLY's consolidated NOL will go with the ARI Group upon the ARI Group's deconsolidation. ERLY is unable to compute its basis in ARI stock at this time. To the extent of any loss realized by ERLY on the disposition of ARI stock pursuant to the Plan, ERLY may make an election to attribute an amount of ARI Group NOL carryovers to ERLY equal to such realized loss.

   7.   Possible loss of NOL Carryover

   For the reasons described above it is possible that no NOL carryover will survive after consummation of the Plan.

B. Importance of Obtaining Professional Tax Assistance

       The foregoing is intended to be a summary of some of the more important federal income tax consequences of the Plan to Debtors. The federal, state and local tax consequences of the Plan is complex and, in some cases, uncertain. Each holder of a Claim or Interest is strongly urged to consult with such holder's tax advisor regarding the federal, state, local and foreign tax (if any) consequences of the Plan.


C.     NO REPRESENTATION AS TO TAX EFFECTS OF THE PLAN

       No representation is made with respect to the tax effects of the Plan upon any creditor or interest holder. Preservation of the NOL is not assured and attendant risks might ensue. The Debtors believe that NOL will be reduced by discharge of indebtedness under this Plan and that a large portion of the NOL may vanish as a result of events concerning ARI.

D.   TAX CONSEQUENCES TO HOLDERS OF ALLOWED CLASS 9, 10, 11 AND 12

                         Disclosure Statement, Page 38

CREDITORS

     Holders of Allowed Class 9, 10, 11 and 12 Claims who receive LP Units will be treated for federal income tax purposes as having received an amount equal to the fair market value of the LP Units in exchange for their Allowed Claim. To the extent that the portion of such fair market value which is allocable to principal (and not to interest) is less than the Claimant's adjusted tax basis in his Allowed Claim, such Claimant will recognize a loss for tax purposes at the time of such exchange. The Proponents may request that the Court establish the fair market value of the LP Units in connection with Confirmation.

E. ERLY is required to file a consolidated tax return for the ERLY Group and will seek appropriate reimbursement, as an administrative expense, from ARI for any such cost.


                         XII.   MATERIAL RISK FACTORS
                                ---------------------

     Unlike most Chapter 11 cases, there are not material risk factors for the holders of Allowed Claims (creditors) under this Plan. The unliquidated claims assigned to the LP by the Debtors and Creditors to be prosecuted by the LP may result in value, and the LP will have expended some administrative expense pursuing those claims. Otherwise, the assets will be liquidated and the proceeds distributed ratably in order of priority.

     Likewise, holders of Allowed Interests in ERLY face no risk factors since they will retain their stock interests, unless an objection to the treatment of Interestholders in ERLY is sustained. In that event, the Proponents may elect to modify the Plan to eliminate Interestholders and to provide for the issuance of new stock as provided herein. There is some possibility that the Reorganized Debtor will be able to use its NOLs to offset profits generated from a new business, provided that capital is subsequently raised or invested. However, the Debtors and the Committee make no representation regarding the nature,
likelihood or success of any such venture.   Mrs. Nanette Kelley has committed
to invest at least $500,000 in the Reorganized Debtor, conditioned_upon the Reorganized Debtor's ability to raise sufficient new equity capital and loans after the Confirmation Date to enable the Reorganized Debtor to conduct the business as an Alternative Financial Services Provider. The Reorganized Debtor intends to fully comply with all applicable federal and state securities and other laws in connection with raising the necessary funds. There is no assurance that the Reorganized Debtor will be able to raise any new equity capital and loans after the Confirmation Date.

     ERLY has been unable to file current documents with the Securities & Exchange Commission, including the annual form 10-K, because of the conduct of prior management and a lack of funds. ERLY must file appropriate documents or the SEC may take action adverse to the Reorganized Debtor.

             XIII.   ANTICIPATED FUTURE OF THE REORGANIZED DEBTOR
                     --------------------------------------------

     The Reorganized Debtor intends to continue providing services under the sublease and Terminal Service Agreement in connection with the WEI Phoenix Operations. Mrs. Kelley intends that the Reorganized Debtor will also enter into the future business as an Alternative Financial Services Provider; however, material risks exist as disclosed above. The Debtors, Mrs. Kelley and the Committee make no representation regarding the nature, likelihood or success of any such venture.


                            XIV.  OTHER INFORMATION
                                  -----------------

                         Disclosure Statement, Page 39

     The following financial information is on file at the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division, Corpus Christi, Texas:

     1.  Statement of Financial Affairs for a Debtor Engaged in Business.

     2.  Bankruptcy Schedules.

     3.  Monthly Reports of Operations of Debtors-in-Possession.


             XV.  ABILITY OF THE DEBTORS TO PERFORM UNDER THE PLAN
                  ------------------------------------------------

     The Debtors and Committee believe that Debtors and the LP will be able to perform under the Plan.


                 XVI.  CONFIRMATION AND CONSUMMATION PROCEDURE
                 ---------------------------------------------

     Under the Bankruptcy Code, the following steps must be taken to confirm the
Plan:

A.   SOLICITATION OF VOTES
     ---------------------

     The Creditors and any Interestholders whose Claims or Interest which are impaired may vote to accept or reject the Plan.

     Under the Bankruptcy Code, in order for the Plan to be deemed "accepted" by Creditors, at least sixty-six and two-thirds percent (66 2/3%) in amount of Allowed Claims timely voting and fifty-one percent (51%) in number of Allowed Claims timely voting in each Class must accept the Plan. At least sixty-six and two-thirds percent (66 2/3%) in amount of Allowed Interests timely voting must accept the Plan. A vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that a Creditor's or Interestholder's acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

B.   CONFIRMATION HEARING
     --------------------

     The Bankruptcy Code requires the Bankruptcy Court, after notice, to hold the Confirmation hearing.

     The Confirmation hearing in respect of the Plan has been scheduled for 10:00 o'clock a.m., July 28, 1999. The Confirmation hearing will be held the Bankruptcy Court, 615 Leopard, Corpus Christi, Texas. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice, except for an announcement of the adjourned date made at the Confirmation Hearing.

C.   OBJECTION TO CONFIRMATION
     -------------------------

     Any objection to Confirmation must be made in writing and specify in detail the name and address of the objector, all grounds for the objection and the amount of the Claim held by the objector. Any such objection must be filed with the Bankruptcy Clerk at 615 Leopard Street, Corpus Christi, TX 78476, and served upon the Debtors' and Committee's respective counsel and the SEC on or before 5:00 o'clock p.m., July 9, 1999:


LAW OFFICES OF                 HUGHES & LUCE, L.L.P.         JEFFERS & BANACK,

                         Disclosure Statement, Page 40

MATTHEW A. ROSENSTEIN                       William B. Finkelstein               INCORPORATED
Matthew A. Rosenstein                       Howard Marc Spector                  R. Glen Ayers
American Bank Plaza, Suite 420              1717 Main Street, Suite 2800         745 E. Mulberry
711 N. Carancahua                           Dallas, Texas 75201                  San Antonio, TX 78212
Corpus Christi, Texas 78475                 Phone 214-939-5941                   Phone 210-736-6600
Phone 512-883-5577                          Fax 214-939-5849                     Fax 210-736-6889
Fax 512-883-5590

Counsel for Debtor, ERLY Industries,        Counsel for the Official Statutory   Counsel for Debtor, Watch-
 Inc.                                       Creditors Committee of ERLY          Edge International, Inc.

Securities & Exchange Commission
Attn: Jolene M. Wise
Suite 1400
500 West Madison Street
Chicago, Ill 60661


    Objections to Confirmation of the Plan are governed by Bankruptcy Rules 9011 and 9014.

D.   CONFIRMATION
     ------------

At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all the requirements of (S) 1129, Bankruptcy Code are met. Among the requirements for confirmation of a Plan are that the Plan is: (a) accepted by all impaired classes of Claims and Interests, or if rejected by an impaired Class, that the Plan "does not discriminate unfairly" and is "fair and equitable" as to such class; (b) feasible; and (c) in the "best interests" of Creditors and Interestholders impaired under the Plan.


1.   Acceptance

     The impaired Classes of Creditors and Interests must accept the Plan in order for it to be confirmed without application of the "fair and equitable" test described below. Such classes will have accepted the Plan if the Plan has been accepted by Creditors and Interestholders in each class that hold, at least sixty-six and two-thirds percent (66 2/3%) in amount of Allowed Claims timely voting and fifty-one percent (51%) in number of Allowed Claims timely voting in each Class to accept or reject the Plan, and at least sixty-six and two-thirds percent (66 2/3%) in amount of Allowed Interests timely voting in each Class to accept or reject the Plan.


           ANY UNIMPAIRED CLASS IS DEEMED TO HAVE ACCEPTED THE PLAN.

2.   Fair and Equitable Test

     If each of the impaired Classes of Creditors and Interestholders do not accept the Plan, the Proponents nevertheless may seek Confirmation of the Plan. To obtain such Confirmation, it must be demonstrated to the Bankruptcy Court that the Plan "does not discriminate unfairly" and is "fair and equitable" as to such Class. A Plan does not discriminate unfairly if the legal rights of a dissenting Class are treated in a manner consistent with the treatment of other classes whose legal rights are intertwined with those of the dissenting Class.

     With respect to impaired classes of Secured Claims, (S) 1129(b)(2)(A), Bankruptcy Code provides that a Plan is "fair and equitable" if the Plan provides:

                          Disclosure Statment, Page 41

     (1) that the holders of such claims retain the liens securing such claims, whether the property subject to such liens is retained by the debtor or transferred to another entity, to the extent of the allowed amount of such claims; and

     (a) that each holder of a claim of such class receives on account of such claim deferred cash payments totaling at least the allowed amount of such claim, of a value, as of the effective date of the Plan, of at least the value of such holder's interest in the estate's interest in such property; or
                                                             --

     (b) for the sale, subject to section 363(k), Bankruptcy Code, of any property that is subject to the liens securing such claims, free and clear of such liens, with such liens to attach to proceeds of such sale, and the treatment of such liens on proceeds consistent with 1(a) & (b), above or 3, below; or

     (2) for the realization by such holders of the indubitable equivalent of such claims.

     With respect to an impaired class of unsecured claims, (S) 1129(b)(2)(B), Bankruptcy Code provides that a Plan is "fair and equitable" if:

     1. the Plan provides that each holder of a claim of such class receive or retain on account of such claim property of a value, as of the effective date of the Plan, equal to the allowed amount of such claim; or
                                                     --

     2. the holder of any claim or interest that is junior to the claims of such class will not receive or retain under the Plan on account of such junior claim or interest any property.

     With respect to impaired classes of interests, (S) 1129(b)(2)(C), Bankruptcy Code provides that a Plan is "fair and equitable" if it provides that
(a) each interestholder receives or retains on account of its interest, property of a value equal to the value of such interest, or (b) the holder of any interest that is junior to the interest of such class will not receive or retain any property under the Plan.


3.   Cramdown
     --------

     In the event that any of the Creditors in impaired Classes fail to accept the Plan by the requisite majorities, the Debtors and the Committee jointly reserve the right to invoke the "Cram-Down" Provisions of the Bankruptcy Code,
(S) 1129 (b)(2)(A) for Secured Creditors and (S) 1129(b)(2)(B), Bankruptcy Code for Unsecured Creditors, to confirm the Plan, notwithstanding the non-acceptance of any particular Class.

                XVII.  SAFE HARBOR STATEMENT UNDER THE PRIVATE
                ----------------------------------------------
                   SECURITIES LITIGATION REFORM ACT OF 1995
                   ----------------------------------------

ANY STATEMENTS SET FORTH ABOVE THAT ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS. POTENTIAL RISKS AND UNCERTAINTIES INCLUDE BUT ARE NOT LIMITED TO SUCH FACTORS AS THE PRIORITY AND TOTAL DOLLAR AMOUNT OF ALLOWED CLAIMS, THE ABILITY OF THE LP TO SUCCESSFULLY PURSUE THE dEBTORS' CAUSES OF ACTION, THE ABILITY OF THE REORGANIZED DEBTOR TO RAISE NEW EQUITY CAPITAL AND LOANS, THE RISKS

INHERENT IN CONDUCTING NEW BUSINESS OPERATIONS AND OTHER INFORMATION DETAILED FROM TIME TO TIME IN ERLY'S SECURITIES AND EXCHANGE COMMISSION FILINGS.

Dated as of June 1, 1999.


                                                  LAW OFFICES OF MATTHEW A.
ERLY INDUSTRIES, INC.                                    ROSENSTEIN
--------------------

                                            By: /s/ Matthew A. rosenstein
                                               -----------------------------
                                                Matthew A. Rosenstein
By: /s/ Nanette Kelley                          Texas Bar No. 17280000
   --------------------------                   S.D. Id No. 291
Nanette Kelley, Chairman &                      American Bank Plaza, Suite 420
President                                       711 N. Carancahua
                                                Corpus Christi, Texas 78475
                                                Phone 512-883-5577
                                                Fax 512-883-5590

                                            ATTORNEY FOR ERLY INDUSTRIES, INC.



WATCH-EDGE INTERNATIONAL, INC.              JEFFERS & BANACK, INCORPORATED


By: /s/ Nanette Kelley                      By: /s/ R. Glen Ayers
   --------------------------                  ------------------------------
    Nanette Kelley, Chairman &                  R. Glen Ayers
    President                                   State Bar No. 01467500
                                                745 E. Mulberry
                                                San Antonio, TX 78212
                                                210-736-6600 Phone
                                                210-736-6889 Fax

                                            ATTORNEYS FOR WATCH-EDGE
                                            INTERNATIONAL, INC.

ERLY INDUSTRIES, INC. STATUTORY
CREDITORS COMMITTEE                         HUGHES & LUCE, L.L.P


By: /s/ Michael Coal
   --------------------------
      Its Chairman                          By: /s/ William B. Finkelstein
                                               -----------------------------
                                                William B. Finkelstein
                                                State Bar No. 07016300
                                                S.D. Tex. No. 13910
                                                Howard Marc Spector
                                                State Bar No. 00785023
                                                S.D. Tex. No. 23274
                                                1717 Main Street, Suite 2800
                                                Dallas, Texas 75201
                                                214-939-5500 Phone
                                                214-939-6100 Fax
                                                ATTORNEYS FOR THE ERLY STATUTORY

                                         CREDITORS COMMITTEE


                            CERTIFICATE OF SERVICE
                            ----------------------

     The undersigned attorney hereby certifies that on the below date he did cause a true and correct copy of the foregoing pleading to be served by placing a copy in the U.S. Mail, postage prepaid, or by hand delivery, upon the following named parties or counsel at the addresses stated:

Date:  June 2, 1999.


United States Trustee         Securities & Exchange
Attn: Nancy Holley                 Commission
515 Rusk Avenue             Attn: Bankruptcy Division
Houston, Texas 77002       500 West Madison, Suite 1400
                             Chicago, Illinois 60661


                         /s/ Matthew A. Rosenstein
                            -----------------------
                             Matthew A. Rosenstein


                            Exhibit 2 to Joint Plan
                            =======

                        United States Bankruptcy Court
                          Southern District of Texas
                            Corpus Christi Division


In re      ERLY Industries, Inc.            Case No. 98-21515-C-11
           Debtor
                                            Chapter 11
           TAXPAYER IDENTIFICATION
           -----------------------
           NUMBER
           ------
           95-2312900



In re      Watch-Edge International, Inc.   Case No. 98-21895-C-11
           Debtor
                                            Chapter 11
           TAXPAYER IDENTIFICATION
           ------------------------------
           NUMBER
           ------
           86-0413425


                    DEBTORS' AND ERLY CREDITORS' COMMITTEE
                   JOINT PLAN OF REORGANIZATION AS MODIFIED
                   ----------------------------------------

     ERLY Industries, Inc., Debtor and Debtor-in-Possession ["ERLY"] in Chapter 11 Case No. 98-21515-C-11; the Official Statutory Unsecured Creditors' Committee of ERLY [the "Committee"]; and Watch-Edge International, Inc., Debtor and Debtor-in-Possession in Chapter 11 Case No. 98-21895-C-11 ["WEI"] together propose this Joint Plan of Reorganization [the "Plan"] pursuant to (S) 1121, Bankruptcy Code.

                               Table of Contents


ARTICLE I.................................................................................................... 53

 DEFINITIONS................................................................................................. 53

ARTICLE II................................................................................................... 65

 CLASSIFICATION OF CLAIMS.................................................................................... 65
   Class 1 --- (S) 507(a)(1) Administrative Claims........................................................... 65
   Class 2 --- (S) 507(a)(3) Wage Claims..................................................................... 65
   Class 3 --- (S) 507(a)(4) Employee Benefit Claims......................................................... 65
   Class 4 --- Other (S) 507(a) Priority Claims Not Separately Classified.................................... 66
   Class 5 --- (S) 507(a)(8) Certain Unsecured Claims of Governmental Units.................................. 66
   Class 6 --- Allowed Secured Claims of Creditors Holding a Lien on ERLY's Series B Preferred Stock in

                            Exhibit 2 to Joint Plan
                            ========


   American Rice, Inc. and all other Allowed Secured Claims, save and except those Claims of U.S. Trust
    Company of Texas, N.A., as Trustee and Collateral Agent under that certain $100,000,000 Indenture
    (13% Mortgage Notes due 2002 With Contingent Interest) by and among American Rice, Inc. and U.S.
    Trust Company of Texas, N.A. as Trustee and that certain ERLY Pledge Agreement as of August 24,
    1995..................................................................................................... 66
   Class 7 --- Allowed Secured Claim of U.S. Trust Company of Texas, N.A., as Trustee and Collateral
    Agent under that certain $100,000,000 Indenture (13% Mortgage Notes due 2002 With Contingent
    Interest) by and among American Rice, Inc. and U.S. Trust Company of Texas, N.A. as Trustee and
    that certain ERLY Pledge Agreement as of August 24, 1995................................................. 66
   Class 8 --- Allowed Secured Claim of Landlords............................................................ 67
   Class 9 --- All Allowed General Unsecured Claims of ERLY.................................................. 67
   Class 10 --- All Allowed Unsecured Claims of Debenture Holders under that certain $8,880,000
    Indenture dated as of February 1, 1993 between ERLY Industries, Inc. and Trust Company of Texas,
    Trustee and Debt Securities Laws Claims.................................................................. 67
   Class 11 --- All Allowed General Unsecured Claims of Creditors of Watch-Edge International, Inc........... 67
   Class 12 --- All Subordinated Claims and Penalty Claims................................................... 67
   Class 13 --- Holders of ERLY Interests and Allowed Equity Securities Laws Claims.......................... 67
   Class 14 --- Holders of WEI Interests..................................................................... 68

ARTICLE III.................................................................................................. 68

 IMPAIRMENT OF CLAIMS & INTERESTS, FAIR AND EQUITABLE........................................................ 68
   Impaired Classes.......................................................................................... 68
   Unimpaired Classes........................................................................................ 68
   Impairment Controversies.................................................................................. 68
   Reservation of Right to Modify Plan....................................................................... 68

ARTICLE IV................................................................................................... 68

 PROVISIONS FOR SATISFACTION OF CLAIMS....................................................................... 68
   Overview.................................................................................................. 68
   Class 1 --- (S) 507(a)(1) Allowed Administrative Expense Claims........................................... 69
   Class 2 --- (S) 507(a)(3) Allowed Unsecured Wage Claims................................................... 69
   Class 3 --- ((S) 507(a)(4) Employee Benefit Claims) & Class 4 (Other (S) 507(a) Priority Claims Not
    Separately Classified)................................................................................... 69
   Class 5 --- (S) 507(a)(8) Certain Unsecured Claims of Governmental Units.................................. 70
   Class 6 --- Allowed Secured Claims of Creditors Holding a Lien on ERLY's Series B Preferred Stock in
    American Rice, Inc. and All Other Allowed Secured Claims, save and except those Claims of U.S. Trust
    Company of Texas, N.A., as Trustee and Collateral Agent under that certain $100,000,000 Indenture
    (13% Mortgage Notes due 2002 With Contingent Interest) by and among American Rice, Inc. and U.S.
    Trust Company of Texas, N.A. as Trustee and that certain ERLY Pledge Agreement as of August 24,
    1995..................................................................................................... 70
   Class 7 --- Allowed Secured Claim of U.S. Trust Company of Texas, N.A., as Trustee and Collateral
    Agent under that certain $100,000,000 Indenture (13% Mortgage Notes due 2002 With Contingent
    Interest) by and among American Rice, Inc. and U.S. Trust Company of Texas, N.A. as Trustee and
    that certain ERLY Pledge Agreement as of August 24, 1995................................................. 70
   Class 8 --- Allowed Secured Claim of Landlords............................................................ 71
   Class 9 --- All Allowed General Unsecured Claims of Creditors of ERLY; Class 10 --- All Allowed
    Unsecured Claims of Debenture Holders under that certain $8,880,000 Indenture dated as of February
    1, 1993 between ERLY Industries, Inc. and Trust Company of Texas, Trustee and Debt Securities
    Laws Claims; and Class 11 --- All Allowed General Unsecured Claims of Creditors of WEI................... 71
   Class 12 --- All Subordinated Claims and Penalty Claims................................................... 72
   Class 13 --- Holders of Interests of ERLY................................................................. 72
   Class 14 --- Holders of Interests of WEI.................................................................. 72

                            Exhibit 2 to Joint Plan
                            ========

ARTICLE V.................................................................................................... 72

 VOTING AND CRAMDOWN......................................................................................... 72
   Classes Entitled to Vote.................................................................................. 72
   Class Acceptance Requirement.............................................................................. 72
   Cramdown.................................................................................................. 72

ARTICLE VI................................................................................................... 73

 TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES....................................................... 73
   Applicability of Bar Date to Pre-Confirmation Rejection Claims............................................ 73
   ERLY Executory Contracts.................................................................................. 73
   WEI Executory Contracts................................................................................... 73
   Procedures for Amendment of Schedule 1.................................................................... 73
   Damages Upon Rejection.................................................................................... 73

ARTICLE VII.................................................................................................. 74

 MEANS FOR EXECUTION OF THIS PLAN............................................................................ 74
   Post-Confirmation Acts and Actions of Reorganized Debtor.................................................. 74
   Surviving Legal Entity.................................................................................... 74
   The Reorganized Debtor's Business Plan for the Future..................................................... 75
   Reorganized Debtor's Directors and Management............................................................. 75
   LP........................................................................................................ 75
   Debtors' Claims Agent..................................................................................... 78
   Sale of Certain Collateral................................................................................ 78
   Transfer of Certain Property.............................................................................. 79
   Closing68
   Disputed Claims........................................................................................... 79
   Estimated Claims.......................................................................................... 80
   Unclaimed Property........................................................................................ 81
   Exoneration and Reliance.................................................................................. 81
   Form of Payments.......................................................................................... 81
   Manager Exculpation....................................................................................... 81
   Further Authorizations.................................................................................... 82
   Assignment of Causes of Action by Creditors............................................................... 82
   Corporate Action.......................................................................................... 83
   Effectiveness of Securities, Instruments and Agreement.................................................... 83
   Distributions to Unsecured Creditors Pursuant to the Plan................................................. 83
   Distributions to Allowed Class 10 Claims.................................................................. 84

ARTICLE VIII................................................................................................. 86

 EFFECT OF CONFIRMATION...................................................................................... 86
   Binding Effect............................................................................................ 86
   Vesting of Property....................................................................................... 86
   Debtors' Property Subsequent to Confirmation.............................................................. 86
   Discharge and Release of Claims........................................................................... 86
   No Liability for Tax Claims............................................................................... 86
   Injunction................................................................................................ 87
   Term of Injunctions or Continuation of Automatic Stay..................................................... 87
   Cancellation of Indenture................................................................................. 87
   Discharge of Indenture Trustee............................................................................ 87

                            Exhibit 2 to Joint Plan
                            ========

ARTICLE IX................................................................................................... 88

 RETENTION OF JURISDICTION................................................................................... 88
   Jurisdiction.............................................................................................. 88
   General Retention......................................................................................... 88
   Specific Purposes......................................................................................... 88
   Failure of the Bankruptcy Court to Exercise Jurisdiction.................................................. 90

ARTICLE X.................................................................................................... 91

 CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVENESS...................................................... 91
   Conditions to Confirmation................................................................................ 91
   Confirmation Order........................................................................................ 91
   U.S. Trustee's Fees....................................................................................... 91

ARTICLE XI................................................................................................... 91

 MISCELLANEOUS PROVISIONS.................................................................................... 91
   Revocation of Plan........................................................................................ 91
   Headings.................................................................................................. 91
   Due Authorization by Claimants............................................................................ 91
   Payment or Distribution Dates............................................................................. 91
   Modification of Payment Terms............................................................................. 92
   Entire Agreement.......................................................................................... 92
   Administrative Claims Bar Date............................................................................ 92
   Preservation of Insurance Claims.......................................................................... 92
   Preservation of Claims and Causes of Action............................................................... 92
   Confirmation Order........................................................................................ 92
   Dissolution of the Official Committee..................................................................... 92
   Discharge of Professionals................................................................................ 93
   Fees and Expenses of Professionals of the Debtors Incurred Subsequent to Confirmation Date................ 93
   Governing Law............................................................................................. 93
   Incorporation by Reference................................................................................ 93
   Severability.............................................................................................. 93
   Time...................................................................................................... 93
   No Penalty or Interest.................................................................................... 94
   No Attorneys' Fees........................................................................................ 94
   Promissory Notes.......................................................................................... 94
   Addresses for Distributions to Claimants Holding Allowed Claims........................................... 94
   Consent to Jurisdiction................................................................................... 94
   Prosecution of Objections................................................................................. 94
   Claims Objection Deadline................................................................................. 95
   Time Bar to Cash Payments................................................................................. 95
   Setoffs................................................................................................... 95
   Successors and Assigns.................................................................................... 95
   Allocation of Consideration Between Interest and Principal................................................ 95

ARTICLE XII.................................................................................................. 95

 MODIFICATION OF PLAN........................................................................................ 95

ARTICLE XIII................................................................................................. 96

 NOTICES..................................................................................................... 96

                            Exhibit 2 to Joint Plan
                            ========

                                   ARTICLE I
                                   ---------

                                  DEFINITIONS
                                  -----------

     The following terms shall have the respective meanings for purposes of this
Plan:

     "Administrative Claim" means any Claim for the payment of any administrative cost or expenses of a kind specified in (S) 503(b), Bankruptcy Code that is entitled to priority in payment under (S) 507(a)(1), Bankruptcy Code.

     "Affiliate" means, with respect to the Debtors, any person who meets the definition provided in (S)101(2), Bankruptcy Code; provided, however, that where the context so requires, the term "debtor", when used in (S)101(2), Bankruptcy Code, may mean an entity to which the defined term "Affiliate" refers. "Affiliate" shall also mean and include an "affiliate" as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. A person or entity "affiliated" with a specified person or entity means a person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the person or entity specified. For purpose of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of securities, by contract or otherwise.

     "Allowed Amount" means the dollar amount of any Allowed Claim.

     "Allowed Claim" shall mean a Claim against a Debtor that is: (1) allowed and ordered paid by a Final Order; (2) scheduled as liquidated, undisputed and non-contingent by the Debtors in their respective Schedules filed with the Bankruptcy Court, as they may be from time to time amended or supplemented; (3) a Claim for payment for compensation as provided for under (S) 507 (a), Bankruptcy Code, which is allowed and ordered paid by the Bankruptcy Court; (4) a Claim for an expense of administration for which a Claimant asserts and is determined by Final Order of the Bankruptcy Court to be entitled to priority pursuant to (S) 503, Bankruptcy Code; (5) entitled to priority pursuant to (S) 507, Bankruptcy Code and is allowed and ordered paid by a Final Order; or (6) timely filed by the Bar Date applicable to such claim with the Clerk of the Bankruptcy Court and no objection has been made within 180 days after the Effective Date to the allowance thereof. An Allowed Claim may refer to a Secured Claim, Unsecured Claim or (S) 503 or (S) 507, Bankruptcy Code Claim as the context provides. Unless otherwise specified in this Plan, an Allowed Claim shall not include any amount for punitive damages or penalties or any amount of interest which may have accrued from and after the Petition Date on any such Claim. Nothing contained herein shall in any way limit the right of the Debtors to request the Bankruptcy Court to designate, pursuant to (S) 1126(e), Bankruptcy Code, any Claimant as an entity whose acceptance or rejection of this Plan was not in good faith or was not solicited or procured in good faith or in accordance with the provisions of chapter 11 of the Bankruptcy Code.

                            Exhibit 2 to Joint Plan
                            ========

     "Allowed Secured Claim" shall mean the amount of any Secured Claim which is allowed by the Court pursuant to (S) 506(a), Bankruptcy Code.

     "Allowed Unsecured Claim" shall mean the amount of any Unsecured Claim which is allowed by the Court against the Debtors incurred prior to the Petition Date (or deemed by law to have been incurred prior to the Petition Date) for which the Claimant has not asserted or is determined by a Final Order not hold a valid, perfected and enforceable Lien, Security Interest or other interest in or encumbrance against the property of the Debtors or right to setoff to secure the payment of such Claim.

     "Assigned Third Party Actions" shall mean any and all claims, defenses, rights, or causes of action other than those reduced to judgment prior to the ERLY Petition Date of (i) the Indenture Trustee, (ii) any holder of an Allowed Class 9 Claim, (iii) any holder of an Allowed Class 10 Claim, (iv) any holder of an Allowed Class 11 Claim, or (v) any holder of an Allowed Class 12 Claim, of whatever kind or nature, whether arising under state or federal laws, whether legal, equitable or sui generis, which are related directly or indirectly to their status as holders of claims against a Debtor, and which accrued or arose on or prior to the Effective Date. Without limiting the foregoing, Assigned Third Party Actions shall specifically include claims against the Debtors' officers or directors arising from errors, misstatements, misleading statements, acts, omissions, neglect or breaches of duty relating to: (i) approval that certain Compromise and Settlement by and between ERLY, the Tenzer Company, Anthony Frank, Gerald Murphy, Douglas Murphy, and others; (ii) violations of obligations and duties owed to ERLY and to its Creditors, at a time when ERLY was insolvent; (iii) participation in a process to aid and abet a scheme to divert value from the insolvent estate of ERLY for the direct benefit of insiders of ERLY; (iv) negligent mismanagement; and (v) waste of corporate assets; (vi) conduct asserted in that certain shareholder derivative lawsuit styled KENNETH BLAU, MICHAEL PORTNOY, WENDELL STRAHAN, AND DEAN HARVEY, individually, and on behalf of a class of others similarly situated, Plaintiffs, vs. DOUGLAS MURPHY, WILLIAM J. MCFARLAND, WILLIAM H. BURGESS, THOMAS A. WHITLOCK, and DELOITTE & TOUCHE LLP, Defendants, filed in the United States District Court for the Southern District of Texas, Houston Division, under Civil Action No. H 99-0535; (vii) material misrepresentations concerning litigation against the Company by Sandburg Financial and Michael Coal; (viii) material misrepresentations concerning the effect of the cessation of the agreement with RMTI; (ix) conduct which violated any federal or state securities laws which give rise to claim or causes of action of the holders of securities issued pursuant to the Indenture (defined herein); (x) material misrepresentations concerning the amount of the judgment in the Tenzer suit; (xi) failure to disclose related party transactions with Douglas and Gerald Murphy (the "Murphys"); (xii) misstatements, omissions, and misleading statements, including negligent misrepresentations, about the financial status and condition of the Debtors and the Murphys' undisclosed scheme to profit themselves at the expense of the Debtors; (xiii) other violations of the Securities Exchange Act of 1934;
(xiv) conduct asserted in that certain lawsuit styled CHRISTOPHER J. CORRIGAN, et al., v. GERALD D. MURPHY, DOUGLAS A. MURPHY, WILLIAM H. BURGESS, RICHARD N. MCCOMBS, AND DOES 1 TO 100 INCLUSIVE, Defendants, and ERLY INDUSTRIES, INC., et al., Nominal Defendants, filed in the Superior Court of the State of California for the County of Los Angeles; (xv) allowing the Company to breach its agreement

                            Exhibit 2 to Joint Plan
                            ========
with HFI when same would trigger large contingent liabilities against the Company; (xvi) failing to establish a reserve fund to cover the Debtors' contingent liabilities regarding the HFI/Barrington transaction when there was an opportunity to do so; (xvii) self-dealing involving personal loan repayments to the Creditors' detriment; (xviii) failing to respond to reasonable settlement demands regarding the Sandburg Financial lawsuit; (xix) usurpation of corporate opportunities, including personal purchases of corporate assets at largely deflated prices; (xx) authorizing settlement of the Tenzer lawsuit under terms which personally benefited Directors and/or Officers to the detriment of the Creditors; (xxi) directing the Debtors to engage in meritless litigation designed to protect personal assets and fortunes of Directors and/or Officers to the detriment of the Creditors; (xxii) negligence in regard to all of the above; (xxiii) misleading statements and omissions, fraud, and deceit regarding all of the above; (xxiv) suppression and concealment regarding all of the above; (xxv) misleading statements and omissions, fraud, deceit, and misrepresentations regarding the financial position of the Debtors; (xxvi) misleading statements and omissions, fraud, deceit, and misrepresentations regarding the interlocking relationships between the companies owned and/or managed by Directors and/or Officers; (xxvii) conduct which resulted in the rendition of a final judgment against ERLY in favor of the Tenzer Group in the amount of $6,500,882.16, plus interests and costs associated therewith; (xxviii) conduct which resulted in that certain Proof of Claim being filed by Sandburg Financial, Inc., and Michael Coal, in the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division, in Case No. 98-21515-C-11; (xxix) conduct which resulted in the final judgment made the basis thereof in the amount of $9,118,626.00 plus interests and costs associated therewith; and conduct alleged in Defendants' cross-claim in Adversary No. 99-2029, regarding inducements by promises, misstatements, omissions, misleading statements, and misrepresentations to delay and stay enforcement of such final judgment, without providing a supersedeas bond or undertaking, and to sign certain agreements and warranties, all to the damage of Creditors; (xxx) the insider trading acts and conduct more fully asserted in the shareholder derivative lawsuits referenced above; (xxxi) usurpation of opportunities of the Debtors, waste of corporate assets, diversion of assets from the Debtors, conspiracy to divert assets from the Company, unjust enrichment through diversion of the Debtors' assets, insider transactions to the detriment of Creditors, and breaches of fiduciary duties owed to Creditors, during the time the Debtors was insolvent or rendered insolvent by such breaches; and (xxxii) misstatements, omissions, and misleading statements to Creditors regarding the conduct as described above.

     "Assigned Third Party Recoveries" shall mean any cash recoveries or non-cash recoveries against third parties and any and all proceeds or other relief arising from or on account of : (a) any award, judgment, relief, or other determination rendered or made as to any Assigned Third Party Action or (b) any compromise or settlement of any Assigned Third Party Action.

     "Ballot" shall mean the Ballot to be used by creditors to cast their votes to accept or reject the Plan.

     "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, title 11 of the United States Code, 11 U.S.C. (S) 101 et seq., as it has been and may be amended from time to time.

                            Exhibit 2 to Joint Plan
                            ========

     "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division.

     "Bankruptcy Rules" shall mean the Federal Rules of Bankruptcy Procedure as prescribed by the United States Supreme Court pursuant to 28 U.S.C. (S) 2075, as amended from time to time; and the Local Rules and General Orders of the Bankruptcy Court as applicable to chapter 11 reorganization cases, as amended from time to time.

     "Bar Date" is the deadline to be established by the Bankruptcy Court and its Clerk as the Bar Date with respect to each of the Debtors as is set out in this Plan or in the Disclosure Statement, and is the date after which any claims that are filed will be void and disallowed for purposes of distribution and voting on this Plan. Provided, however, that the Bar Date shall not operate to prevent a non-Insider Claimant from alleging a new theory of recovery on the amounts set forth in a Proof of Claim filed on or before the Bar Date applicable to such claim.

     "Business Day" means any day, other than a Saturday, Sunday or legal holiday, as that term is defined in Bankruptcy Rule 9006(a).

     "Cash" means lawful currency of the United States of America and its equivalents.

     "Chemonics Fire-Trol, Inc." means a subsidiary of WEI, formerly engaged in the production of fire retardent chemicals for use in fighting forest fires.

     "Chemonics Industries, Inc." means the former name of WEI.

     "Claim" shall have the meaning set forth in (S) 101(5), Bankruptcy Code.

     "Claimant" shall mean the holder of a Claim against one or more Debtors.

     "Closing" refers to a scheduled meeting of authorized representatives of the Debtors, and the Committee for the purpose of executing any documents required to be signed pursuant to the provisions of this Plan.

     "Closing Date" shall mean the date of the Closing, which shall be held within 60 days after the Confirmation Date, or on such other date as determined by the Court upon motion of the Manager or Debtors.

     "Confirmation Date" shall mean the date the Confirmation Order is entered.

     "Confirmation" or "Confirmation of the Plan" shall mean the entry by the Bankruptcy Clerk of the Confirmation Order.

     "Confirmation Hearing" means the hearing which will be held before the Bankruptcy Court in which Debtors and the Committee will seek Confirmation of this Plan, as it may be amended.

                            Exhibit 2 to Joint Plan
                            ========

     "Confirmation Order" means the Order of the Bankruptcy Court confirming this Plan pursuant to (S) 1129, Bankruptcy Code.

     "Consummation of the Plan" shall occur upon the filing with the Bankruptcy Court by the Manager of the "Notice of Consummation"; provided however that noting contained herein shall alter the provisions of (S) 1127(b), Bankruptcy Code.

     "Creditors" shall mean holders of Allowed Claims against one or more of the Debtors.

     "Debenture Holders" shall mean the holders of debenture securities issued
pursuant to that certain   $8,880,000 Indenture dated as of February 1, 1993
between ERLY and U.S. Trust Company of Texas,
                                N.A., Trustee.

     "Debt Securities Laws Claim" shall mean a Claim (1) arising from rescission of a purchase or sale of a debt security issued under the Indenture; (2) for damages arising from the purchase or sale (or offer for purchase or sale) of such a debt security; or (3) for reimbursement, indemnification or contribution allowed under (S) 502, Bankruptcy Code on account of a Claim for damages or rescission arising out of a purchase or sale of a debt security issued under the Indenture.

     "Debtor" means ERLY INDUSTRIES, INC., ERLY, Watch-Edge International, Inc., Watch-Edge or WEI, in the appropriate context as the case may be.

     "Debtors" shall mean collectively ERLY Industries, Inc. and/or Watch-Edge International, Inc., respective debtors-in-possession in the above-captioned Chapter 11 cases.

     "Debtors' Actions" means any and all claims, causes of action and enforceable rights of Debtors against third parties, or assertable by the Debtors on behalf of their Creditors, their Estates or themselves, whether brought in the Bankruptcy Court or any other forum:

     (a) for recovery or avoidance, as the case may be, of ---

          (1) obligations, transfers of property or interests in property, offsets, debt forgiveness, Cash, and other types or kinds of property or interests in property (or the value thereof), recoverable or avoidable pursuant to (S)(S) 544, 545, 547, 548, 549, 550 and 553,
          Bankruptcy Code or any applicable law;

          (2) damages, general or exemplary (or both) or other relief, relating to or based upon --

               (A) indebtedness owing to Debtors, (B) fraud, negligence, gross negligence, willful misconduct, or any other tort actions, (C) breaches of contract, (D) violations of federal or state securities laws, (E) violations of applicable corporate laws, (F) breaches of fiduciary or agency duties,

                            Exhibit 2 to Joint Plan
                            ========

               (G) causes of action based on disregard of the corporate form or piercing the corporate veil or other liability theories, or (H) any theory of recovery against a lending institution for any action causing harm to Debtors;

          (3) damages or other relief against any Entities based on such or Entities' fiduciary, employment or agency relationship with the Debtors, including but not limited to claims or malpractice and claims arising out of such Entities' actions or inactions in their capacity as an officer, director, advisor, professional, attorney, accountant, consultant or auditor to, of, or for the Debtors;

          (4) Insurance Rights; and/or

          (5) damages or other relief based upon any other claim of Debtors to the extent not specifically compromised or released pursuant to this Plan or an agreement referred to, or incorporated into, this Plan.

     "Debtors Action Recoveries" shall mean the any cash recoveries or non-cash recoveries against third parties and any and all proceeds or other relief arising from or on account of: (a) any award, judgment, relief, or other determination rendered or made as to any Debtors Action or (b) any compromise or settlement of any Debtors Action.

     "Debtors' Claims Agent" shall mean Mark Ian Agee, Texas State Bar No. 00931900, or his successor in interest as may be appointed by the Bankruptcy Court, who shall succeed to the rights and powers of the Debtors to (i) object to Claims; (ii) file a motion requesting that the Court estimate the amount of any Disputed Claim, or any portion or part of a Disputed Claim; (iii) determine any objection to a Claim through entry of a Final Order; or (iv) seek subordination of any Claims under (S)(S) 509 and 510, Bankruptcy Code or under other applicable laws.

     "Debtor-in-Possession" means a Debtor, as debtor-in-possession pursuant to
(S)(S)1106, 1107, and 1108, Bankruptcy Code.

     "Disclosure Statement" means the disclosure statement, including all exhibits, schedules, annexes and attachments, filed by the Debtors in connection with this Plan, as the same may be amended or supplemented.

     "Disputed Claim" means any Claim against Debtors: (a) that is listed in the Debtors' Schedules as disputed, contingent or unliquidated and for which a proof of claim has been timely filed on or before the Bar Date; (b) that exceeds the amount for such Claim listed in ERLY's and/or WEI's Schedules as undisputed, liquidated and not contingent; (c) that is not listed in Debtors' Schedules, but as to which a Proof of Claim has been filed with the Bankruptcy Court; or (d) as to which an objection has been filed; provided, however, the Bankruptcy Court may estimate a Disputed Claim for purposes of allowance, voting or feasibility pursuant to (S)502(c), Bankruptcy Code and the applicable Bankruptcy Rules. If there is a dispute as to the classification of a Claim, such Claim shall be considered a Disputed Claim in its entirety for purposes of this Plan.

                            Exhibit 2 to Joint Plan
                            ========

     "Disputed Claim Reserve" shall mean the reserve accounts established pursuant to this Plan for funding Disputed Claims if such Claims are ultimately allowed by Final Order and which are to be held pending resolution of Disputed Claims by the entry of a Final Order allowing or disallowing such Disputed Claim(s).

     "District Court" means the United States District Court for the Southern District of Texas, or the unit thereof having jurisdiction over the matter in dispute.

     "Distribution Date" means the date Creditors with Allowed Claims are to receive their limited partnership interests in the LP.

     "Effective Date" means the eleventh calendar day after Confirmation, unless the Confirmation Order is stayed in connection with an appeal, in which case the Effective Date shall mean the date one calendar day after the date on which an order is entered dissolving a stay of the Confirmation Order.

     "Environmental Laws" means (a) the Comprehensive Environmental Response Compensation ands Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. (S) 9601 et seq.; (b) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendment of 1984, 42 U.S.C. (S) 6901 et seq. (c) the Clean Air Act, 42 U.S.C.A.
(S) 7401 et seq. (d) the Clean Water Act of 1977, 33 U.S.C.A. (S) 1251 et seq.;
(e) the Toxic Substances Control Act, 15 U.S.C.A. (S) 2601 et seq.; (f) all other laws by any Governmental Units relating to air pollution, water pollution, noise control and/or the handling, discharge, existence, disposal or recovery of on-site or off-site hazardous, toxic or dangerous waste, substances or materials, as each of the foregoing may be amended from time to time; (g) the ordinances, rules, regulations, orders, notices of violation, requests, demands and requirements issued or promulgated by such Governmental Units in connection with such statutes and laws; and (h) the common law of any Governmental Unit.

     "Equity Securities Laws Claim" shall mean a Claim (1) arising from rescission of a purchase or sale of an Interest of the Debtors or an Affiliate of the Debtors; (2) for damages arising from the purchase or sale (or offer for purchase or sale) of such an Interest; or (3) for reimbursement, indemnification or contribution allowed under (S) 502, Bankruptcy Code on account of a Claim for damages or rescission arising out of a purchase or sale of an Interest of the Debtors or an Affiliate of the Debtors.

     "ERLY" means the Debtor, ERLY Industries, Inc.

     "Estate" means the estate created by (S) 541, Bankruptcy Code upon the commencement of each respective Debtor's case under chapter 11.

     "Estates" means the estates created by (S) 541, Bankruptcy Code upon the commencement of Debtors' cases under chapter 11.

                            Exhibit 2 to Joint Plan
                            ========

     "Estimated Amount" means the maximum amount at which the Bankruptcy Court or, where required by applicable law, the District Court, estimates any Claim (or Class of Claims) against Debtors which is contingent, unliquidated or disputed, including, for the purpose of: (a) distribution under (S) 502(c), Bankruptcy Code; (b) determining the feasibility of this Plan pursuant to (S) 1129(a)(11), Bankruptcy Code for purposes of its Confirmation; or (c) voting to accept or reject this Plan pursuant to Bankruptcy Rule 3018(a).

     "Estimation Order" means an Order of the Bankruptcy Court or, where required by applicable law, the District Court, that determines the Estimated Amount of any Claim (or Class of Claims), against Debtors for any of the purposes as provided in this Plan.

     "Executory Contract" means a contractual relationship existing pre-petition between a Debtor and one or more third-parties which is governed by the provisions of (S) 365, Bankruptcy Code.

     "Fee Claim" means a Claim by a Professional Person under (S)(S) 330 & 503, Bankruptcy Code for allowance of compensation and reimbursement of expenses in the Chapter 11 Proceedings.

     "FIA" means FIA Investments, LLC, an Arizona LLC formed by Spangler. FIA initially acquired a line of credit originally extended by NationsBank to WEI; subsequently, FIA extended Debtor-in-Possession financing to WEI during the WEI Proceeding; FIA, in conjunction with Spangler, Teele and Rizk, then purchased the assets of Old Chemonics in a Bankruptcy Court authorized proceeding. The Debtors hold claims against FIA.

     "Fire-Trol Holdings, LLC" means the purchaser of the assets of Chemonics FIre-Trol, Inc. in August 1998.

     "Filed" means filed with the Clerk of the Bankruptcy Court.

     "Final Allowance" means the time an Order of the Bankruptcy Court allowing a particular claim becomes a Final Order.

     "Final Order" means an Order or Judgment of a court, the implementation or operation or effect of which has not been stayed and as to which order or judgment (or any revision, modification or amendment thereof) the time to appeal or seek review or rehearing or writ of certiorari has expired and as to which no appeal or petition for review or hearing or certiorari has been taken or is pending; provided, however that, pursuant to this Plan, any order or judgment allowing, disallowing or estimating a Claim which is not a Final Order as of the Effective Date solely because of an Entity's right to move for reconsideration of such order or judgment pursuant to (S)(S) 502(e)(2) and/or 502(j), Bankruptcy Code and Bankruptcy Rule 3008 shall nevertheless become (and be deemed to be) a Final Order on the Effective Date.

     "General Unsecured Claim" means any Unsecured Claim against the Debtors not entitled to priority under (S) 507, Bankruptcy Code.

                            Exhibit 2 to Joint Plan
                            ========

     "Governmental Unit" shall have the meaning set forth in (S) 101(27), Bankruptcy Code.

     "Impaired" with respect to a class of Claims or Interests means shall have the meaning set forth in (S)1124, Bankruptcy Code. The consequences of being an impaired class shall determined by (S)1126, Bankruptcy Code.

     "Indenture" means that certain $8,880,000 Indenture dated as of February 1, 1993 between ERLY and
                  U.S. Trust Company of Texas, N.A., Trustee.

     "Indenture Trustee" means the Trustee acting pursuant to the Indenture, and any predecessor or successor trustee thereunder.

     "Insurance Policy" shall mean any instrument under which an Entity has engaged to indemnify, defend, reimburse or hold harmless a Debtor against a contingent loss including, but not limited to the costs of defending a suit or damages awarded in a suit against a Debtor.

     "Insurance Rights" shall mean the rights, powers and privileges of a Debtor under an Insurance Policy.

     "Interest" means any equity interest in the Debtor represented by an "equity security" as defined in (S) 101(16), Bankruptcy Code.

     "Interestholder" means the holder of an Interest in ERLY.

     "IRS" means the Internal Revenue Service of the United States.

     "Lien" shall have the meaning provided by (S) 101(37), Bankruptcy Code.

     "LP" shall mean the Delaware or Texas limited partnership established for the benefit of the Creditors to carry out the means for the execution of this Plan, and to be owned by Creditors holding Allowed Class 9, 10, 11, and 12 Claims.

     "LP Agreement" shall mean the agreement of limited partnership of the LP which shall be in the form attached hereto as "The Agreement of Limited Partnership of ERLY and WEI Creditors, L.P." (See Exhibit 2).

     "LP Committee" means the LP Committee appointed by the Bankruptcy Court pursuant to the LP Agreement for the LP to oversee the litigation of the causes of action and lawsuits assigned to the LP, the distributions to holders of LP Units and the amounts to be reserved by the LP in order to effectuate the LP's purpose.

     "LP Units" shall mean the Partnership A Units, Partnership B Units and Partnership C Units.

                            Exhibit 2 to Joint Plan
                            ========

     "Manager" shall mean the Manager designated in this Plan.

     "MOU" or "Marzec MOU" means that certain Memorandum of Understanding by and between Edwin Marzec and ERLY under the terms of which, ERLY purported to agree to convey the assets of Old Chemonics to Edwin Marzec.

     "New Chemonics" means Chemonics International of Delaware, Inc., a Delaware corporation formed by FIA, Spangler, Teele and Rizk to hold the assets of Old Chem Inter, Inc. New Chemonics remains an operating business but is now totally unaffiliated with either of the Debtors. WEI holds claims against New Chemonics.

     "NOL" means the "net operating loss" deduction allowed by Section 172 of the Internal Revenue Code of 1986, as amended.

     "NOL Carryover" means the net operating loss carryover provided in Section 172 of the Internal Revenue Code of 1986, as amended.

     "Old Chemonics" means Chemonics International, Inc. of California, a wholly owned subsidiary of "WEI". The assets of Old Chemonics were sold to FIA, Teele and Rizk; prior to dissolution, its name was formally changed to Old Chem-Inter, Inc. so that New Chemonics, as defined above, could register the name Chemonics International.

     "Order" means an order or judgment of the Bankruptcy Court, the District Court, U.S. Court of Appeals, the Supreme Court of the United States or other court of competent jurisdiction.

     "Partnership A Units", "Partnership B Units" and "Partnership C Units" shall have the meaning ascribed to such terms in the LP Agreement.

     "Penalty Claims" shall mean Claims for penalties or punitive damages, including but not limited to Claims for interest claimed to be due on debt which the Bankruptcy Court determines to be punitive in nature.

     "Petition Date" for ERLY means September 28, 1998; and for Watch-Edge, November 30, 1998; the respective dates on which the petition for relief under chapter 11 of the Bankruptcy Code was filed in the Bankruptcy Court.

     "Plan" means this Plan of Reorganization under Chapter 11 of the Bankruptcy Code, including all exhibits hereto, as it may be amended, modified and/or supplemented from time to time.

     "Pre-Closing Tax Claim" means any tax claims which become due or arise from income or events which accrue or occur prior to the Confirmation Date or are otherwise allocable to tax years ending before the Confirmation Date or to the period beginning on April 1, 1999 and ending on the Confirmation Date.

                            Exhibit 2 to Joint Plan
                            ========

     "Priority Non-Tax Claim" shall mean any Claim accorded priority in right of payment under (S)(S) 507(a) (1), (2), (3), (4), (5), (6), (7) or (9), Bankruptcy
Code.

     "Priority Tax Claim" shall mean a Claim of a Governmental Unit of the kind specified in (S) 507(a)(8), Bankruptcy Code.

     "Proceedings" means these chapter 11 cases for reorganization pending in the Bankruptcy Court.

     "Professional Person" shall mean a person retained or to be compensated pursuant to (S)(S) 327, 328, 330, 503(b) or 1103, Bankruptcy Code.

     "Proof of Claim" means a written claim filed with the Bankruptcy Court which complies in form and substance with the requirements of the Federal Rules of Bankruptcy Procedure and Official Form 10.

     "Proponents" shall mean ERLY, WEI and the Committee.

     "Pro Rata" means (i) with respect to Classes 9, 10 and 11 Claims, the proportion an Allowed Claim bears to the aggregate amount of all Allowed Claims in such classes including Disputed Claims in such classes so long as such Disputed Claims have not been disallowed by Final Order; and (ii) with respect to Class 12 Claims, the proportion an Allowed Claim bears to the aggregate amount of all Allowed Claims in such class including Disputed Claims in such class so long as such Disputed Claims have not been disallowed by Final Order.

     "Reorganized Debtor" means the Debtor or Company which survives this Chapter 11 case subsequent to Confirmation.

     "Record Date" means April 30, 1999.

     "Rizk", means Ashraf Rizk, a principal of New Chemonics and formerly an officer and director of Old Chemonics and an officer of WEI. Rizk, in conjunction with FIA, Teele and Spangler, purchased the assets of Old Chemonics. The Debtors hold claims against Rizk. Rizk is a resident of the Northern District of Virginia.

     "Schedules" means the schedules, statements and lists filed by Debtors with the Bankruptcy Court pursuant to (S)521, Bankruptcy Code and Bankruptcy Rule 1007, as they may be amended or supplemented from time to time, pursuant to Bankruptcy Rule 1009.

     "Secured Claim" means a Claim against the Debtors incurred prior to the Petition Date (or deemed by law to have been incurred prior to the Petition
Date) secured by a valid, perfected and non-avoidable Lien or Security Interest in property of an Estate entitled to allowance pursuant to (S) 506(a), Bankruptcy Code, but only to the extent of the value of the property securing such Claim.

                            Exhibit 2 to Joint Plan
                            ========

     "Security Interest" shall have the meaning provided by (S) 101(51), Bankruptcy Code.

     "Spangler", means Scott Spangler, a principal of FIA. Spangler, FIA, Teele, and Rizk purchased the assets of Old Chemonics and created New Chemonics. Spangler is a resident of Phoenix, Arizona.

     "Subordinated Claim" shall mean any Claim (1) subordinated by contract other than the Indenture or by order of the Bankruptcy Court to the right of payment of General Unsecured Claims, or (2) which would be paid pursuant to
(S)(S) 726(a)(2)(C), (a)(3), (a)(4) or (a)(5), Bankruptcy Code.

     "Tax Liens" shall mean any statutory Liens securing any Allowed Secured Claims of any ad valorem taxing authority, which, upon confirmation of the Plan, shall be junior in priority to Allowed Claims which would be paid pursuant to
(S) 724(b)(1) and (b)(2), Bankruptcy Code if the Chapter 11 cases were converted to chapter 7 on the day prior to the Confirmation Date.

     "Teele", means Thurston F. ("Tony") Teele, a principal of New Chemonics and formerly an officer and director of Old Chemonics and WEI. Teele, in conjunction with FIA, Rizk and Spangler, purchased the assets of Old Chemonics. The Debtors hold claims against Teele. He is a resident of the District of Columbia.

     "Tenzer Litigation" means the litigation between ERLY, ARI, and others as defendants and The Tenzer Company, Anthony M. Frank and others as Plaintiffs which is fully described in the Disclosure Statement filed in these Proceedings.

     "Unexpired Lease" means an unexpired lease of real or personal property as to which a Debtor is a party and which is governed by (S) 365, Bankruptcy Code.

     "Unsecured Claim" means a Claim against the Debtors incurred prior to the Petition Date (or deemed by law to have been incurred prior to the Petition
Date) for which the Claimant has not asserted or is determined by a Final Order to not hold a valid, perfected and enforceable lien, security interest or other interest in or encumbrance against the property of the Debtors or right to setoff to secure the payment of such Claim.

     "Voting Deadline" shall mean the date set by the Bankruptcy Court by which Ballots for accepting or rejecting the Plan must be received by the Entity appointed in the Chapter 11 Proceedings for tabulating such Ballots.

     "Watch-Edge" or "WEI" means Watch-Edge International, Inc., a wholly owned subsidiary of ERLY Industries, Inc. WEI was formerly known as Chemonics Industries, Inc.

     Other Terms:  Any term that is used in this Plan and not defined in this
     -----------
Plan, but that is defined in the Bankruptcy Code, shall have the meaning set forth in the Bankruptcy Code. The words "herein", "hereof", "hereto", "hereunder", and any other words of similar import refer to

                            Exhibit 2 to Joint Plan
                            ========
this Plan as a whole and not to any particular section, subsection, or clause contained in this Plan.

     Interpretation:  Unless otherwise specified, all section, article, and
     --------------
exhibit references in the Plan are to the respective section in, article of, or exhibit to, the Plan, as the same may be amended, waived, or modified from time to time. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of the Plan. Words denoting the singular number shall include the plural number and vice versa, and words denoting one gender shall include the other gender.

     Plan Documents:  The Plan Documents attached hereto as Exhibits 1 to 2 are
     --------------
incorporated into and are a part of the Plan as if set forth in full herein. The Proponents may file additional Plan Documents with the Bankruptcy Court on or before the Confirmation Date.


                                  ARTICLE II
                                  ----------

                           CLASSIFICATION OF CLAIMS
                           ------------------------

     The Plan provides for the division of Claims and Interests into 14 classes. All Claims and Interests of whatever nature, whether or not scheduled, liquidated or unliquidated, absolute or contingent, including all Claims arising from transactions of the Debtors or rejection of executory contracts and/or unexpired leases and all Interests arising from ownership of the Debtors, whether resulting in an Allowed Claim, or not, shall be bound by the provisions of this Plan. The Claims and Interests are classified as follows:

     Class 1 --- (S) 507(a)(1) Administrative Claims:  Class 1 is comprised of
     -----------------------------------------------
the unpaid Allowed Administrative Claims under (S) 503(b) of title 11, including the fees for services rendered and expenses incurred by Professional Persons and any fees and charges assessed against the Estates under chapter 123 of title 28. This Class shall also include: (i) any fees and expenses allowed by the Bankruptcy Court of Professional Persons arising subsequent to Confirmation which are required to and incident to winding-up and closing the Debtors' Estates; and (ii) claims for indemnification against the Debtors by officers and directors who have served in such capacity during the Proceedings provided that
(i) the acts giving rise to the claim for indemnification result from such officers' or directors' actions in such capacity during the Proceedings, and
(ii) such claims are subject to indemnification by the Debtors under applicable law, including but not limited to the Debtors' bylaws or articles of incorporation.

     Class 2 --- (S) 507(a)(3) Wage Claims:  Class 2 is comprised of unpaid
     -------------------------------------
Allowed Unsecured Claims of Creditors for wages, salaries, or commissions, including vacation, severance, and sick leave pay, if any, to the extent such items were earned within 90 days prior to the Petition Date, up to a maximum of $4,000 earned per individual employee.

     Class 3 --- (S) 507(a)(4) Employee Benefit Claims:  Class 3 is comprised of
     -------------------------------------------------
unpaid Allowed Unsecured Claims of Creditors for contributions to employee benefit plans---(A) arising from services rendered within 180 days before the date of the filing of the Petition; but only (B)


                            Exhibit 2 to Joint Plan
                            ========
for each such plan, to the extent of---(i) the number of employees covered by each such plan multiplied by $4,000.00, less (ii) the aggregate amount paid to such employees under Class 2, above, plus the aggregate amount paid by the Debtors' estates on behalf of such employees to any other employee benefit plan. The Debtors are not aware of any such Claims.

     Class 4 --- Other (S) 507(a) Priority Claims Not Separately Classified:
     ----------------------------------------------------------------------
Class 4 is comprised of all unpaid Allowed Unsecured Priority Non-Tax Claims of Creditors which are not separately classified in classes 1, 2 or 3 of this Plan. The Debtors are not aware of any such Claims.

     Class 5 --- (S) 507(a)(8) Certain Unsecured Claims of Governmental Units:
     ------------------------------------------------------------------------
Class 5 is comprised of unpaid Allowed Priority Tax Claims of Governmental Units which are entitled to priority pursuant to (S) 507(a)(8), Bankruptcy Code.

     Class 6 --- Allowed Secured Claims of Creditors Holding a Lien on ERLY's
     ------------------------------------------------------------------------
Series B Preferred Stock in American Rice, Inc. and all other Allowed Secured
-----------------------------------------------------------------------------
Claims, save and except those Claims of U.S. Trust Company of Texas, N.A., as
-----------------------------------------------------------------------------
Trustee and Collateral Agent under that certain $100,000,000 Indenture (13%
---------------------------------------------------------------------------
Mortgage Notes due 2002 With Contingent Interest) by and among American Rice,
-----------------------------------------------------------------------------
Inc. and U.S. Trust Company of Texas, N.A. as Trustee and that certain ERLY
---------------------------------------------------------------------------
Pledge Agreement as of August 24, 1995:  Class 6 is comprised of any unpaid
--------------------------------------
Allowed Secured Claims of any Creditors holding a valid, perfected, non-avoidable Lien on ERLY's Series B Preferred Stock of American Rice, Inc. or any other property of the Estates, other than those claims of U.S. Trust Company of Texas, N.A., as Trustee and Collateral Agent under that certain $100,000,000 Indenture (13% Mortgage Notes due 2002 With Contingent Interest) by and among American Rice, Inc. and U.S. Trust Company of Texas, N.A. as Trustee and that certain ERLY Pledge Agreement as of August 24, 1995. Upon information and belief, the only creditors in this class are Nationwide Life Insurance Company; Nationwide Mutual Life Insurance Company; Southland Life Insurance Company; SunAmerica Life Insurance Company and Texas Commerce Bank.

     Class 7 --- Allowed Secured Claim of U.S. Trust Company of Texas, N.A., as
     --------------------------------------------------------------------------
Trustee and Collateral Agent under that certain $100,000,000 Indenture (13%
---------------------------------------------------------------------------
Mortgage Notes due 2002 With Contingent Interest) by and among American Rice,
-----------------------------------------------------------------------------
Inc. and U.S. Trust Company of Texas, N.A. as Trustee and that certain ERLY
---------------------------------------------------------------------------
Pledge Agreement as of August 24, 1995:  Class 7 is comprised of the unpaid
--------------------------------------
Allowed Secured Claim of U.S. Trust Company of Texas, N.A., as Trustee and Collateral Agent under that certain $100,000,000 Indenture (13% Mortgage Notes due 2002 With Contingent Interest) which is secured by that certain ERLY Pledge Agreement as of August 24, 1995, by and among American Rice, Inc. and U.S. Trust Company of Texas, N.A. as Trustee, secured by common stock and warrants of American Rice, Inc. This Class does not include any claim of the Trustee or the holders of such instruments as assignee or pledgee of the following: (1) that certain "Amended and Restated Promissory Note" in the principal sum of $10,000,000.00, Amended August 24, 1995, payable to the order of American Rice, Inc. and signed by ERLY; and (2) that certain "15% ERLY Intercompany Note" in the principal sum of $10,000,000.00, dated August 24, 1995, payable to the order of American Rice, Inc.

                            Exhibit 2 to Joint Plan
                            ========

     Class 8 --- Allowed Secured Claim of Landlords:  Class 8 is comprised of
     ----------------------------------------------
any unpaid Allowed Secured Claims of landlords. La Salle/One Westwood Limited Partnership ("La Salle") may hold a rental security deposit of either cash or a letter of credit.

     Class 9 --- All Allowed General Unsecured Claims of ERLY:  Class 9 is
     --------------------------------------------------------
comprised of holders of any unpaid Allowed General Unsecured Claims of Creditors of ERLY including any unsecured deficiency Claims of holders of Allowed Secured Claims in Classes 6 and 8.

   Class 10 --- All Allowed Unsecured Claims of Debenture Holders under that
   certain $8,880,000   Indenture dated as of February 1, 1993 between ERLY
Industries, Inc. and Trust Company of   Texas, Trustee and Debt Securities Laws
  Claims:  Class 10 is comprised of all unpaid Allowed   Unsecured Claims of
Debenture Holders under that certain $8,880,000 Indenture dated as of
  February 1, 1993 between ERLY and Trust Company of Texas, Trustee and all
                       Creditors holding Allowed Debt
                            Securities Laws Claims.

     Class 11 --- All Allowed General Unsecured Claims of Creditors of Watch-
     -----------------------------------------------------------------------
Edge International, Inc: Class 11 is comprised of all Allowed General Unsecured
-----------------------
Claims of Creditors of WEI.

     Class 12 --- All Subordinated Claims and Penalty Claims:  Class 12 is
     -------------------------------------------------------
comprised of all holders of unpaid Allowed Subordinated Claims and Penalty
Claims.

     Class 13 --- Holders of ERLY Interests and Allowed Equity Securities Laws
     -------------------------------------------------------------------------
Claims:  Class 13 is comprised of all holders of Interests of ERLY and all
------
holders of Allowed Equity Securities Laws Claims.

     Class 14 --- Holders of WEI Interests:  Class 14 is comprised of all
     -------------------------------------
holders of Interests of WEI.  ERLY is the only holder of Class 14 Interests.


                                  ARTICLE III
                                  -----------

              IMPAIRMENT OF CLAIMS & INTERESTS, FAIR AND EQUITABLE
              ----------------------------------------------------

     Impaired Classes:  The following Classes, for which ERLY Debtor is seeking
     ----------------
acceptances, are impaired under this Plan:  Classes 9, 10, 11, 12 & 14.

     Unimpaired Classes:  The following Classes are unimpaired under this Plan,
     ------------------
shall be deemed to have accepted this Plan under the provisions of (S) 1126(f), Bankruptcy Code and their acceptances will not be solicited: Classes 1, 2, 3, 4, 5, 6, 7, & 8. Class 13 is being provisionally solicited because of the assertion of the Securities & Exchange Commission that Class 13 is impaired.

     Impairment Controversies:  In the event of a controversy over whether any
     ------------------------
Claim is

                            Exhibit 2 to Joint Plan
                            ========
impaired under this Plan, the Bankruptcy Court, after notice and hearing, shall resolve such controversy pursuant to objection made by a Claimant prior to the Confirmation Hearing.

     Reservation of Right to Modify Plan:   In the event that an objection to
     ------------------------------------
the treatment of Interestholders is sustained, the Proponents reserve the right to modify the Plan at the Confirmation Hearing to eliminate the Interests of present Interestholders, issue 1,000 shares of non-par voting common stock of ERLY, and auction those shares to any holder of an Allowed Claim, Allowed Administrative Claim, or Allowed Interestholder, in exchange for Claims, Interests or cash, as appropriate.


                                   ARTICLE IV
                                   ----------

                     PROVISIONS FOR SATISFACTION OF CLAIMS
                     -------------------------------------

     Overview:   This is a chapter 11 Plan of Reorganization which provides that
     --------
all of the assets of ERLY and WEI (except the contracts and assets necessary for the Reorganized Debtor to continue operations involving the sublease and Terminal Service Agreement in connection with the WEI Phoenix Operations, NOLs, NOL Carryforwards and stock of WEI) will be paid, transferred and assigned to a limited partnership for the benefit of the creditors and that ERLY will continue in future business, to include the (i) operation of the Phoenix, Arizona sublease and Terminal Services Agreement; and (ii) to enter into a new business as described in the Disclosure Statement. All claims and causes of action of ERLY and WEI existing as of and subsequent to the Petition Date shall be preserved and inure to the benefit of the Reorganized Debtor and its assigns and shall not be extinguished by the Confirmation Order. In full and final satisfaction of all Claims against the Debtors, the entry of the Confirmation Order shall automatically (i) vest all property of the Debtors and their Estates, including the Debtors' Actions, in the Reorganized Debtor, and (ii) transfer and/or assign to the LP for the benefit of the Debtors' Creditors, and pursuant to (S) 1123(b)(3), Bankruptcy Code, all property of the Debtors' Estates and their subsidiaries (including, but not limited to, the Debtors' Actions, inventory, real and personal property, cash, accounts receivable, and contract rights), save and except (a) the contracts and assets necessary for the Reorganized Debtor to continue operations involving the sublease and Terminal Service Agreement in connection with the WEI Phoenix Operations (b) the NOLs,
(c) the NOL Carryovers, and (d) ERLY's stock in WEI and all other subsidiaries.

The Allowed Claims classified in Article II of this Plan shall be satisfied in the manner set forth in this Article IV.

     Class 1 --- (S) 507(a)(1) Allowed Administrative Expense Claims:  Class 1
     ---------------------------------------------------------------
Claims to the extent allowed, if any, and which are not previously paid during the chapter 11 Proceedings, shall be paid by the LP in full and final satisfaction of all Claims against the LP in Cash on the Effective Date if such Claimant's Claim has matured or been approved or allowed by the Court, if such approval or allowance is required. Each such Claim requiring approval or allowance by the Court shall be paid in Cash upon approval or allowance by the Court, unless each such

                            Exhibit 2 to Joint Plan
                            ========

Creditor agrees in writing to a different treatment. In the event any such Claim becomes a Disputed Claim it shall be provided for by escrow payment until Final Order. Any current trade or other accounts payable incurred after the Petition Date in the ordinary course of business shall be paid by or on behalf of Debtors in full, in Cash, in the ordinary course of business. All Fee Claims incurred for professional services and expenses after the Confirmation Date shall be paid by the Debtors or the LP, as the case may be, pursuant to approval or allowance of the Court.

     Class 2 --- (S) 507(a)(3) Allowed Unsecured Wage Claims:  Class 2 Claims,
     -------------------------------------------------------
to the extent allowed, if any, shall be paid by the LP, in full and final satisfaction of all such Claims against the LP, in Cash on the Effective Date if such Creditor's Claim has matured or been approved or allowed by the Court, if such approval or allowance is required. Each such Claim requiring approval or allowance by the Court shall be paid in cash upon approval or allowance by the Court, unless each such Creditor agrees in writing to a different treatment.

     Class 3 --- ((S) 507(a)(4) Employee Benefit Claims) & Class 4 (Other (S)
     ------------------------------------------------------------------------
507(a) Priority Claims Not Separately Classified:  Class 3 and Class 4 Claims,
------------------------------------------------
to the extent allowed, shall be paid by the LP, in full and final satisfaction of all such Claims against the LP, in Cash on the Effective Date if such Claimant's Claim has matured or been approved or allowed by the Court, if such approval or allowance is required. Each such Claim requiring approval or allowance by the Court shall be paid in cash upon approval or allowance by the Court, unless each such Creditor agrees in writing to a different treatment.

     Class 5 --- (S) 507(a)(8) Certain Unsecured Claims of Governmental Units:
     ------------------------------------------------------------------------
On the Effective Date, each holder of an Allowed Priority Tax Claim against the Debtors shall receive from the LP in full satisfaction of such holder's Allowed Priority Tax Claim against the LP (1) the amount of such holder's Allowed Priority Tax Claim, with interest accruing after the Effective Date at the annual rate of eight percent (8%), divided into six equal annual Cash payments on each anniversary of the Distribution Date until the sixth such anniversary of the date of assessment of such Claim; (2) a lesser amount in one Cash payment as may be agreed upon in writing; or (3) such other treatment as may be agreed upon in writing.

     Class 6 --- Allowed Secured Claims of Creditors Holding a Lien on ERLY's
     ------------------------------------------------------------------------
Series B Preferred Stock in American Rice, Inc. and All Other Allowed Secured
-----------------------------------------------------------------------------
Claims, save and except those Claims of U.S. Trust Company of Texas, N.A., as
-----------------------------------------------------------------------------
Trustee and Collateral Agent under that certain $100,000,000 Indenture (13%
---------------------------------------------------------------------------
Mortgage Notes due 2002 With Contingent Interest) by and among American Rice,
-----------------------------------------------------------------------------
Inc. and U.S. Trust Company of Texas, N.A. as Trustee and that certain ERLY
---------------------------------------------------------------------------
Pledge Agreement as of August 24, 1995:  On the Effective Date, the Class 6
--------------------------------------
Claims, to the extent allowed, shall be paid in full and final satisfaction of all such Claims against the LP, by surrender by ERLY to the Creditor of all collateral securing such Allowed Secured claim, if any, in accordance with In re Sandy Ridge Development Corp; 881 F.2d 1346 (5/th/ Cir. 1989). At such Creditor's request, ERLY will execute and deliver to such Creditor a conveyance in form and substance satisfactory to ERLY's counsel either abandoning or transferring all of ERLY's right, title and interest in and to all collateral validly securing each such Allowed Secured Claim. In other words, the Class 6 Creditor's collateral is to be transferred to the Class 6 Creditor in consideration for and in full and


                            Exhibit 2 to Joint Plan
                            ========
final satisfaction of the Creditor's Class 6 Allowed Secured Claim. Unsecured deficiency Claims of holders of Class 6 Claims, to the extent allowed, shall be treated in Class 9.

     Class 7 --- Allowed Secured Claim of U.S. Trust Company of Texas, N.A., as
     --------------------------------------------------------------------------
Trustee and Collateral Agent under that certain $100,000,000 Indenture (13%
---------------------------------------------------------------------------
Mortgage Notes due 2002 With Contingent Interest) by and among American Rice,
-----------------------------------------------------------------------------
Inc. and U.S. Trust Company of Texas, N.A. as Trustee and that certain ERLY
---------------------------------------------------------------------------
Pledge Agreement as of August 24, 1995:  On the Effective Date, the Allowed
--------------------------------------
Class 7 Claim shall be paid in full and final satisfaction of such Claim against the LP, by surrender by ERLY of all collateral securing such Allowed Secured Claim, if any, in accordance with In re Sandy Ridge Development Corp; 881 F.2d 1346 (5/th/ Cir. 1989). At such Creditor's request, ERLY will execute and deliver to such Creditor a conveyance in form and substance satisfactory to ERLY's counsel either abandoning or transferring all of ERLY's right, title and interest in and to all collateral validly securing each such Allowed Secured Claim. In other words, each Class 7 Creditor's collateral is to be transferred to such Class 7 Creditor in consideration for and in full and final satisfaction of such Class 7 Allowed Secured Claim.

     Class 8 --- Allowed Secured Claim of Landlords:  On the Effective Date,
     ----------------------------------------------
Class 8 Secured Claims to the extent allowed shall be paid in full and final satisfaction of all such Claims against the LP, by surrender by ERLY of all collateral securing such Allowed Secured Claim, if any, in accordance with In re Sandy Ridge Development Corp; 881 F.2d 1346 (5/th/ Cir. 1989). To the extent the Creditor holds a letter of credit, it shall be entitled to draw under such letter of credit. In other words, each Class 8 Creditor's collateral is to be transferred to such Class 8 Creditor in consideration for and in full and final satisfaction of such Class 8 Allowed Secured Claim. Unsecured deficiency Claims of holders of Class 8 Claims, to the extent allowed, shall be included and paid in accordance with Class 9.

     Class 9 --- All Allowed General Unsecured Claims of Creditors of ERLY;
     ----------------------------------------------------------------------
Class 10 --- All Allowed Unsecured Claims of Debenture Holders under that
-------------------------------------------------------------------------
certain $8,880,000 Indenture dated as of February 1, 1993 between ERLY
----------------------------------------------------------------------
Industries, Inc. and Trust Company of Texas, Trustee and Debt Securities Laws
-----------------------------------------------------------------------------
Claims; and Class 11 --- All Allowed General Unsecured Claims of Creditors of
-----------------------------------------------------------------------------
WEI:  On the Effective Date, each holder of an Allowed Class 9, 10 or 11 Claim
---
shall receive its Pro Rata share of:

     i)         1,000,000 Partnership A Units in the LP; and
     ii) provided that such holder has not made the Non-Assignment Election (defined herein), 1,000,000 Partnership B Units in the LP.

Provided however, that calculation of the Pro Rata shares of Partnership A Units allocable to holders of Allowed Class 10 Claims shall be subject to all of the contractual provisions, including those contained in the Indenture, which require subordination and priority of Senior Indebtedness (as defined in the Indenture). Any LP Units which would otherwise be allocated to holders of Allowed Class 10 Claims but for the contractual provisions of the Indenture requiring subordination to and priority of Senior Indebtedness shall be reallocated and distributed to holders of Senior Indebtedness.

                            Exhibit 2 to Joint Plan
                            ========

     Class 12 --- All Subordinated Claims and Penalty Claims:  All holders of
     -------------------------------------------------------
Allowed Class 12 Claims shall receive their Pro Rata distribution of 1,000,000 Partnership C Units. Partnership C Units shall be paid distributions from the LP only after the LP has paid the holders of Partnership A Units and Partnership B Units the amount of their Allowed Claims, in full, with interest at the Federal Judgment Rate in effect on the Effective Date.

     Class 13 --- Holders of Interests of ERLY:  Class 13 Interestholders of
     -----------------------------------------
ERLY are unimpaired and shall retain their respective Interests in the Reorganized Debtor. In the event that an objection to the treatment of this Class is sustained, the Proponents have reserved the right to modify this treatment to eliminate the Interests of Class 13, issue 1,000 of new voting non par common stock of the Reorganized Debtor, and to auction such new stock at the Confirmation hearing.

     Class 14 --- Holders of Interests of WEI:  ERLY's Class 14 Interest in WEI
     ----------------------------------------
is impaired, which shall substantively consolidate all assets and liabilities of WEI into ERLY.


                                   ARTICLE V
                                   ---------

                              VOTING AND CRAMDOWN
                              -------------------

     Classes Entitled to Vote:  Each impaired class of Claims shall be entitled
     ------------------------
to vote separately to accept or reject the Plan as provided in the order entered by the Bankruptcy Court governing the voting and balloting procedures applicable to the Plan. Any unimpaired class of Claims or Interests shall be deemed to have accepted the Plan. Any class of Claims that will not receive or retain any property on account of such Claims shall be deemed to have rejected the Plan. ERLY, by proposing this Plan, accepts the treatment of Class 14.

     Class Acceptance Requirement:  A class of Claims shall have accepted the
     ----------------------------
Plan if it is accepted by at least two-thirds in amount and more than one-half in number of the Allowed Claims in such class that have voted on the Plan. If a class does not vote, it is deemed to have accepted this Plan.

     Cramdown:  In the event that any class rejects the Plan, the Debtors and
     --------
the Committee jointly reserve the right to modify this Plan and may seek to invoke the provisions of (S) 1129(b), Bankruptcy Code and confirm the Plan notwithstanding the rejection of the Plan by any class of Claims or Interests. In the event that confirmation is requested under (S) 1129(b), Bankruptcy Code, the Proponents reserve the right to amend or otherwise modify the Plan to eliminate distributions to holders of any Claims or Interests junior to any class of Claims or Interests that is impaired under, and has not accepted, the Plan in accordance with (S) 1129(b)(2), Bankruptcy Code.


                            Exhibit 2 to Joint Plan
                            ========

                                  ARTICLE VI
                                  ----------

             TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES
             -----------------------------------------------------

     Applicability of Bar Date to Pre-Confirmation Rejection Claims:  All Claims
     --------------------------------------------------------------
arising from or related to the rejection of Unexpired Leases or Executory Contracts prior to Confirmation are subject to the Bar Date, including Claims arising from the deemed rejection of Unexpired Leases or Executory Contracts by operation of law because the Debtors, or either or them, failed to act pursuant to (S) 365(d), Bankruptcy Code. Failure to file such Claims prior to the applicable bar date resulted in the dissallowance of such Claims.

     ERLY Executory Contracts:  ERLY hereby assumes the Executory Contracts and
     ------------------------
Unexpired Leases listed on Exhibit 1, attached hereto and herein incorporated by reference for all purposes. To the extent not otherwise previously rejected by operation of law or Bankruptcy Court Order, all other such ERLY Executory Contracts or Unexpired Leases are hereby rejected.

     WEI Executory Contracts:  WEI hereby assumes the executory contracts and
     -----------------------
unexpired leases listed on Exhibit 1, attached hereto and herein incorporated by reference for all purposes. To the extent not otherwise previously rejected by operation of law or Bankruptcy Court Order, all other such WEI Executory Contracts or Unexpired Leases are hereby rejected. As to the sublease of premises in Phoenix, AZ, to Alameda Chemical & Scientific of Arizona, Inc., WEI has prepaid all sums due the Union Pacific, its landlord, for the calendar quarter ending September 30, 1999. The subtentant may remain in possession until September 30, 1999, at which time the sublease shall be terminated and not renewed. Accordingly, Alameda Chemical & Scientific of Arizona, Inc. has no claim against the Debtors or the LP in these Proceedings.

     Procedures for Amendment of Exhibit 1:  The Debtors may amend or supplement
     -------------------------------------
Exhibit 1 at any time prior to Confirmation; provided, however, that in the event that an amendment is filed to Exhibit 1 on or after five (5) days before the Confirmation Date, parties wishing to object to the assumption and/or assignment of an Unexpired Lease or Executory Contract, or the Debtors, may request that such matter be adjourned and severed from the Confirmation of this Plan. Any such amendments shall not affect the Confirmation of the Plan, but shall instead be reserved for final hearing upon motion and notice.

     Damages Upon Rejection:  The Bankruptcy Court shall determine the dollar
     ----------------------
amount, if any, of the Claim of any Claimant seeking damages by reason of the rejection of any such Executory Contract or Unexpired Lease under this Plan;

provided such Claimant files a Proof of Claim in the Bankruptcy Court before
--------
twenty (20) calendar days following the Confirmation Date. To the extent such claims become Allowed Claims, such Claimants shall thereafter become Creditors holding General Unsecured Claims in Class 9 or 11, as the case may be, and shall receive distributions as Creditors holding Allowed Claims in such Class pursuant to this Plan. This Plan shall constitute notice to Entities who may assert a Claim for damages for the rejection of an Executory Contract or Unexpired Lease resulting from Confirmation of this Plan of the bar date for filing a Proof of Claim in connection therewith; provided, however, that neither the Debtors nor
                               --------  -------
the Committee shall have any obligation to notify such Entities that the


                            Exhibit 2 to Joint Plan
                            ========

Confirmation Date has occurred.


                                  ARTICLE VII
                                  -----------

                        MEANS FOR EXECUTION OF THIS PLAN
                        --------------------------------

     Post-Confirmation Acts and Actions of Reorganized Debtor:  All claims and
     --------------------------------------------------------
causes of action of ERLY and WEI existing as of and subsequent to the Petition Date shall be preserved and inure to the benefit of the Reorganized Debtor and its assigns (including, without limitation, the LP) and shall not be extinguished by the Confirmation Order. In full and final satisfaction of all Claims against the Debtors, the entry of the Confirmation Order shall automatically (i) vest all property of the Debtors and their Estates, including, without limitation, the Debtors' Actions, in the Reorganized Debtor, and (ii) transfer and/or assign to the LP for the benefit of the Debtors' Creditors, and pursuant to (S) 1123(b)(3), Bankruptcy Code, all property of the Debtors' Estates and their subsidiaries (including, but not limited to, the Debtors' Actions, inventory, real and personal property, cash, accounts receivable, and contract rights), save and except (a) the NOLs, (b) the NOL Carryovers, (c) ERLY's stock in WEI and all other subsidiaries; and (d) the contracts and assets necessary for the Reorganized Debtor to continue operations involving the sublease and Terminal Service Agreement in connection with the WEI Phoenix Operations The Reorganized Debtor reserves the right to conduct new business and new operations subsequent to the entry of the Confirmation Order with respect to new capital or assets contributed or raised subsequent to entry of the Confirmation Order. The Reorganized Debtor, and all such new assets and new operations, shall be free of any Claim of any of the Debtor's creditors existing as of the entry of the Confirmation Order; or of the LP or any other Person or Entity, other than Allowed Interestholders. Likewise, the LP and its assets shall be released from any Claims or causes of action of the Reorganized Debtor upon Confirmation. It is the intent of this Plan of Reorganization to provide a fresh start to the Reorganized Debtor.

     Surviving Legal Entity:  On the Effective Date (i) all intercompany Claims
     ----------------------
by and among the Debtors or Old Chemonics will be eliminated, (ii) all guaranties executed by the Debtors or Old Chemonics will be deemed to have been one obligation of ERLY payable solely by the LP in accordance with this Plan,
(iii) any Claim filed or to be filed against any or all of the Debtors will be deemed one Claim against ERLY, payable solely by the LP, (iv) for purposes of determining the availability of the right of offset under (S) 553, Bankruptcy Code, the Debtors and Old Chemonics shall be treated as one entity so that, subject to the other provisions of (S) 553, Bankruptcy Code, debts due to any of the Debtors may be offset against the debts of any of the Debtors, (v) all remaining assets of Old Chemonics shall be either assigned to, paid by way of dividend to, or otherwise vested in the Reorganized Debtor and assigned to the LP, and (vi) the Debtors will be substantively consolidated for all purposes pursuant to (S) 302, Bankruptcy Code with the Reorganized Debtor as the sole surviving legal entity.

         The Reorganized Debtor's Business Plan for the Future:   In addition to
        -------------------------------------------------------
performing under the Terminal Service Agreement and the sublease to Fire-Trol, The Reorganized Debtor intends to conduct future business operations by entering into the financial services industry in the specialized market as an

                            Exhibit 2 to Joint Plan
                            ========

Alternative Financial Services Provider ["AFSP"] to provide one-stop convenience financial centers, utilizing attractive stores centrally located to market financial services to blue collar workers and their families. These stores are commonly referred to by consumers as "Check Cashing Stores". Nanette Kelley, the current ERLY President, has committed to invest at least $500,000 in the future business operations of the Reorganized Debtor, conditioned upon the Reorganized Debtor's ability to raise sufficient new equity capital and loans after the Confirmation Date to enable the Reorganized Debtor to conduct this business. The Reorganized Debtor intends to fully comply with all applicable federal and state securities and other laws in connection with raising the necessary funds.

     Financial products to be marketed at the Company's Convenience ASFP stores may include check cashing; money orders; money wires; payday loans; lottery ticket sales; tax preparation; fax, copies and notary services; utility and other bill payments; and prepaid telephone cards.

     Interestholders should refer to the Disclosure Statement for more details concerning the Reorganized Debtor's Business Plan for the future.

     Reorganized Debtor's Directors and Management:  The initial board of
     ---------------------------------------------
directors of the Reorganized Debtor shall consist of 5 directors, who will be selected prior to the commencement of the Confirmation Hearing by the directors of ERLY existing as of the date on which this Plan is proposed. Ms. Nanette N. Kelley, Baton Rouge, LA, will continue to serve as the Chairman and Chief Executive Officer of the Reorganized Debtor and will serve as an initial director on the Effective Date. Such initial board of directors shall be appointed pursuant to the Confirmation Order, such appointment shall be deemed ratified by the holders of Allowed Interests in the Reorganized Debtor, and the board of directors shall be authorized to take such actions as may be necessary to fully consummate the Plan. The initial board of directors for the Reorganized Debtor shall call the first meeting of stockholders within 12 months after the Effective Date or such earlier date as may be required by law. The subsequent tenure and manner of selection of directors shall be as provided in the charter and bylaws of the Reorganized Debtor.

     LP: The  LP will be established for purposes of liquidating certain of the
     ---
assets of the Debtors and Old Chemonics and distributing the proceeds on account of Allowed Claims and LP Units. All assets of ERLY, WEI and Old Chemonics, including, without limitation, Debtors' Actions, contract rights, insurance proceeds and cash (save and except (a) NOLs, (b), NOL Carryovers, and (c) ERLY's stock in WEI and other subsidiaries, and (d) those contracts needed to continue operations involving the sublease and Terminal Service Agreement in connection with WEI's Phoenix, AZ operations) will be vested in the LP. The property vested in the LP will be deemed to be "property of the Estates" as that term is used in the Bankruptcy Code. The LP will also be the assignee of the Assigned Third Party Actions.

          (a) The LP will be a Delaware or Texas limited partnership. The Creditors who are holders of Units in the LP will be entitled to the net cash flow of the LP as set forth in the LP Agreement. The LP will be solely responsible for preparation of any tax returns, expenses of preparation, and payment of any income or other taxes which the LP may be required to pay under any applicable law and for Pre-Closing Tax Claims. The LP will assume and be

                            Exhibit 2 to Joint Plan
                            ========
     responsible for the full and complete performance of all executory contracts assumed by the Debtors at the Manager's request pursuant to this Plan. The entry of the Confirmation Order shall constitute an Order authorizing the assignment to and assumption by the LP of such executory contracts.

          (b) Scott Van Meter of Peterson Worldwide LLC will serve as the initial Manager to be compensated under the standards and limitations applicable to Chapter 7 trustees pursuant to 11 U.S.C. (S) 326. The Manager shall be the disbursing agent under this Plan; however, the Debtors' officers shall execute all documents and funds transfers requisite to effect the required transfer of assets under this Plan to the LP. The Manager shall execute and be covered by a Fidelity Bond with an approved corporate surety licensed to issue surety bonds within the State of Texas to insure the faithful performance of all of his duties in accordance with same requirements as that of a Chapter 7 Trustee as required under the Bankruptcy Code and by the United States Trustee for the Southern District of Texas.

          (c) The LP, and the Debtors' Claims Agent as to Claim objections, will succeed to the rights of the Debtors with respect to all claims of legal privilege, including attorney work product and attorney-client confidences. To the extent that the Reorganized Debtor has continued operations, such privileges will be joint as between the LP and the Reorganized Debtor.

          (d) The Manager, together with the LP Committee, shall establish the amounts of cash distributions to be made on account of LP Units. Distributions to holders of LP Units of the same class shall be made on a pro-rata basis. The Manager, together with the LP Committee, shall have the power to expend funds otherwise available for distribution on account of LP Units in order to fund prosecution of the Debtors' Actions, Assigned Third Party Actions, fees and expenses of the LP, or liquidation or realization of other assets of the LP.

          (e) Pursuant to the terms and provisions of the Plan Documents, the Manager shall be empowered to (i) take all steps and execute all instruments and documents necessary to effectuate the Plan; (ii) make distributions contemplated by the Plan; (iii) comply with the Plan and the obligations thereunder; (iv) employ, retain, or replace professionals to represent it with respect to its responsibilities; and (v) exercise such other powers as may be vested in the Manager pursuant to order of the Bankruptcy Court or pursuant to the Plan, or as the Manager deems to be necessary and proper to carry out the provisions of the Plan.

          (f) Pursuant to and subject to the terms and provisions of (and except as may otherwise be provided in) the Plan Documents, the Manager shall have the duties of: (i) carrying out the provisions of the Plan, which shall include taking or not taking any action which the Manager deems to be in furtherance of the Plan, including, from the date of the Manager's appointment, making payments and conveyances and effecting other transfers necessary in furtherance of the Plan; (ii) managing property to be distributed in

                            Exhibit 2 to Joint Plan
                            ========
     a manner designed to effectuate the Plan; and (iii) making quarterly and other periodic reports regarding the distributions to be made to the holders of LP Units.

          (g) Subject to the terms and provisions of the LP Agreement, the LP, by and through the Manager, shall have the duty and authority to take all actions take which are necessary to maximize the value of the property vested in the LP for the benefit of the Debtors' Creditors, including, but not limited to: (i) retaining professionals deemed to be necessary or appropriate to carry out the functions of the LP; (ii) liquidating and pursuing the Claims assigned to the LP, whether by litigation, settlement or otherwise; (iii) asserting all rights to Debtors' Actions (including modification of the automatic stay or injunctions to the extent necessary);
     (iv) prosecuting the Assigned Third Party Actions (including modification of the automatic stay or injunctions to the extent necessary); (v) making distributions of LP Units to holders of Allowed Claims in consideration for the assignment to the LP of such holders' Claims; (vii) perform under any Executory Contract or Unexpired Lease assumed by the Debtors and assigned to the LP at the Manager's request; and (viii) intervening, filing cross-claims or third-party claims, or otherwise participating in claims objections or estimation proceedings brought by the Debtors' Claims Agent. In discharging its powers and duties, the LP will be deemed to be the duly appointed, authorized representative of the Estates to pursue the assigned rights, claims, causes of action and other property interests for the benefit of the Creditors of the Debtors pursuant to 1123(b)(3), Bankruptcy Code.

          (h) The LP shall allocate the net proceeds of Assigned Third Party Recoveries to the holders of Partnership B Units. All other net proceeds of property vested in the LP (including but not limited to proceeds of Debtors' Actions Recoveries) shall be allocated by the LP to the holders of Partnership A Units. All proceeds attributable both to Debtors' Actions Recoveries and Assigned Third Party Recoveries shall be allocated between the holders of Partnership A Units and Partnership B Units in a manner determined by the LP Committee, in their reasonable discretion. The LP shall file a "Notice of Allocation" to be filed with the Bankruptcy Court, and shall provide the holders of the LP Units with a 20-day "negative notice" period to object to any such allocation. The failure of any holder of an LP Unit to timely file an objection to the allocation shall constitute ratification of the allocation by the LP.

          (i) The LP shall allocate the expenses attributable to prosecution of Assigned Third Party Actions to the holders of Partnership B Units and shall deduct such expenses from distributions, if any, to the holders of Partnership B Units. This allocation shall be included in the "Notice of Allocation" described in the preceding paragraph.

     Debtors' Claims Agent:  The Debtors' Claims Agent shall succeed to the
     ---------------------
rights and duties of the Debtors to determine the amount of Allowed Claims by
(i) filing and prosecuting objections thereto, (ii) seeking subordination of Claims, (iii) estimating Disputed Claims, unliquidated Claims, or portions of Claims which are unliquidated. The Debtors' Claims Agent shall have the power and authority to take whatever actions are deemed necessary and proper in carrying out the functions granted pursuant to this Plan. The fees and expenses of the Debtors'

                            Exhibit 2 to Joint Plan
                            ========

Claims Agent shall be paid from the LP as an expense of administration and shall not exceed $30,000, exclusive of legal counsel and other professionals retained thereby. Effective upon the entry of the Confirmation Order, the Reorganized Debtor shall have no responsibility for objecting to Claims, same having been assigned to the Debtors' Claims Agent.

     Sale of Certain Collateral:  Unless the Court orders otherwise as is
     --------------------------
provided in this paragraph, or unless the Collateral is surrendered to the holders of Allowed Secured Claims in full and final satisfaction as provided herein above, the Manager shall have the right to sell property which is collateral for an Allowed Secured Claim at or subsequent to Confirmation, free and clear of all liens, claims and encumbrances, with the net proceeds to be paid to the Secured Creditors to the extent their respective interests may
appear.   In order to effect such sale, the Manager shall deliver a copy of the executed written agreement of sale at least 7 business days prior to the closing of such sale only to the Secured Creditor(s) whose collateral is to be sold. In the event such Creditor opposes the sale the Creditor shall, within 7 business days of receipt of such written agreement, file with the Bankruptcy Court and deliver to both the Manager and the Committee's Counsel a written objection thereto. In the event that the Creditor timely complies with the requirement to file and deliver such objection, the Bankruptcy Court shall hold a hearing on such objection and the sole issue to be determined will be whether terms of sale and amount to be paid are fair and reasonable under the circumstances. Failure to so timely comply with the requirement to file and deliver such objection shall constitute a bar to any relief to such Creditor, and the Bankruptcy Court shall deny such objection and Order the sale to be had, free and clear of liens, claims and encumbrances, with such liens, claims and encumbrances to attach to the net proceeds of Sale. In the event the Bankruptcy Court determines the proposed sale is fair and reasonable under the circumstances, the Bankruptcy Court shall cause an Order to be entered ordering the property to be sold free and clear of liens, claims and encumbrances, with any such liens claims and encumbrances (including those disputed) to attach to the net proceeds. Upon sale of such property, payment of the net proceeds to such Creditor or paid in trust pending resolution of the Disputed Claim as provided herein, the unpaid principal balance of the amount paid to such Creditor or in trust shall be reduced by the amount of the net proceeds the unpaid principal balance shall be reamortized to reflect such credit and the payments shall be reduced accordingly. In such event, the Manager shall deliver to Creditor a modified promissory note and Creditor shall return to Manager any promissory note previously delivered to such Creditor pursuant to the terms of this Plan.

     Transfer of Certain Property:  To the extent applicable, the Manager may
     ----------------------------
request, under separate motion, that the Court determine the value of the Allowed Secured and Unsecured Claims of certain lienholders pursuant to (S) 506(a), Bankruptcy Code and Bankruptcy Rule 3012. After such determination, on the Closing Date or Final Order of such determination, which ever shall be the last to occur, the Estates may transfer so much of the collateral to respective lienholders as in the sole discretion of the Manager may be required to satisfy Secured Claims or restructure lienholder indebtedness as is provided above in "Provisions for Satisfactions of Claims". Nothing contained in this paragraph shall constitute a waiver of the Manager's right to designate such property as payment of a Disputed Claim to be held in trust as provided herein. Upon transfer of such property, whether in trust pending resolution of the Disputed Claim, or otherwise, the unpaid principal balance of the amount to be paid to such Creditor shall be


                            Exhibit 2 to Joint Plan
                            ========
reduced by the value of the property to be transferred, and the unpaid principal balance shall be reamortized to reflect such credit, and the payments shall be reduced accordingly. In such event, the Manager shall deliver to Creditor a modified promissory note and Creditor shall return to Manager any promissory note previously delivered to such Creditor pursuant to the terms of this Plan.

     Closing: The Debtors, the Manager and all Creditors and parties in interest
     -------
required to execute releases, termination statements, assignments, deeds, bills of sale or other documents required for the Closing shall be ordered and directed to effect the Closing on the Closing Date. The ownership interests in the LP shall be allocated to Class 9, 10, 11 and 12 Claimants without the necessity of the execution of any document by any such Claimant. Failure of any party to execute a required document necessary for the closing shall constitute a contempt of the Court's Confirmation Order, which shall require such documents to be executed in accordance with the terms of the Plan and the Confirmation Order. If parties cannot agree on the form of a particular document required by the Plan, then such matter shall be brought to the attention of the Court for its consideration.

     Disputed Claims:
     ---------------

          (a) Establishment of Disputed Claims Reserve.  Notwithstanding any
              ----------------------------------------
     other provision of this Plan, no assets or property shall be distributed under this Plan on account of any Disputed Claim. For all Disputed Claims, the Manager shall establish and hold, in trust, reserves (each such reserve being herein called a "Disputed Claims Reserve") with respect to each Class
                            -----------------------
     1, 2, 3, 4 or 5 Claim for which there exists a Disputed Claim, and the Manager shall place in each Disputed Claims Reserve the assets and property to be distributed on account of such Disputed Claims pursuant to this Plan, pending Allowance or Disallowance of such Claim. Pending Final Order concerning a Disputed Claim, the Manager shall pay into the Disputed Claims Reserve all payments provided for under this Plan pursuant to any Allowed Claim which would have been required to be delivered to the Claimant absent a Disputed Claim. Cash held in any Disputed Claims Reserve shall be held in a segregated interest-bearing trust account. To the extent practicable, the Manager may invest the Cash in any Disputed Claims Reserve in a manner that will yield a reasonable net return, taking into account the safety of the investment.

          (b) Determination of Disputed Claims Reserve.  The Bankruptcy Court
              ----------------------------------------
     may, before Confirmation, determine for each Class 1, 2, 3, 4 or 5 Claim the amount of assets and property sufficient to fund each Disputed Claims Reserve established with respect to any such class. The Bankruptcy Court may estimate and determine by an Estimation Order the Estimated Amount of Claims in each Class for which a Disputed Claims Reserve has been established. Any Claimant holding a Disputed Claim so estimated will have recourse only to undistributed assets and property in the Disputed Claims Reserve for the Class in which such Disputed Claim has been placed and not to the Manager or any other LP assets or property, should the Allowed Claim of such Claimant, as finally determined by a Final Order, exceed such Estimated Amount.

                            Exhibit 2 to Joint Plan
                            ========

          (c) Return of Assets.  Except as otherwise provided herein, all assets
              ----------------
     and properties (and all interest payments and dividends previously paid in connection therewith) in any Disputed Claims Reserve for any Class of Claims remaining after the resolution of all disputes relating thereto shall be returned to the LP for distribution in accordance with this Plan.

          (d) Withholding of Taxes.  The Manager as the disbursing agent shall
              --------------------
     withhold from any assets and property distributed under this Plan any assets and or property which must be withheld for federal, state and local taxes payable by the Entity entitled to such property to the extent required by applicable law.

     Estimated Claims:
     ----------------

          (a) Except as otherwise provided herein, upon motion of the Debtors' Claims Agent, the Court may estimate for purposes of allowance pursuant to
     (S) 502(c), Bankruptcy Code, (i) any Disputed Claim or unliquidated Claim, or (ii) any portion or part of an Claim that is, itself, unliquidated.

          (b) The Debtors' Claims Agent shall, on or before 120 days following the Effective Date (unless an extension of such period is requested by the Claim Agent), file separate motions to estimate the amounts of Debt Securities Laws Claims and Equity Securities Laws Claims against the Debtors for all purposes, including, but not limited to, distribution pursuant to (S) 502(c), Bankruptcy Code. The Debtors' Claims Agent will provide notice of the estimation proceeding to parties holding a Debt Securities Laws Claim or Equity Securities Laws Claim (as the case may be) or their assigns, the Manager, and any Entity who has issued an Insurance Policy to the Debtors pertaining to such Claim. Any determination by the Bankruptcy Court in connection with this estimation proceeding shall be binding on all parties who have received notice thereof. The Bankruptcy Court will hold a final hearing within 45 days of the filing of any motion pursuant to this paragraph.

     Unclaimed Property:  Any LP Units, cash, or other assets and property to be
     ------------------
distributed under this Plan, which remain unclaimed or otherwise not deliverable to the Entity entitled thereto before the later of: (i) two (2) years after the
                                          ----- --
Confirmation Date or (ii) sixty (60) calendar days after an Order allowing such Person's Claim becomes a Final Order, shall become vested in, and shall become the property of the LP. In such event, such Person's Claim shall no longer be deemed to be "Allowed" and such Entity shall be deemed to have no further Claim
              -------
in respect of such distribution and shall not participate in any further distributions under this Plan.

     Exoneration and Reliance:  Provided that the Debtors and the Committee and
     ------------------------
their respective attorneys, accountants and other Professional Persons employed in the Proceedings act in good faith, they shall not be liable to any Claimant or other party with respect to any action, forbearance from action, decision, or exercise of discretion taken during the period from the Petition Date to the Effective Date in connection with: (1) the operation of Debtors; (2) the

                            Exhibit 2 to Joint Plan
                            ========
implementation of any of the transactions or actions provided for, or contemplated in, this Plan or the Plan Documents; or (3) the administration of this Plan or the assets and property to be distributed pursuant to this Plan and the Plan Documents other than for willful misconduct or gross negligence. Debtors and the Committee, and their respective affiliates, officers, directors, shareholders, members, representatives, attorneys, financial advisors, and agents may rely upon the opinions of counsel, independent public accountants, appraisers and other experts or professionals employed by Debtors and the Committee, if any, respectively, and such reliance shall conclusively establish good faith. In any action, suit or proceeding by any Claimant or other party in interest contesting any action by, or non-action of, Debtors and/or the Committee, or their respective affiliates, officers, directors, shareholders, members, representatives, attorneys, financial advisors, independent public accountants, appraisers, and agents as not being in good faith, the reasonable attorneys' fees and costs of the prevailing party shall be paid by the losing party, and as a condition to going forward with such action, suit, or proceeding at the outset thereof, all plaintiffs thereto shall be required to provide appropriate proof and assurances of their capacity to make such payments of reasonable attorneys' fees and costs in the event they fail to prevail.

     Form of Payments:  Cash Payment(s) to be made by the Manager pursuant to
     ----------------
this Plan shall be made in Cash or by check drawn on a domestic bank or by wire transfer from a domestic bank.

     Manager Exculpation:  The Debtors' Claims Agent, the Manager, the LP, and
     -------------------
the members of the LP Committee, and all professionals retained thereby, from and after the Effective Date, are hereby exculpated by all Entities, holders of Claims and Interests, and parties in interest receiving distributions under the Plan, from any and all claims, causes of action, and other assertions of liability (including breach of fiduciary duty) arising out of their discharge of the powers and duties conferred upon them by the Plan or any order of the Bankruptcy Court entered pursuant to or in furtherance of the Plan, or applicable law, except solely for actions or omissions arising out of their gross negligence or willful misconduct. No current holder of a Claim or an Interest, or representative thereof, shall have or pursue any claim or cause of action (1) against the Manager or such professional for making payments in accordance with the Plan, or in furtherance of the LP Agreement or for implementing the provisions of the Plan or the LP Agreement; or (2) against any holder of a Claim for receiving or retaining payments or other distributions as provided for by the Plan.

     Further Authorizations: Debtors, or the Manager, as the case may be, if and
     ----------------------
to the extent necessary, shall seek such orders, judgments, injunctions, and rulings that may be required to carry out further the intentions and purposes, and give full effect to the provisions of this Plan.

     Assignment of Causes of Action by Creditors:
     -------------------------------------------

          (a) On the Effective Date, the Indenture Trustee, unless it has made the Non-Assignment Election (defined herein) shall be deemed to have assigned to the LP any claims or causes of action the Indenture Trustee may hold on its own behalf, including all rights to enforce the provisions of such indentures and all claims and causes of action that are vested in the

                            Exhibit 2 to Joint Plan
                            ========

     Indenture Trustee pursuant to the terms of the Indenture (other than claims for fees and expenses and claims for indemnity held by Indenture Trustee, against a predecessor Indenture Trustee) against any Persons or Entities, including, but not limited to, the Debtors, their current or former directors, officers, and professionals, or other third parties, including, but not limited to, financial institutions and third party professionals relating to the Indenture Trustee's activities pursuant to the Indenture. Notwithstanding the foregoing, the Indenture Trustee shall not have been deemed to have assigned to the LP its right or power to determine the subordination or priority of the Claim of holders of securities under the Indenture vis-a-vis Senior Indebtedness (as defined in the Indenture).

          (b) On the Effective Date, unless they have made a Non-Assignment Election (defined herein), as specified in section (c) below, holders of Class 9, 10, 11 and 12 Claims shall be deemed to have assigned to the LP the Assigned Third Party Actions.

          (c) On the later of the (i) Effective Date or (ii) the date on which the holder of a Disputed Claim in Class 9, 10, 11 or 12 becomes the holder of an Allowed Claim in such Class, such holder shall be deemed to have assigned any claim against the Debtors or their Estates to the LP in consideration of such holder's receipt of its Pro Rata share of the LP Units as provided under this Plan. The LP shall succeed to the rights of the holder of such Claim upon such assignment, including the right (but not the obligation) to object to Claims. Notwithstanding the foregoing, subject to making a Non-Assignment Election, holders of Debt Securities Laws Claims against the Debtor shall be deemed to have assigned any and all such Claims to the LP on the Effective Date.

          (d) Holders of Class 9, 10, 11 and 12 Claims may elect not to have such causes of action assigned to the LP (such election being referred to as the "Non-Assignment Election") by written notice contained in the Ballot and served on the Proponents on or before the Voting Deadline. A Non-Assignment Election shall apply to all classes of Claims applicable to such holder. Holders making a Non-Assignment Election shall waive all right to receive any their Pro-Rata portion of the Assigned Third Party Recoveries and will, therefore, receive no Partnership B Units on account of their Allowed Claims.

     Corporate Action:  On the Effective Date, all actions contemplated hereby
     ----------------
are deemed to be authorized and approved in all respects (subject to the provisions of this Plan). All matters provided for herein involving the structure of the LP or the Reorganized Debtor in connection with this Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the Interestholders, officers or directors of the Debtors or the Reorganized Debtor. On or as soon as practicable after the Effective Date, the appropriate officers of Reorganized Debtor and the Manager are authorized to issue, execute and deliver the agreements, documents, securities and instruments contemplated hereby in the name and on behalf of the Reorganized Debtor.

     Effectiveness of Securities, Instruments and Agreement:  On the Effective
     ------------------------------------------------------
Date, all securities, instruments, assignments, documents and agreements authorized, issued or entered

                            Exhibit 2 to Joint Plan
                            ========
into pursuant to this Plan, including, without limitation, the LP Units, shall become effective, legally binding and enforceable on the parties thereto in accordance with their respective terms and conditions without the requirement of any further action by the Interestholders, holders of Claims, officers or directors of the Debtor or the Reorganized Debtor, and shall be deemed to become effective simultaneously.

     Distributions to Unsecured Creditors Pursuant to the Plan:
     ---------------------------------------------------------

          (a) Holders of Claims which were reduced to judgment as of the ERLY Petition Date shall receive their LP Units in consideration for (i) the distributions set forth in the Plan; and (ii) the assignment and/or transfer of the Debtors' property to the LP. All other Allowed Unsecured Claims shall be transferred to the LP in consideration of (i) the distributions set forth in this Plan, and (ii) the assignment and/or transfer of the Debtors' property to the LP. Distributions under the Plan shall incorporate and implement any orders, compromises, and settlements with respect to, or between and among, the holders of Allowed Claims, including the allocation of distributions in respect of Allowed Claims (such as the distribution of any amount otherwise due to a holder of an Allowed Claims to another holder of an Allowed Claim which has a right to benefit from a subordination agreement).

          (b) Initial Distributions: On or as soon as practicable after the Effective Date, the LP, subject to the conditions set forth in this Plan, shall make the distributions provided under this Plan to holders of Allowed Priority Tax Claims and Allowed Non-Priority Tax Claims, subject to establishment of a Disputed Claims Reserve as to Disputed Claims in such classes. The LP shall further allocate on the records of the LP Units to holders of Allowed Class 9, 10, 11 and 12 Claims; provided that, for
                                                       --------
     purposes of distributions in respect of Allowed Class 9, 10, 11 and 12 Claims, it shall be presumed that Disputed Claims will be Allowed at their face amount, with the result that a portion of the LP Units available for distribution will be held in escrow by the Transitional Limited Partner (as defined in the LP Agreement) until the allowance of Disputed Claims are determined by Final Order.

          (c) Subsequent Distributions: All LP Units that are not distributed by the LP on or promptly after the Effective Date shall be held in escrow by the Transitional Limited Partner (as defined in the LP Agreement) pending distribution pursuant to the provisions of this Plan. Promptly after any Disputed Claim in Class 9, 10, 11 or 12 becomes an Allowed Claim, the LP shall cause to be distributed to the holder of such Allowed Claim the LP Units that such holder would have been entitled to receive under the Plan if such Claim had been an Allowed Claim on the Effective Date. Promptly after any Disputed Claims in Class 9, 10, 11 or 12 become disallowed pursuant to Final Order, the LP shall cause to be distributed to the holders of Allowed Claims the LP Units (in excess of those already distributed) that such holders would have been entitled to receive under the Plan if such Claim had been disallowed on the Effective Date.

          (d) Distribution of Fractional LP Units: The distribution of shares of LP

                            Exhibit 2 to Joint Plan
                            ========

     Units as provided herein, may mathematically entitle the holder of an Allowed Class 9, 10, 11 or 12 Claim to a fractional Unit. Fractional distributions shall be rounded to the nearest fifth decimal (i.e. X.XXXXX Units).

          (e) Distributions of Partnership B Units: No holder of an Allowed Class 9, 10 or 11 Claim shall be entitled to receive a distribution of the Partnership B Units unless such holder (i) is a holder of an Allowed Claim on the Record Date, (ii) has not made the Non-Assignment Election, (iii) as of the Record Date, has not transferred or otherwise hypothecated those claims to be assigned to the LP, and (iv) has executed and returned to the Indenture Trustee or Manager, if applicable, an affirmation or, if such holder is a holder of a Allowed Class 10 Claim, a letter of transmittal verifying that such holder has not transferred or otherwise hypothecated those claims to be assigned to the LP.

     Distributions to Allowed Class 10 Claims:
     ----------------------------------------

          (a) Service of Indenture Trustee: For convenience in administration of distributions under the Plan, the Manager may designate the Indenture Trustee to make distributions, or, with the consent of the Indenture Trustee, designate a third party to serve in lieu of the Indenture Trustee for purposes of effecting distributions to holders of Allowed Class 10 Claims and in any such event (except where the context otherwise requires), any reference in this Plan to "Indenture Trustee" in respect of Allowed Class 10 Claims shall instead be deemed to refer to such third party so designated. To the extent any disbursing agent is not so designated with respect to Allowed Class 10 Claims, the Indenture Trustee shall enter into a Disbursing Agreement specifying the terms and conditions under which such Indenture Trustee is to make distributions on account of Allowed Class 10 Claims under the Plan.

          (b) Record Date for Holders of Allowed Class 10 Claims: The Record Date shall be the date for determining the holders of Allowed Class 10 Claims entitled to receive the distributions provided under the Plan. As of the close of business on the Record Date for purposes of distribution, the transfer ledgers in respect of the securities issued pursuant to the Indenture shall be closed. The Manager and the Indenture Trustee, or their agents, shall have no obligation to recognize any transfer of an Allowed Class 10 Claim occurring after the Record Date. The Manager and the Indenture Trustee, and their agents, shall be entitled instead to recognize and deal for all purposes herein with only those holders of record stated on the transfer ledgers maintained by the Indenture Trustee or their agents for the securities issued pursuant to the Indenture as of the close of business on the Record Date.

          (c) Condition to Distribution to Holders of Allowed Class 10 Claims:
     As a condition to receiving distributions provided for by the Plan in respect of Allowed Class 10 Claims, any holder of an Allowed Class 10 Claim shall be required to surrender such securities to the Indenture Trustee. All instruments surrendered to the Indenture Trustee shall be marked "Compromised and Settled Only as provided in the Plan of Reorganization for ERLY Industries, Inc." and delivered to the Manager. Unless waived

                            Exhibit 2 to Joint Plan
                            ========
     by the Indenture Trustee, any Entity seeking the benefits of being a holder of an Allowed Class 10 Claim who is unable to surrender the actual instrument to the Indenture Trustee, if the Indenture Trustee shall so require, shall supply to the Indenture Trustee an appropriate indemnity bond acceptable to the Indenture Trustee holding harmless the Manager and the Indenture Trustee from any damages, liabilities, or costs incurred in treating such Entity as a holder of such Allowed Class 10 Claim, together with appropriate evidence satisfactory to the Indenture Trustee of the destruction, loss, or theft of such security. Thereafter, such Entity shall be treated as the holder of an Allowed Class 10 Claim for all purposes of the Plan. On the Confirmation Date, all outstanding securities issued pursuant to the Indenture shall be canceled on the books of the Reorganized Debtor and become settled and compromised solely as provided herein in consideration for the right to participate in distributions provided by the Plan.

          (d) Indenture Trustee Expenses: Except as otherwise agreed to by the LP, the amount of any reasonable fees and expenses incurred by the Indenture Trustee on or after the Effective Date (including, but not limited to, taxes) and any expense reimbursement claims made by the Indenture Trustee for expenses incurred on or after the Effective Date, may be paid by the Indenture Trustee from funds distributed by the LP to the Indenture Trustee, if any, in respect of distributions to holders of Allowed Class 10 Claims.


                                 ARTICLE VIII
                                 ------------

                            EFFECT OF CONFIRMATION
                            ----------------------

     Binding Effect:  Except as provided in subsections (S)(S)1141(d)(2) and
     --------------
(d)(3), Bankruptcy Code, the provisions of this Confirmed Plan bind the Debtors, the Committee, the Manager, any entity acquiring property under the Plan, and any Creditor; Interestholder, or Affiliate of the Debtors, whether or not the Claim or Interest of such Creditor, or Interestholder is impaired under the Plan and whether or not such Creditor, Affiliate or Interestholder has accepted the Plan.

     Vesting of Property:  Except as otherwise provided in the Plan (and
     -------------------
specifically subject to the assignment and transfer of property to the LP as provided in this Plan), effective upon entry of the Confirmation Order, the Reorganized Debtor shall be vested with all of its assets and property and may operate its business free of any restrictions imposed by the Bankruptcy Code or by any Claimant, Creditor or the LP, save and except the Allowed Interestholders of ERLY.

     Debtors' Property Subsequent to Confirmation:  Except as provided in
     --------------------------------------------
subsections (S)(S)1141(d)(2) and (d)(3), Bankruptcy Code, or in this Plan, after Confirmation of the Plan, the property dealt with by the Plan is free and clear of all claims and interests of Creditors, Interestholders, and of any Affiliate of the Debtors.

     Discharge and Release of Claims: Except as otherwise provided in this Plan,
     -------------------------------
the entry of the Confirmation Order will act as a full and complete discharge of all Claims against Debtors


                            Exhibit 2 to Joint Plan
                            ========
of any nature whatsoever, including, without limitation, any liability of a kind specified in (S)(S) 502(g), 502(h) or 502(i), Bankruptcy Code, that arose, or has been asserted against, Debtors at any time before the entry of the Confirmation Order or that arises from any pre-Confirmation conduct of Debtors whether or not the Claim is known to or knowable by the Claimant. The discharge of Debtors will become effective as to each Claim, whether or not a proof of claim was filed on account of such Claim, whether or not the Claim constituted an Allowed Claim and whether or not the holder of the Claim voted to accept this Plan. In addition, the entry of the Confirmation Order will operate as a general resolution with prejudice, as of the Confirmation Date, of all pending legal proceedings against Debtors and their assets and properties as well as any proceedings not yet instituted against Debtors or their assets and properties, except as otherwise provided in this Plan. As provided in (S) 524, Bankruptcy Code, the discharge herein provided operates as an injunction against the prosecution of any Claim so discharged.

     No Liability for Tax Claims:  Unless a Governmental Unit has asserted a
     ---------------------------
Claim against Debtors before the appropriate Bar Date established therefor, no Claim of such Governmental Unit will be Allowed against the Debtors or will be paid by the LP for taxes, penalties or interest arising out of the failure, if any, of Debtors to have filed any tax return, including, but not limited to, any income tax return or franchise tax return in any prior year or arising out of an audit of any return for a period before the Petition Date.

     Injunction:  Except as otherwise expressly provided or permitted in this
     ----------
Plan, the Confirmation Order will provide that all entities who have held, hold or may hold a Claim are permanently enjoined on or after the Confirmation Date from: (1) making demand on, commencing, or continuing in any manner any action or other proceeding of any kind with respect to any such Claim against the Debtors, the Reorganized Debtor or the LP; (2) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtors, the Reorganized Debtor or the LP with respect to such Claim; (3) creating, perfecting or enforcing any Lien, Security Interest or encumbrance of any kind against the Debtors, the Reorganized Debtor or the LP with respect to such Claim; (4) asserting any setoff, right of subrogation or recoupment of any kind against any obligation due Debtors, the Reorganized Debtor, any entity which has issued an Insurance Policy to the Debtors, or against the property of the Debtors with respect to such Claim; (5) any act, in any manner, that does not conform to or comply with the provisions of this Plan or the Plan Documents; and (6) making demand on, commencing, enforcing, or continuing in any manner any action or proceeding against any Entity, including but not limited to the Debtors' officers, directors, Affiliates, or companies which have issued an Insurance Policy to the Debtors, with respect to any claim or cause of action which is property of one or more of the Estates (as defined under (S) 541, Bankruptcy Code). The Confirmation Order will further provide that all Entities who have not made the Non-Assignment Election are permanently enjoined on or after the Confirmation Date from making demand on, commencing, or continuing in any manner any action or proceeding against any party, including but not limited to the Debtors' officers, directors, Affiliates, or companies which have issued an Insurance Policy to the Debtors, with respect to any Assigned Third Party Action. Provided, however, that such injunction shall not impair the rights of the LP to prosecute any Debtors Action or any Assigned Third Party Action.

     Term of Injunctions or Continuation of Automatic Stay:  Notwithstanding any
     -----------------------------------------------------
provision in (S) 362, Bankruptcy Code, unless otherwise provided in this Plan or by Order of the Bankruptcy Court, all injunctions or automatic stays provided for in the Proceedings pursuant to


                            Exhibit 2 to Joint Plan
                            ========

(S)(S) 105 or 362, Bankruptcy Code, or otherwise, and in existence on the Confirmation Date shall be continued and shall remain in full force and effect until Consummation of the Plan.

     Cancellation of Indenture: On the Effective Date, the securities issued
     -------------------------
pursuant to the Indenture shall, except as provided in the Plan, be deemed cancelled, terminated, and of no further force or effect. The cancellation of the respective securities issued pursuant to the Indenture and surrender of instruments pursuant to this Plan shall extinguish the right of any holder of Allowed Class 10 Claim to commence any course of action against any Entity for principal and interest.

     Discharge of Indenture Trustee:  Subsequent to the performance of the
     ------------------------------
Indenture Trustee or its agents required under the provisions of the Plan and Confirmation Order and under the terms of the Indenture, the Indenture Trustee and its agent shall be relieved of all obligations associated with the Indenture.


                                  ARTICLE IX
                                  ----------

                           RETENTION OF JURISDICTION
                           -------------------------

     Jurisdiction:  Until the Proceedings are closed, the Bankruptcy Court shall
     ------------
retain the fullest and most extensive jurisdiction that is permissible, including that necessary to ensure that the purposes and intent of this Plan are carried out and to hear and determine all Claims that could have been brought before the entry of the Confirmation Order. Except as otherwise provided in this Plan, the Bankruptcy Court shall retain jurisdiction to hear and determine all Claims against Debtors and to adjudicate and enforce the Debtors' Actions, the Assigned Third Party Actions and all other causes of action which may exist on behalf of Debtors as they may be vested in the LP.

     General Retention:  Following the Confirmation of this Plan, the Bankruptcy
     -----------------
Court shall further retain jurisdiction for the purpose of classification of any Claim of any Claimant and the re-examination of Claims which have been Allowed for purposes of voting, and the determination of such objections as may be filed with the Bankruptcy Court against any Claim of any Claimant. The failure by Debtors to object to, or examine, any Claim for the purposes of voting, shall not be deemed a waiver of the right of Debtors or the LP to object to, or re-examine, such Claim, in whole or part.

     Specific Purposes:  In addition to the foregoing, the Bankruptcy Court
     -----------------
shall, without limitation, retain jurisdiction for the following specific purposes after the Confirmation of this Plan:

          (a) to modify this Plan or any of the Plan Documents after Confirmation pursuant to the Bankruptcy Rules and the Bankruptcy Code;

          (b) to assure the performance by Debtors, the LP and the Manager of their

                            Exhibit 2 to Joint Plan
                            ========
     respective obligations to make distributions under this Plan and the Plan Documents;

          (c) to enforce and interpret the terms and conditions of this Plan and the Plan Documents, including the appointment of members of the LP Committee or any successors to such members, the Debtors' Claims Agent, or the Manager;

          (d) to enter such orders, including injunctions, as are necessary to enforce the title, rights, and powers of Debtors, the Debtors' Claims Agent, or the LP without limitation, and orders authorizing or directing amendments, extensions or waivers of the terms of the Plan Documents, and to impose such limitations, restrictions, terms, and conditions on such title, rights, and powers as the Bankruptcy Court may deem necessary;

          (e) to enter an order concluding and terminating the Proceedings;

          (f) to correct any defect, cure any omission, or reconcile any inconsistency in this Plan, the Plan Documents, or the Confirmation Order as may be necessary, consistent with the requirements of the Bankruptcy Code and Bankruptcy Rules to carry out the purposes and intent of this Plan, including the adjustment of the date(s) of performance under this Plan, the Plan Documents, and any other documents related thereto in the event the Effective Date does not occur as provided herein, so that the intended effect of this Plan, the Plan Documents, and such other documents may be substantially realized thereby;

          (g) to decide issues concerning federal tax reporting and withholding which arise in connection with the Confirmation or Consummation of this Plan;

          (h) to hear and determine all Debtors' Actions and Assigned Third Party Actions and collect, compromise, discharge, and/or release all Debtors' Actions and Assigned Third Party Actions and grant such other relief as may be appropriate thereto;

          (i) to enforce and interpret the terms and conditions of the Plan Documents;

          (j)  to approve all Fee Claims;

          (k) to hear and determine any causes of action arising prior to the Effective Date or thereafter or in any way related to this Plan or the transactions contemplated hereby against Debtors and/or the Committee, and their respective officers, directors, shareholders, members, partners, attorneys, financial advisors, representatives, and agents;

          (l) to determine any and all applications pending on Confirmation for the rejection, assumption or assignment of Executory Contracts or Unexpired Leases and the allowance of any Claim resulting therefrom;

          (m) to determine such other matters and for such other purposes as may be

                            Exhibit 2 to Joint Plan
                            ========
     provided in the Confirmation Order;

          (n) to determine all questions and disputes regarding title to the assets of Debtors, their Estates, or the LP.

          (o) to adjudicate the exercise of the discretionary power vested in the Debtors' Claims Agent, the LP, or the Manager under this Plan, including but not limited to the allocation of the LP's income between Assigned Third Party Recoveries and Debtors' Actions Recoveries;

          (p) to hear and determine any and all adversary proceedings, applications, and contested matters, including any remands of appeals;

          (q) to ensure that distributions to holders of Allowed Claims are accomplished as provided herein;

          (r) to hear and determine any timely objections to or applications concerning Claims or the allowance, classification, priority, compromise, estimation, or payment of any Administrative Claim, Claim, or Interest;

          (s) to enter and implement such orders as may be necessary or appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, reversed, or vacated;

          (t) to enter and implement such orders as may be necessary or appropriate to execute, interpret, implement, consummate, or enforce the Plan and the transactions contemplated thereunder;

          (u) to recover all assets of the Debtors, the LP and property of the Estates and the LP, wherever located;

          (v) to hear and determine matters concerning state, local, and federal taxes in accordance with (S)(S) 346, 505, and 1146, Bankruptcy Code;

          (w) to determine the scope and extent of property of the Debtor's Estates as such property may be vested in the LP;

          (x) to issue appropriate injunctions to protect, or preserve property of the Debtor's Estates for the benefit of the LP; and

          (y) to issue Estimation Orders and hear actions initiated by the Debtors' Claims Agent.

     Failure of the Bankruptcy Court to Exercise Jurisdiction: If the Bankruptcy
     --------------------------------------------------------
Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction


                            Exhibit 2 to Joint Plan
                            ========
over any matter arising in, arising under, or related to the Proceedings, including the matters set forth in this Article IX, this Article IX shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter. In the event that the Bankruptcy Court or District Court fail to exercise or abstain from exercising jurisdiction, then the matter will be tried before the courts of the State of Texas, Nueces County, and venue for all purposes shall be in State of Texas, Nueces County.


                                   ARTICLE X
                                   ---------

            CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVENESS
            ------------------------------------------------------

     Conditions to Confirmation:  Confirmation of this Plan shall not occur
     --------------------------
unless each of the following conditions has occurred or has been waived in a writing executed by Debtors and the Committee:

          a.  Confirmation Order: The Confirmation Order,  in form and substance
              ------------------
     acceptable to Debtors and the Committee, shall have been entered by the Bankruptcy Court.

          b.  U.S. Trustee's Fees:  The fees of the United States Trustee then
              -------------------
     owing by Debtors shall  have been paid in full.


                                  ARTICLE XI
                                  ----------

                           MISCELLANEOUS PROVISIONS
                           ------------------------

     Revocation of Plan:  Debtors and the Committee jointly reserve the right to
     ------------------
revoke and withdraw this Plan before the entry of the Confirmation Order. If Debtors and the Committee revokes or withdraws this Plan, or if Confirmation of this Plan does not occur, then this Plan shall be deemed null and void and nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against Debtors, the Committee or any other Entity, or to prejudice in any manner the rights of Debtors, the Committee or any other Entity, in any further proceedings involving Debtors.

     Headings:  Headings are utilized in this Plan for convenience and reference
     --------
only, and shall not constitute a part of this Plan for any other purpose.

     Due Authorization by Claimants:  Each and every Claimant who elects to
     ------------------------------
participate in the distributions provided for herein warrants that Claimant is the duly authorized holder of such Claim and has not transferred such Claim, that Claimant is authorized to accept, in consideration of its Claim against Debtors, the distributions provided for in this Plan, and that there are no outstanding commitments, agreements, or understandings, express or implied, that may or can in any way defeat or modify the rights conveyed, or obligations undertaken, by such Claimant


                            Exhibit 2 to Joint Plan
                            ========
under this Plan.

     Payment or Distribution Dates:  Whenever any payment or distribution to
     -----------------------------
be made under this Plan shall be due on a day otherthan a Business Day, such payment or distribution shall, instead, be made, without interest, on the next Business Day thereafter.

     Modification of Payment Terms: Debtors and the Committee reserve the right
     -----------------------------
to modify the treatment of any Allowed Claim, as provided in (S) 1123(a)(4), Bankruptcy Code, at any time after the Effective Date upon the consent of the Committee and the Claimant whose Allowed Claim treatment is being modified.

     Entire Agreement:  This Plan, as described herein and in the Disclosure
     ----------------
Statement and Exhibits and Annexes hereto and thereto, sets forth the entire agreement and understanding among the parties hereto relating to the subject matter hereof and supersedes all prior discussions and documents. No party hereto shall be bound by any terms, conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof, other than as expressly provided for herein or as may hereafter be agreed to by the parties in writing.

     Administrative Claims Bar Date:  Unless otherwise ordered by the Bankruptcy
     ------------------------------
Court, the Confirmation Order will operate to set a bar date for Administrative Claims, which bar date shall be sixty (60) days after the Effective Date. Claimants holding Administrative Claims against Debtors not paid on the Effective Date may submit Proofs of Claim on or before such bar date. The notice of Confirmation to be delivered pursuant to Bankruptcy Rules 3020(c) and 2002(f) will set forth such date and constitute notice of the Administrative Claims bar date. Debtors, the Committee and any other party-in-interest will have ninety (90) days after the Administrative Claims bar date to review and object to such Claims before a hearing on such Administrative Claims for determination by the Bankruptcy Court.

     Preservation of Insurance Claims:  The Debtors' discharge and release from
     --------------------------------
all Claims as provided herein shall neither diminish nor impair the enforceability of any of the Insurance Policies purchased by, or on behalf of, Debtors and any other Entity and providing insurance coverage to Debtors and certain other Entities which may cover Claims against Debtors and such Entities.

     Preservation of Claims and Causes of Action:  The Debtors' discharge and
     -------------------------------------------
release from all Claims as provided herein shall neither diminish nor impair the enforceability of any claims or causes of action which were owned by Debtors on or before the Confirmation Date, all such claims whether or not listed in the Disclosure Statement, being hereby expressly reserved and preserved for the Reorganized Company and assigned to the LP.

     Confirmation Order: In addition to the requirements set forth in this Plan,
     ------------------
the Confirmation Order shall also ratify all transactions consistent with the provisions of this Plan and the Plan Documents effected by Debtors during the period commencing on the Petition Date and ending on the Effective Date.


                            Exhibit 2 to Joint Plan
                            ========

     Dissolution of the Official Committee:  Except as provided in the LP
     -------------------------------------
Agreement, on the Effective Date, the Official Committee, their attorneys and other professionals, will be dissolved, discharged and released of and from all further authority, duties, responsibilities and obligations related to and arising from the Proceedings.

      Discharge of Professionals:  On the Effective Date, all Professional
      --------------------------
Persons shall be discharged from their roles as professionals employed by the Debtor or the Committee, as the case may be. No Professional Person shall be paid from Estate funds or by the LP for services rendered after the Effective Date, except as may be necessary to comply with the Orders of the Bankruptcy Court, and further except to the extent that such Professional Person is employed by the LP or the Debtors' Claims Agent.

     Fees and Expenses of Professionals of the Debtors and U.S. Trustee Fees
     -----------------------------------------------------------------------
Incurred Subsequent to Confirmation Date:  All fees and expenses of Professional
----------------------------------------
Persons shall require submission to the Bankruptcy Court for approval.
Provided, however, that the LP or the Debtors' Claims Agent may move to establish procedures for interim payment of its Professional Persons incurred subsequent to the Effective Date as the Bankruptcy Court may subsequently approve. All U.S. Trustee's fees incurred from Confirmation Date (and any unpaid fees through Confirmation Date) until the Chapter 11 case is closed shall be paid as an expense of administration by the LP.

     Governing Law:  FEDERAL LAW (INCLUDING, WITHOUT LIMITATION, THE BANKRUPTCY
     -------------
CODE AND THE BANKRUPTCY RULES) SHALL GOVERN THE POWERS AND RIGHTS OF THE DEBTOR, THE REORGANIZED DEBTOR AND THE LP PURSUANT TO THIS PLAN (INCLUDING THE ASSIGNMENT AND/OR TRANSFER OF ASSETS, CLAIMS AND CAUSES OF ACTION TO THE LP).
IN ALL OTHER RESPECTS, THE RIGHTS AND OBLIGATIONS ARISING UNDER THIS PLAN SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

     Incorporation by Reference:  All of the terms, provisions and conditions
     --------------------------
contained in the Disclosure Statement are hereby realleged and herein incorporated by reference and made a part of this Plan for all purposes. To the extent of any inconsistency, the Plan prevails.

     Severability:  Should the Bankruptcy Court determine, prior to the
     ------------
Confirmation Date, that any provision in this Plan is either unlawful on its face or unlawful as applied to any Claim, such provision shall be unenforceable either as to all Claimants holding Claims or as to the Claimant holding such Claim as to which the provision is unlawful, respectively. Such a determination of unenforceability shall in no way limit or affect the enforceability and operative effect of any other provision of this Plan.

     Time:  In computing any period of time prescribed or allowed by this Plan,
     ----
the day of the act, event, or default from which the designated period of time begins to run shall not be


                            Exhibit 2 to Joint Plan
                            ========
included. The last day of the period so computed shall be included, unless it is not a Business Day, or, when the act to be done is the filing of a paper in court, a day on which weather or other conditions have made the clerk's office inaccessible, in which event the period runs until the end of the next day which is not one of the aforementioned days. When the period of time prescribed or allowed is less than 11 days, intermediate days that are not Business Days
           ----
shall be excluded in the computation.

     No Penalty or Interest:  Except as expressly stated in this Plan or
     ----------------------
otherwise Allowed by the Bankruptcy Court, no interest, penalty or late charge arising after the Petition Date and no penalty, including exemplary or punitive damages of any kind where any of the facts giving rise to same have arise prepetition, or post-petition but prior to the Effective Date hereof, is to be allowed on any Claim.

     No Attorneys' Fees:  No attorneys' fees will be paid with respect to any
     ------------------
Claim (other than administrative claims of Professional Persons) except as specified herein or as Allowed by a Final Order of the Bankruptcy Court.

     Promissory Notes:  Any promissory note to be delivered to a Creditor shall
     ----------------
be in accordance with State Bar of Texas forms, but shall require the holder thereof to give ten days notice of any intent to accelerate and of acceleration and shall not contain any provision permitting the holder thereof to accelerate the indebtedness in the event the holder deems itself insecure. In the event any existing lien or security documents permit such action they are hereby modified and reformed to comply with the terms of this paragraph.

     Addresses for Distributions to Claimants Holding Allowed Claims:  Unless
     ---------------------------------------------------------------
otherwise provided in this Plan, the Plan Documents, or a Final Order of the Bankruptcy Court, distributions to be made under this Plan to Creditors holding Allowed Claims shall be made by first class United States mail, postage pre-paid to: (a) the latest mailing address set forth in a Proof of Claim timely filed with the Bankruptcy Court by or on behalf of such Claimant, or (b) if no such Proof of Claim has been timely filed, the mailing address set forth in the Schedules filed by Debtors in their respective Proceeding, as amended, or such address as the Indenture Trustee may provide. The Manager shall not be required to make any other effort to locate or ascertain the address of the holder of any Claim.

     Consent to Jurisdiction:  Upon default under this Plan, Debtors, the
     -----------------------
Committee and all Creditors consent over any proceeding relating to such default to the jurisdiction of the unit of the United States District Court for the Southern District of Texas, Corpus Christi Division, known as the Bankruptcy Court for that District, or any successor thereto, and agrees that it shall be the preferred forum for all proceedings relating to such default.

     Prosecution of Objections:  After the date of entry of the Confirmation
     -------------------------
Order, only the LP shall have authority to file objections, litigate to judgment, settle, or withdraw objections to Disputed Claims.

     Claims Objection Deadline:  As soon as practicable, but in no event later
     -------------------------
than 180 days

                            Exhibit 2 to Joint Plan
                            ========
after the Effective Date, unless otherwise ordered by the Bankruptcy Court, objections to Claims shall be filed with the Bankruptcy Court and served upon the Claimants holding such Claims to which objections are made.

     Time Bar to Cash Payments:  Checks issued by the LP in respect of Allowed
     -------------------------
Claims or LP Units shall be null and void if not negotiated within six (6) months after the date of issuance thereof. Any amounts requests for reissuance of any check shall be made directly to the Manager by the holder of the Allowed Claim or LP Unit with respect to which such check originally was issued. Any claim in respect of such a voided check shall be made on or before the later of
(1) the second anniversary of the Effective Date or (2) ninety (90) days after the date of issuance of such check. After such date, all claims in respect of void checks shall be discharged and forever barred.

     Setoffs:  Subject to the limitations provided in (S) 553, Bankruptcy Code,
     -------
the LP acting on behalf of the Debtors may, but shall not be required to, set off against any Claim and the payments or other distributions to be made pursuant to this Plan in respect of such Claim, claims of any nature whatsoever Debtors may have against the Claimant holding such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by Debtors or the LP of any such claim that Debtors may have against such Claimant.

     Successors and Assigns:  The rights, duties and obligations of any Entity
     ----------------------
named or referred to in this Plan shall be binding upon, and shall inure to the benefit of, the successors and assigns of such Person.

     Allocation of Consideration Between Interest and Principal:  Consideration
     ----------------------------------------------------------
received by the holder of an Allowed Claim in exchange for such Claim shall be allocated first to the principal amount of such Claim and then, to the extent that such consideration (a) exceeds the principal amount of such Claim but (b) does not exceed the sum of the principal amount of such Claim and accrued but unpaid interest on such Claim, shall be allocated to such accrued but unpaid interest. Any excess of the consideration received by the holder of an Allowed Claim in exchange for such Claim over the sum of the principal amount of such Claim and the accrued but unpaid interest on such Claim shall be allocated to principal.


                                  ARTICLE XII
                                  -----------

                             MODIFICATION OF PLAN
                             --------------------

     ERLY WEI and the Committee may jointly propose amendments to, or modifications of, this Plan in accordance with and pursuant to (S) 1127, Bankruptcy Code at any time prior to or subsequent to the Confirmation.


                            Exhibit 2 to Joint Plan
                            ========

                                 ARTICLE XIII
                                 ------------

                                    NOTICES
                                    -------

     Any notice required to given in connection with this Plan shall be given to the following:

ERLY Industries, Inc.
Attn: Nanette Kelley, President
P.O. Box 788
Baton Rouge, LA 70821

Watch-Edge International, Inc.
Attn: Nanette Kelley, President
P.O. Box 788
Baton Rouge, LA 70821

With a copy to:
--------------

Law Offices of Matthew A. Rosenstein              William B. Finkelstein
Matthew A. Rosenstein                             Howard Marc Spector
American Bank Plaza, Suite 420                    Hughes & Luce, L.L.P.
711 N. Carancahua                                 1717 Main Street, Suite 2800
Corpus Christi, Texas 78475                       Dallas, Texas 75201
Phone 361-883-5577                                Fax 213-939-6100
Fax 361-883-5590                                  Attorney for the ERLY Committee
Attorney For ERLY Industries, Inc.

JEFFERS & BANACK, INCORPORATED
R. Glen Ayers
State Bar No. 01467500
745 E. Mulberry
San Antonio, TX 78212
210-736-6600 Phone
210-736-6889 Fax

Attorneys       for        Watch-Edge
International, Inc.


                            Exhibit 2 to Joint Plan
                            ========

EXECUTED as of June 1, 1999.

                              ERLY Industries, Inc.


                               By: /s/ Nanette Kelley
                                  ----------------------------
                                     Nanette Kelley, Chairman,
                                     President and Chief Executive
                                     Officer

                              Law Offices of Matthew A. Rosenstein


                              By: /s/ Matthew A. Rosenstein
                                 -----------------------------
                                     Matthew A. Rosenstein
                                     Texas Bar No. 17280000
                                     S.D. Id No. 291
                                     American Bank Plaza, Suite 420
                                     711 N. Carancahua
                                     Corpus Christi, Texas 78475
                                     Phone 512-883-5577
                                     Fax 512-883-5590

                                     Attorney For ERLY Industries, Inc.


                              Watch-Edge International, Inc.


                              By: /s/ Nanette Kelley
                                 ------------------------------
                                     Nanette Kelley, Chairman &
                                     President


                            Exhibit 2 to Joint Plan
                            ========

                              JEFFERS & BANACK, INCORPORATED


                              By: /s/ R. Glen Ayers
                                 -----------------------------
                                    R. Glen Ayers
                                    State Bar No. 01467500
                                    745 E. Mulberry
                                    San Antonio, TX 78212
                                    210-736-6600 Phone
                                    210-736-6889 Fax

                              Attorneys for Watch-Edge International, Inc.


                              ERLY INDUSTRIES, INC. STATUTORY
                              CREDITORS COMMITTEE


                              By: /s/ Michael Coal
                                 -----------------------------
                                   Chairman


                              Hughes & Luce, L.L.P


                              By: /s/ William B. Finkelstein
                                 ----------------------------------
                                    William B. Finkelstein
                                    State Bar No. 07016300
                                    S.D. Tex No. 13910
                                    Howard Marc Spector
                                    State Bar No. 00785023
                                    S.D. Tex No. 23274

                                    1717 Main Street, Suite 2800
                                    Dallas, Texas 75201
                                    214-939-5500 Phone
                                    214-939-6100 Fax

                              Attorneys for the ERLY
                              Statutory Creditors Committee



                            Exhibit 2 to Joint Plan
                            ========

                                   Exhibit 1

A. ERLY executory contracts and unexpired leases Assumed:

 (1) written and oral tax sharing agreements with affiliates and subsidiaries such as ARI and Chemonics are hereby assumed;

 (2) All insurance policies, including but not limited to Directors and Officers Insurance Policies, are hereby assumed.


B. WEI executory contracts and unexpired leases Assumed:

   (1) All insurance policies, including but not limited to Directors and Officers Insurance Policies, are hereby assumed.

   (2) The Terminal Services Contract and the sublease of real property in Phoenix, AZ between WEI and Fire-Trol Holdings, LLC. The LP will contribute sufficient funds to the Reorganized Debtor to permit the Reorganized Debtor to perform under these assumed agreements. Any default will be cured by the Effective Date.



                            Exhibit 2 to Joint Plan
                            ========

                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          ERLY AND WEI CREDITORS, L.P.


                          Dated as of _________, 1999


                            Exhibit 2 to Joint Plan
                            ========

                               TABLE OF CONTENTS


ARTICLE I - DEFINITIONS.......................................................

ARTICLE II - ORGANIZATION OF PARTNERSHIP......................................
     SECTION 2.1  Continuation................................................
     SECTION 2.2  Name........................................................
     SECTION 2.3  Names and Addresses of Partners.............................
     SECTION 2.4  Principal Office, Registered Agent and Registered Office
                  of the Partnership..........................................
     SECTION 2.5  Term........................................................

ARTICLE III - PURPOSE.........................................................
     SECTION 3.1  Purpose.....................................................
     SECTION 3.2  Powers......................................................

ARTICLE IV - CAPITAL CONTRIBUTIONS............................................
     SECTION 4.1  Capital Contributions.......................................
     SECTION 4.2  Record of Contributions.....................................
     SECTION 4.3  No Withdrawal...............................................
     SECTION 4.4  Capital Accounts............................................
     SECTION 4.5  Capital Account Calculations and Adjustments................

ARTICLE V - DISTRIBUTIONS AND ALLOCATIONS.....................................
     SECTION 5.1  Distributions...............................................
     SECTION 5.2  Allocations.................................................
     SECTION 5.3  Special Provisions Relating to the Transitional
                  Limited Partner.............................................
     SECTION 5.4  Admittance of Limited Partners..............................

ARTICLE VI - MANAGEMENT AND OPERATION OF BUSINESS.............................
     SECTION 6.1  Management..................................................
     SECTION 6.2  Expenses of the General Partner.............................
     SECTION 6.3  Partnership Funds...........................................
     SECTION 6.4  Contracts with Affiliates...................................
     SECTION 6.5  Liability of the General Partner and Other Indemnitees......
     SECTION 6.6  Indemnification.............................................
     SECTION 6.7  Special Prohibitions and Limitations........................
     SECTION 6.8  Other Matters Concerning the General Partner................
     SECTION 6.9  Title to Partnership Assets.................................
     SECTION 6.10 Resolution of Conflicts of Interest.........................
     SECTION 6.11 Approval of Settlements.....................................

ARTICLE VII - LP COMMITTEE...................................................
     SECTION 7.1  Establishment of LP Committee; Voting; Successors..........

ARTICLE VIII - RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS....................
     SECTION 8.1  Limitation of Liability....................................
     SECTION 8.2  Management of Business.....................................
     SECTION 8.3  Return of Capital..........................................
     SECTION 8.4  Rights of Limited Partners Relating to the Partnership.....
     SECTION 8.5  Right to Receive Distributions.............................
     SECTION 8.6  Right to Elect to Dissolve Partnership.....................

ARTICLE IX - BOOKS, RECORDS, ACCOUNTING AND REPORTS..........................
     SECTION 9.1  Records and Accounting.....................................
     SECTION 9.2  Fiscal Year................................................
     SECTION 9.3  Other Information..........................................

ARTICLE X - TAX MATTERS......................................................
     SECTION 10.1 Preparation of Tax Returns.................................
     SECTION 10.2 Tax Elections..............................................
     SECTION 10.3 Tax Controversies..........................................
     SECTION 10.4 Other Tax Matters..........................................
     SECTION 10.5 Withholding................................................

ARTICLE XI - POWER OF ATTORNEY...............................................
     SECTION 11.1 Power of Attorney..........................................

ARTICLE XII - TRANSFER AND CONVERSION OF
               PARTNERSHIP INTERESTS.........................................
     SECTION 12.1 Transfers..................................................
     SECTION 12.2 Transfer of Interests of the General Partner...............
     SECTION 12.3 Restrictions on Limited Partner Transfers..................
     SECTION 12.4 Successor Partners.........................................
     SECTION 12.5 Effectiveness of Transfer..................................

ARTICLE XIII - ADMISSION OF PARTNERS.........................................
     SECTION 13.1 Admission of the Transitional Limited Partner..............
     SECTION 13.2 Admission of Limited Partners..............................
     SECTION 13.3 Admission of Substituted Limited Partners..................
     SECTION 13.4 Admission of Successor or Additional General Partner.......
     SECTION 13.4 Admission of the Organizational Partner....................

ARTICLE XIV - WITHDRAWAL OR REMOVAL OF PARTNERS..............................
     SECTION 14.1 Withdrawal or Removal of the General Partner...............
     SECTION 14.2 Interest of Departing Partner and Successor................

     SECTION 14.3  Withdrawal of Organizational Partner.......................

ARTICLE XV - DISSOLUTION AND LIQUIDATION......................................
     SECTION 15.1  Dissolution................................................
     SECTION 15.2  Continuation of the Business of the Partnership............
     SECTION 15.3  Liquidation................................................
     SECTION 15.4  Cancellation of Certificate of Limited Partnership.........
     SECTION 15.5  Reasonable Time for Winding Up.............................
     SECTION 15.6  Return of Contributions....................................
     SECTION 15.7  Waiver of Partition........................................

ARTICLE XVI - AMENDMENT OF PARTNERSHIP AGREEMENT;
                MEETINGS; RECORD DATE.........................................
     SECTION 16.1  Amendments to Be Adopted Solely
                   by the General Partner.....................................
     SECTION 16.2  Amendment Procedures.......................................
     SECTION 16.3  Meetings...................................................
     SECTION 16.4  Notice of a Meeting........................................
     SECTION 16.5  Record Date................................................
     SECTION 16.6  Adjournment................................................
     SECTION 16.7  Waiver of Notice; Consent to Meeting;
                   Approval of Minutes........................................
     SECTION 16.8  Quorum.....................................................
     SECTION 16.9  Conduct of Meeting.........................................
     SECTION 16.10 Action Without a Meeting...................................
     SECTION 16.11 Voting and Other Rights....................................

ARTICLE XVII - CERTIFICATES...................................................
     SECTION 17.1  No Certificates............................................

ARTICLE XVIII - GENERAL PROVISIONS............................................
     SECTION 18.1  Addresses and Notices......................................
     SECTION 18.2  Titles and Captions........................................
     SECTION 18.3  Pronouns and Plurals.......................................
     SECTION 18.4  Parties....................................................
     SECTION 18.5  Action.....................................................
     SECTION 18.6  Binding Effect.............................................
     SECTION 18.7  Integration................................................
     SECTION 18.8  Creditors..................................................
     SECTION 18.9  Waiver.....................................................
     SECTION 18.10 Counterparts...............................................
     SECTION 18.11 Applicable Law.............................................
     SECTION 18.12 Invalidity of Provisions...................................

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF
                          ERLY AND WEI CREDITORS, L.P.


     This Agreement of Limited Partnership of ERLY and WEI Creditors, L.P. (the "Partnership'), dated __________, 1999 (the "Agreement"), is entered into by and among ___________________, Inc., a ______________ corporation [to be designated by Scott Van Meter as Manager], as general partner (the "General Partner"), and those Persons now and hereafter named as Limited Partners on the books and records of the Partnership (the "Limited Partners").

     WHEREAS, the Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code for ERLY Industries, Inc. and Watch-Edge International, Inc. ("Debtors"), dated _______, 1999, confirmed by order of the Bankruptcy Court entered on _______, 1999 (the "Plan") and incorporated herein, authorized the creation of the Partnership.

     WHEREAS, the parties hereto desire to provide for the governance of the Partnership and to set forth in detail their respective rights and duties relating to the Partnership.

     NOW, THEREFORE, in consideration of the mutual promises and agreements made herein, the parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Unless the context otherwise specifies or requires, the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified. Any capitalized terms not defined herein shall have the meanings ascribed to them in the Plan.

     Affiliate:  Any Person directly or indirectly controlling, controlled by or
     ---------
under common control with the Person in question. As used in this definition of "Affiliate," the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     Agreement:  This Agreement of Limited Partnership, as it may be amended,
     ---------
supplemented or restated from time to time.

     Bankruptcy Code:  Title 11 of the United States Code, as amended from time
     ---------------
to time, and any successor statute thereto.

     Bankruptcy Court:  The United States Bankruptcy Court, Southern District of
     ----------------
Texas, Corpus Christi Division.

     Capital Account:  A capital account established and maintained pursuant to
     ---------------
Article IV.

     Certificate of Limited Partnership:  The Certificate of Limited
     ----------------------------------
Partnership, and any and all amendments thereto and restatements thereof, filed on behalf of the Partnership as required under the Delaware Act.

     Code:  The Internal Revenue Code of 1986, as amended and in effect from
     ----
time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

     Commission:  The Securities and Exchange Commission.
     ----------

     Contribution:  Contributions to the Partnership as defined in Section 4.1.
     ------------

     Debtors:  ERLY Industries, Inc. and Watch-Edge International, Inc.
     -------

     Delaware Act:  The Delaware Revised Uniform Limited Partnership Act (6 Del.
     ------------
C. (S) 17-101, et seq.), as it may be amended from time to time, and any successor to such Act.

     Departing Partner:  The General Partner who has withdrawn or been removed
     -----------------
pursuant to Section 14.1.

     Distributable Net Proceeds of Assigned Third Party Recoveries:  All cash
     -------------------------------------------------------------
receipts and recoveries (and, in the event of the liquidation of the Partnership, non-cash receipts and recoveries which are Partnership Assets) of the Partnership arising from, on account of, or attributable to any Assigned Third Party Action, less, without duplication, (a) all expenses incurred by the Partnership in connection with or attributable to Assigned Third Party Actions, including without limitation current and accrued but unpaid expenses and a reasonable allocation of general, administrative and overhead expenses, and (b) reserves for unpaid expenses and liabilities in connection with or attributable to Assigned Third Party Actions that the General Partner reasonably expects to be incurred by the Partnership.

      Distributable Net Proceeds of Other Assets:  All cash owned by the
      ------------------------------------------
Partnership (and, in the event of the liquidation of the Partnership, non-cash Partnership Assets) and not included in Distributable Net Proceeds of Assigned Third Party Recoveries, less reserves for unpaid expenses and liabilities that the General Partner reasonably expects to be incurred by the Partnership (including obligations required to be paid by the Partnership pursuant to the Plan).

     Excess Distributable Proceeds:  As defined in Section 5.1(d).
     -----------------------------

     Fair Market Value:  The fair market value as determined by the General
     -----------------
Partner.

     GAAP:  Generally accepted accounting principles in the United States of
     ----
America as in effect from time to time.

     General Partner:  __________, Inc. in its capacity as general partner of
     ---------------
the Partnership, or any successor or additional general partner of the Partnership admitted pursuant to Sections 12.2(b) or 13.4.

     Indemnitee:  The General Partner, the Manager, the Transitional Limited
     ----------
Partners, any Departing Partner, any Person who was at any time on or after the Effective Date an Affiliate of the General Partner or any Departing Partner, any Person who was at any time on or after the Effective Date an officer, director, employee, partner, agent or trustee of the General Partner or any Departing Partner or any such Affiliate, or any Person who was at any time on or after the Effective Date serving at the request of the General Partner or any Departing Partner or any such Affiliate as a director, officer, employee, partner, agent or trustee of another Person.

     Limited Partner:  The Organizational Limited Partner, each Transitional
     ---------------
Limited Partner, each Person to whom Units are issued, and each Substituted Limited Partner, who is shown as a limited partner on the books and records of the Partnership. A Person may, but in no event is required to, sign or execute the Agreement as a Limited Partner, since showing a Person as a limited partner on the books and records of the Partnership is sufficient to admit a Person as a Limited Partner.

     Liquidating Trustee:  Either (i) the General Partner or (ii) the Person or
     -------------------
committee appointed pursuant to Section 15.3.

     LP Committee:  As defined in Article VII.
     ------------

     Majority or Majority Vote:  Approval by at least 51% in interest of the
     -------------------------
Limited Partners holding Partnership A Units and Partnership B Units (including the Transitional Limited Partner), with each such Unit entitled to one vote.

     Net Income:  The net income of the Partnership as defined in Section 4.6(e)
     ----------
hereof.

     Net Loss:  The net loss of the Partnership as defined in Section 4.6(e)
     --------
hereof.

     Opinion of Counsel:  A written opinion of counsel (who may be regular
     ------------------
counsel to the Partnership or the General Partner) selected by, or acceptable to, the General Partner with the approval of the LP Committee.

     Organizational Limited Partner:  The Manager under the Plan.
     ------------------------------

     Partner:  Any General Partner or Limited Partner.
     -------

     Partnership:  The limited partnership formed pursuant to this Agreement.
     -----------

     Partnership Assets:  All property whether tangible or intangible, including
     ------------------
the Assigned Third Party Actions and any and all recoveries therefrom, at any time owned by the Partnership.

     Partnership Interest:  As to any Partner, all of the interests of that
     --------------------
Partner in the Partnership, including, without limitation, any (i) right to a distributive share of the Net Income and Net Losses of the Partnership, and (ii) right to a distributive share of Partnership Assets.

     Person:  Any individual, corporation, association, partnership, joint
     ------
venture, trust, estate or other entity or organization.

     Plan:  Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code
     ----
for ERLY Industries, Inc. and Watch-Edge International, Inc., dated _______, 1999, confirmed by order of the Bankruptcy Court entered on _______, 1999.

     Pro Rata:  With respect to a Limited Partner and a class of Partnership
     --------
Units, at any time,
a fraction, the numerator of which is the number of Units of such class held by such Limited Partner at such time, and the denominator of which is the aggregate number of Units of such class held by all Limited Partners (including the Transitional Limited Partner) at such time.

     Reconstituted Partnership:  The new limited partnership formed in the
     -------------------------
manner described in Section 15.2.

     Record Date:  The date established by the General Partner for determining
     -----------
(i) the identity of Limited Partners entitled to (a) notice of or to vote at any meeting of Limited Partners, (b) give approval in writing for a meeting of Limited Partners, or (c) exercise rights in respect of any other lawful action of Limited Partners, or (ii) the identity of Limited Partners entitled to receive any report or distribution.

     Substantial Resolution:  A decision by the General Partner that
     ----------------------
substantially all of the Assigned Third Party Actions and Debtors' Actions have been resolved, which decision has been communicated to the Limited Partners and approved by the Bankruptcy Court.

     Substituted Limited Partner:  A Person who is admitted as a Limited Partner
     ---------------------------
in the Partnership pursuant to this Agreement in place of, and with all the rights of, a Limited Partner pursuant to Section 13.3, and who is shown as a limited partner on the books and records of the Partnership.

     Term:  The term of the Partnership as defined in Section 2.5 hereof.
     ----

     Three-Fourths Vote:  Approval by at least 75% in interest of the Limited
     ------------------
Partners holding Partnership A Units and Partnership B Units (including the Transitional Limited Partner), with each such Unit entitled to one vote.

     Transitional Limited Partner:  Transitional Limited Partner as defined in
     ----------------------------
Section 5.3(b).

     Treasury Regulation:  Any regulation implementing a provision of the Code,
     -------------------
promulgated by the Secretary of the Treasury or his delegate, as specifically referred to herein.

     Two-Thirds Vote:  Approval by at least 66-2/3% in interest of the Limited
     ---------------
Partners holding Partnership A Units and Partnership B Units (including the Transitional Limited Partner), with each such Unit entitled to one vote.

     Unit:  A unit of limited partner's interest in the Partnership, consisting
     ----
of three separate classes: the Partnership A Units, the Partnership B Units, and the Partnership C Units. The number of Units held by Limited Partners hereunder at any time shall be limited to 1,000,000 Partnership A Units, 1,000,000 Partnership B Units, and 1,000,000 Partnership C Units, subject to reduction upon any surrender and cancellation of Units pursuant to the Plan. Units may be issued in fractional amounts, with fractions rounded to the nearest fifth decimal place.

                                   ARTICLE II

                          ORGANIZATION OF PARTNERSHIP

     SECTION 2.1  Continuation.  The parties hereby form a limited partnership
                  ------------
pursuant to
the provisions of the Delaware Act.

     SECTION 2.2  Name.  The name of the Partnership formed hereby is ERLY and
                  ----
WEI Creditors, L.P. The business of the Partnership shall be conducted under such name or such other name as the General Partner may from time to time in its sole discretion determine. "Limited Partnership" or "L.P." (or similar words or letters) shall be included in the Partnership's name where necessary or appropriate to maintain the limited liability of the Limited Partners or otherwise for the purpose of complying with the laws of any jurisdiction that so requires or as the General Partner may deem appropriate.

     SECTION 2.3  Names and Addresses of Partners.  The General Partner of the
                  -------------------------------
Partnership is ___________________, Inc., a ______________ corporation [to be designated by Scott Van Meter as Manager]. The business address of the General Partner is __________. The date upon which the General Partner became a general partner of the Partnership is as set forth in the records of the Partnership. The General Partner may change its address at any time and from time to time. The names and business, residence or mailing addresses of the Limited Partners and the date upon which each such Person became a Limited Partner are as set forth from time to time in the records of the Partnership.

     SECTION 2.4  Principal Office, Registered Agent and Registered Office of
                  -----------------------------------------------------------
the Partnership.
---------------

            (a) The principal office of the Partnership shall be located at __________. The General Partner in its sole discretion may, at any time and from time to time, change the location of the Partnership's principal place of business within or outside the State of Delaware and may establish such additional places of business of the Partnership within or outside the State of Delaware as it may from time to time determine.

          (b) The name of the registered agent for service of process on the Partnership in the State of Delaware is [[The Prentice-Hall Corporation System, Inc]]. The address of the registered agent and the address of the registered office of the Partnership in the State of Delaware is [[32 Loockerman Square, Suite L-100, Dover, Kent County, Delaware 19901]].

     SECTION 2.5  Term.  The Partnership will commence upon the filing of the
                  ----
Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until June 30, 2019 (the "Term"), unless earlier terminated in accordance with any provisions of this Agreement. A Majority Vote may extend the Term in the event there has not been a Substantial Resolution.
In no event will the Partnership continue after a Substantial Resolution.

                                  ARTICLE III

                                    PURPOSE

     The Partnership shall bound by the terms of the Plan and the Confirmation Order in all respects, including (i) holding the assets conveyed to the Partnership under the Plan by the Debtors (including, but not limited to, the Debtors' Actions); (ii) holding the assets conveyed to the Partnership under the Plan by the Debtors' Creditors (including, but not limited to, the Assigned Third Party Actions); and (iii) satisfying the Claims of the Debtors' Creditors in the manner set forth in the Plan.

     SECTION 3.1  Purpose.  The business to be conducted and promoted by the
                  -------
Partnership shall be (i) to prosecute, settle or otherwise resolve Debtor Actions and Assigned Third Party Actions assigned to the Partnership; (ii) to defend any counterclaims relating thereto; (iii) to do anything necessary or incidental to the foregoing, and (iv) to hold or liquidate any assets, to pay any expenses, obligations or claims, and to perform any action or activity designated in the Plan to be held, paid, or performed, as the case may be, by the Partnership.

     SECTION 3.2  Powers.  The Partnership shall be empowered to do any and all
                  ------
acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and businesses described herein and for the protection and benefit of the Partnership, including, without limitation, the following:

          (a) To secure, maintain and pay for insurance against liability or other loss with respect to the activities and assets of the Partnership (including, without limitation, insurance against liabilities under Section 6.6);

          (b) To employ or retain such Persons as may be necessary or appropriate for the conduct of the Partnership's business, including full-time, temporary or part-time employees and attorneys, accountants, agents, consultants and contractors to act for and on behalf of the Partnership to the extent authorized by the General Partner, including, without limitation, to:

              (i) represent the Partnership in its dealings with third parties, and execute any kind of document or contract on behalf of the Partnership subject to the limitations set forth in Section 6.7; and

              (ii) propose, approve or disapprove of, and take, action for and on behalf of the Partnership, with respect to the operations of the Partnership;

          (c) To incur expenses and to enter into, perform and carry out contracts or commitments of any kind (including any indemnification expenses hereunder or under any of the Plan Documents), to assume obligations and to execute, deliver, acknowledge and file documents in furtherance of the purposes and business of the Partnership;

          (d) To pay, collect, compromise, arbitrate, litigate or otherwise adjust, contest or settle any and all claims or demands, of or against the Partnership, subject to the limitations set forth in Section 6.7; and

          (e) To engage in any kind of activity and to enter into and perform obligations of any kind with the General Partner or Affiliates of the General Partner or otherwise, necessary to, or in connection with, or incidental to, the accomplishment of the purposes and business of the Partnership, so long as said activities and obligations may be lawfully engaged in or performed by a limited partnership under the Delaware Act.

                                   ARTICLE IV

                             CAPITAL CONTRIBUTIONS

     SECTION 4.1  Capital Contributions.  At any time on or after the Effective
                  ---------------------
Date:

          (a)     Limited Partners.
                  ----------------

                  (i) Each Limited Partner issued Partnership A Units shall be deemed to have made a Contribution in an amount equal to its Pro Rata share (with respect to Partnership A Units) at such time of 99.9% (ninety-nine and nine-tenths percent) of the Fair Market Value as of the Effective Date of the aggregate of all assets, other than Assigned Third Party Actions, assigned or deemed assigned to the Partnership pursuant to the Plan.

                  (ii) Each Limited Partner issued Partnership B Units shall be deemed to have made a Contribution in an amount equal to its Pro Rata share (with respect to Partnership B Units) at such time of 99.9% (ninety-nine and nine-tenths percent) of the Fair Market Value as of the Effective Date of the Assigned Third Party Actions assigned or deemed assigned to the Partnership pursuant to the Plan.

                  (iii) Each Limited Partner issued Partnership C Units shall be deemed to have made a Contribution in an amount equal to its Pro Rata share (with respect to Partnership C Units) at such time of the Fair Market Value as of the Effective Date of the Excess Contribution Amount (defined below).

                  (iv) Notwithstanding the foregoing, the amount of the aggregate Contribution made by a Limited Partner pursuant to Sections 4.1(a)(i) and (ii) shall not exceed the amount of such Limited Partner's Allowed Claim, plus interest at the Federal Judgment Rate in effect on the Effective Date through the date an amount equal to such Allowed Claim plus interest has been distributed to such Limited Partner. The aggregate amount in excess of such amounts of Allowed Claims plus interest shall constitute the "Excess Contribution Amount."

                  (v) The Organizational Limited Partner will make a $100 Contribution in cash.

          (b)     General Partner.  The General Partner shall be deemed to have
                  ---------------
     made a Contribution in an amount equal to 0.1% (one-tenth of one percent) of the Fair Market Value as of the Effective Date of all assets assigned or deemed assigned to the Partnership pursuant to the Plan.

     SECTION 4.2  Record of Contributions.  The books and records of the
                  -----------------------
Partnership shall include true and full information regarding the amount of cash and cash equivalents and a designation and statement of the Fair Market Value of any other property contributed by each Partner to the Partnership.

     SECTION 4.3  No Withdrawal.  No Person shall be entitled to withdraw any
                  -------------
part of his

Contribution or Capital Account, or to receive any distribution from the Partnership, except as otherwise provided in this Agreement.

     SECTION 4.4  Capital Accounts.  The Partnership shall maintain for each
                  ----------------
Limited Partner and the General Partner a separate Capital Account in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv) and the provisions of Section
4.6 hereof. In the event any Partnership Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account and Partnership Interest of the transferor to the extent it relates to the transferred interest.

     SECTION 4.5  Capital Account Calculations and Adjustments.
                  --------------------------------------------

          (a)     Capital Account.  The Capital Account of a Partner shall be
                  ---------------
     the amount of money and the Fair Market Value of any asset contributed (including any asset deemed contributed pursuant to Section 4.1 hereof) to the Partnership (net of any liability secured by such property that the Partnership is considered to assume or take subject to under Section 752 of the Code) by such Partner, increased by

                  (i) such Partner's share of Net Income (or items thereof), including income exempt from tax and income described in Treasury Regulation Section 1.704-1(b)(2)(iv)(a)(3)(g),

                  (ii) such Partner's share of any gains described in Section 5.1(c) hereof, and

                  (iii) any other amounts required by Treasury Regulation
          Section 1.704-1(b),

     and decreased by

                  (iv) the amount of money and the Fair Market Value of any Partnership property distributed by the Partnership (net of any liabilities secured by such property that the Partner is considered to assume or take subject to under Section 752 of the Code) to such Partner,

                  (v) such Partner's share of Net Loss (or items thereof), including expenditures described in Section 705(a)(2)(B) of the Code and deductions and losses described in Treasury Regulation Section 1.704-1(b)(2)(i)(g),

                  (vi) such Partner's share of any losses described in Section 5.1(c) hereof, and

                  (vii) any other amounts required by Treasury Regulation
          Section 1.704-1(b).

          (b) No Partner shall be entitled to interest on his Capital Account.

          (c) Net Income and Net Loss.  "Net Income" and "Net Loss" shall mean
              -----------------------
     the income or loss of the Partnership for any relevant period, computed in accordance with federal income tax principles, except that gain or loss on disposition of Partnership Assets and the depreciation, amortization and other cost recovery deductions, if any, with respect to Partnership Assets shall be calculated by reference to their Book Values, rather than their adjusted tax bases. Article V hereof requires a determination of the portion of Net Income and Net Loss attributable to Assigned Third Party Actions and attributable to Partnership assets and operations other than Assigned Third Party Actions. The General Partner, with the approval of the LP Committee, shall make such determination in its reasonable discretion, and in doing so shall take into account, and be consistent with, the definition of Distributable Net Proceeds of Assigned Third Party Recoveries, and shall reasonably allocate general, administrative and overhead expenses.

                                   ARTICLE V

                         DISTRIBUTIONS AND ALLOCATIONS

     SECTION 5.1  Distributions.
                  -------------

          (a) Subject to Section 5.1(d), at the end of each calendar year (or more often if requested by the LP Committee), the General Partner shall make a distribution to the holders of Partnership A Units, Pro Rata, of the Distributable Net Proceeds of Other Assets.

          (b) Subject to Section 5.1(d), at the end of each calendar year (or more often if requested by the LP Committee), the General Partner shall make a distribution to the holders of Partnership B Units, Pro Rata, of the Distributable Net Proceeds of Assigned Third Party Recoveries.

          (c) At the end of each calendar year (or more often if requested by the LP Committee), the General Partner shall make a distribution to the holders of Partnership C Units, Pro Rata, of the Excess Distributable Proceeds, but only to the extent of such holders' Allowed Claim, plus interest at the Federal Judgment Rate in effect on the Effective Date through the date an amount equal to such Allowed Claim plus interest has been distributed to such Limited Partner. If there are Excess Distributable Proceeds that exceed such limitation, then they shall be distributed to all Limited Partners in proportion to the aggregate amount of distributions previously made to them by the Partnership.

          (d) The amount of the aggregate distributions made to a Limited Partner by the Partnership pursuant to Sections 5.1(a) and 5.1(b) shall not exceed the amount of such Limited Partner's Allowed Claim, plus interest at the Federal Judgment Rate in effect on the Effective Date through the date an amount equal to such Allowed Claim plus interest has been distributed to such Limited Partner. The aggregate amount of Distributable Net Proceeds of Assigned Third Party Recoveries plus Distributable Net Proceeds of Other Assets in excess of such amounts of permitted distributions shall constitute the "Excess Distributable Proceeds."

     SECTION 5.2  Allocations.  For any fiscal year of the Partnership:
                  -----------

          (a) Subject to Section 5.2(c), the Net Income, if any, and any items thereof, attributable to Assigned Third Party Actions shall be allocated in the following order of priority:

               (i) to the General Partner, to the extent that the sum of any Net Loss allocated to it under Section 5.2(d)(iii) exceeds any Net Income previously allocated to it under this paragraph 5.2(a)(i);

               (ii) to the General Partner and the holders of Partnership B Units, to the extent that the sum of any Net Loss allocated to them under Section 5.2(d)(i) or 5.2(d)(ii), respectively, exceeds any Net Income previously allocated to them under this paragraph 5.2(a)(ii), in proportion to the amounts of such Net Loss allocations;

               (iii) to the General Partner, in an amount equal to 0.1% (one-tenth of one percent) of such Net Income; and

               (iv)  to the holders of Partnership B Units, Pro Rata.

          (b) Subject to Section 5.2(c), the Net Income, if any, and any items thereof, attributable to Partnership assets and operations other than Assigned Third Party Actions shall be allocated in the following order of priority:

               (i) to the General Partner, to the extent that the sum of any Net Loss allocated to it under Section 5.2(e)(iii) hereof exceeds any Net Income previously allocated to it under this paragraph 5.2(b)(i);

               (ii) to the General Partner and the holders of Partnership B Units, to the extent that the sum of any Net Loss allocated to them under Section 5.2(e)(i) or 5.2(e)(ii), respectively, exceeds any Net Income previously allocated to them under this paragraph 5.2(b)(ii), in proportion to the amounts of such Net Loss allocations;

               (iii) to the General Partner, in an amount equal to 0.1% (one-tenth of one percent) of such Net Income; and

               (iv)  to the holders of Partnership A Units, Pro Rata.

          (c) The aggregate amount of Net Income allocable to a Limited Partner pursuant to Sections 5.2(a) and (b) shall not exceed the amount which, when credited to its Capital Account, would cause its Capital Account to equal the maximum amount of remaining distributions to which such Limited Partner is entitled pursuant to Sections 5.1(a), 5.1(b) and 5.1(d). The aggregate amount of Net Income in excess of such amounts shall be allocated, first, to the holders of Partnership C Units, Pro Rata, but only to the extent of the amount of remaining distributions to which such Limited Partners are entitled pursuant to the first sentence of Section 5.1(c), and second, to all Limited Partners in proportion to the amounts of distributions to which such Limited Partners are entitled pursuant to the second sentence of
     Section 5.1(c).

          (d) the Net Loss, if any, and any items thereof, attributable to Assigned Third Party Actions shall be allocated in the following order of priority:

               (i) to the General Partner, in an amount equal to his positive Capital Account balance, if any;

               (ii) to the holders of Partnership B Units, Pro Rata, but only to the extent of any positive balance in their Capital Accounts; and

               (iii) to the General Partner.

          (e) the Net Loss, if any, and any items thereof, attributable to Partnership assets and operations other than Assigned Third Party Actions shall be allocated in the following order of priority:

               (i) to the General Partner, in an amount equal to his positive Capital Account balance, if any;

               (ii) to the holders of Partnership A Units, Pro Rata, but only to the extent of any positive balance in their Capital Accounts; and

               (iii) to the General Partner.

          (f) The allocation of each item of income, gain, loss and deduction for federal income tax purposes shall be allocated to the Partners in the same manner as the corresponding item of Net Income or Net Loss as provided herein, and any tax credits shall be allocated among the Partners in proportion to the item of Net Income most closely associated with the activities which give rise to such credit (as determined in the discretion of the General Partner). For tax purposes only, any allocations required by Section 704(c) of the Code and Treasury Regulation Section 1.704-1(b)(4)(i) shall be made notwithstanding anything to the contrary in this
     Section 5.2.

          (g) Except as provided in Section 5.4 and 13.2(b) hereof, if there is a change in the Units owned by any Partner during a taxable period of the Partnership, the allocations set forth in this Section 5.2 shall be made on the basis of an interim closing of the books of the Partnership as of the close of business on the last day of the calendar quarter in which such change occurs.

          (h) For purposes of Section 5.2, no allocation of any loss or deduction shall be made to a Limited Partner if the effect of such allocation would be to cause or increase a deficit balance in such Limited Partner's Capital Account as of the end of the Partnership taxable year to which such allocation relates. For purposes of the preceding sentence, such Limited Partner's Capital Account shall be reduced by items described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6). If any Limited Partner unexpectedly receives an adjustment, allocation, or distribution described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), there shall be allocated to such Limited Partner items of income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate such deficit balance as quickly as possible. This provision is designed to constitute a "qualified income offset" in accordance with Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be construed in accordance with such intent.

     SECTION 5.3  Special Provisions Relating to the Transitional Limited
                  -------------------------------------------------------
Partner.
-------

              (a) The maximum number of Units that will be issued under this Agreement is fixed at 1,000,000 Partnership A Units, 1,000,000 Partnership B Units, and 1,000,000 Partnership C Units, all of which are to be issued as of the Effective Date. However, as of that time and as of the time required to make any allocation under Section 5.2 or any distribution under
     Section 5.1, the identity of all Persons who ultimately will be admitted to the Partnership as Limited Partners and issued Units under the Plan, and the final amount of Units to which each Person is entitled, will not be known. The provisions of this Article V have been adopted to provide for the ultimate distribution of a Unit to any Person who may become a Limited Partner, or whose Units increase, after the Effective Date and to provide for the payment of any tax liabilities in respect of the Net Income attributable to such Units. Provisions relating to allocations and distributions in this Section 5.3 therefore override anything to the contrary in Sections 5.1 and 5.2.

              (b) The Manager in his capacity as such under the Plan is hereby designated as the "Transitional Limited Partner" hereunder to act as an escrow agent, temporarily holding Units on behalf of, and for ultimate distribution to, the respective holders of Allowed Claims that are ultimately entitled to Units, or additional Units, under the Plan, pursuant to Section 13.1.

              (c) Any Net Income or Net Loss allocable to any Unit held by the Transitional Limited Partner shall be allocated to the Transitional Limited Partner in its capacity as a Limited Partner. All tax information reporting forms, including, without limitation, Schedule K-1 to IRS Form 1065, shall be mailed to the Transitional Limited Partner in respect of all Units registered in the name of the Transitional Limited Partner as of the date such forms are prepared and mailed. The Transitional Limited Partner shall file appropriate federal income tax returns in respect of any such allocations and shall remit federal income tax to the Internal Revenue Service at the highest rate of tax applicable to trusts under the Code based on information provided by the General Partner. Such tax for any taxable year shall be paid from any distributions made by the Partnership to the Transitional Limited Partner in respect of the Units with respect to which such taxable income allocations were made or, if any distribution during or subsequent to the end of such taxable year is made and designated by the General Partner as a distribution for tax liabilities for such taxable year, from such distribution if to be made by the Partnership to a Limited Partner transferee of such Units (such amount being withheld from the distribution to the transferee Limited Partner and remitted to the Transitional Limited Partner instead). The Partnership shall indemnify and hold harmless the Transitional Limited Partner for any and all taxes paid or payable by such Transitional Limited Partner, including any taxes payable as a result of receiving such indemnity payments, if any, in respect of any Units held by such Transitional Limited Partner to the extent that the distributions made to such Transitional Limited Partner and remittances of amounts withheld from distributions otherwise payable to transferee Limited Partners described in the preceding sentence are not sufficient to cover any such tax liability.

              (d) If, as of the time any distribution is made by the Partnership pursuant to Section 5.1, a Transitional Limited Partner holds one or more Units, the Partnership shall make the distribution in respect of any such Units to such Transitional Limited Partner. Subject to Section 5.3(c), the Transitional Limited Partner shall hold any such distribution received with respect to such Units for disposition as follows:

               (i) if such Units are subsequently transferred to an Allowed Claim holder, for delivery to such holder at the time of such transfer; or

               (ii) if such Units are subsequently deemed surrendered to and cancelled by the Partnership, for delivery to the Partnership at the time of such surrender and cancellation;

     provided, however, that such Transitional Limited Partner shall withhold
     --------  -------
     from any such delivery an amount necessary to pay the tax described in
     Section 5.3(c) in respect of any taxable year or portion thereof in which such Transitional Limited Partner is allocated taxable income with respect to such Units.

     SECTION 5.4  Admittance of Limited Partners.  Upon the issuance, or upon
                  ------------------------------
the transfer from the Transitional Limited Partner, of one or more Units to a holder of an Allowed Claim, such holder shall be a Limited Partner of the Partnership in accordance with Section 13.2. The Partnership shall treat such holder as a Limited Partner for tax information reporting purposes as of the first day allowable under applicable law.

                                   ARTICLE VI

                      MANAGEMENT AND OPERATION OF BUSINESS

     SECTION 6.1  Management.
                  ----------

           (a) Except as otherwise expressly provided in this Agreement, all decisions respecting any matter set forth herein or otherwise affecting or arising out of the conduct of the business of the Partnership shall be made by the General Partner. Except as otherwise expressly provided in this Agreement, the General Partner shall have full authority to do all things on behalf of the Partnership deemed necessary or desirable by it in the conduct of the business of the Partnership, including, without limitation, authority to exercise all of the powers contained in Section 3.2 and to effectuate the purposes specified in Section 3.1. The power and authority of the General Partner pursuant to this Agreement shall be liberally construed to encompass the General Partner's undertaking, on behalf of the Partnership, of all acts and activities in which a limited partnership may engage under the Delaware Act.

           (b) Each of the Limited Partners and each other Person who may acquire Partnership Interests hereby agrees that the General Partner is authorized to execute, deliver and perform the agreements, acts, transactions, and matters contemplated hereby on behalf of the Partnership without any further act, approval or vote of the Limited Partners. None of the execution, delivery or performance by the General Partner of any agreement authorized or permitted under this Agreement shall constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners under this Agreement, any other agreement contemplated herein, or of any duty stated or implied by law or equity.

          (c) The General Partner shall use all reasonable efforts to cause to be filed the Certificate of Limited Partnership as required by the Delaware Act and such other certificates or filings as may be determined in its sole discretion by the General Partner to be reasonable and necessary or appropriate for the formation and continuation and operation of a partnership in which the limited partners have limited liability in the State of Delaware or any other state in which the Partnership elects to do business. To the extent that the General Partner in its sole discretion determines such action to be reasonable and necessary or appropriate, the General Partner thereafter (i) shall file any necessary amendments to the Certificate of Limited Partnership, including, without limitation, amendments to reflect successor or additional general partners admitted pursuant to Section 13.4, and (ii) shall otherwise do all things (including the appointment or replacement of registered agents of the Partnership and maintenance of registered offices of the Partnership) requisite to the maintenance of the Partnership as a limited partnership under the laws of the State of Delaware or any other state in which the Partnership may elect to do business. If permitted by applicable law, the General Partner may omit from the Certificate of Limited Partnership and from any other certificates or documents filed in any state in order to qualify the Partnership to do business therein, and from all amendments thereto, the names and addresses of the Limited Partners and information relating to the Contributions and shares of profits and compensation of the Limited Partners, or state such information in the aggregate rather than with respect to each individual Limited Partner. Except as provided in Section 8.4(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership or any amendment thereto to any Limited Partner.

          (d) The General Partner shall cause the Partnership to enter into a management agreement with the Manager pursuant to which the Manager will be engaged and authorized to act and perform, for and on behalf of the Partnership, those actions, activities and services specified in the Plan to be done by the Manager and any other actions, activities or services which the General Partner, with the approval of the LP Committee or as authorized by the Bankruptcy Court, determines should also be included.
     The Manager is hereby expressly authorized to act for and on behalf of the Partnership, and in the General Partner's name, place and stead, with respect to those actions, activities and services set forth in such management agreement. Any act or action specified herein to be done by the General Partner may be delegated to the Manager pursuant to such management agreement.

     SECTION 6.2  Expenses of the General Partner.  All direct, out-of-pocket
                  -------------------------------
expenses incurred by the General Partner, including expenses of any independent contractors retained by the General Partner, in performing its duties as set forth in this Agreement, in addition to any reimbursement as a result of indemnification pursuant to Section 6.6, shall be reimbursed by the Partnership. The General Partner shall have no obligation whatsoever to pay for any costs or expenses of operating the Partnership.

     SECTION 6.3  Partnership Funds.  (a) The funds of the Partnership shall be
                  -----------------
deposited in such account or accounts in the name of the Partnership as are agreed upon by the General Partner and the LP Committee. All withdrawals from or charges against such accounts shall be made by the General Partner. Funds of the Partnership may be invested by the General Partner, subject to the restrictions set forth in this Agreement.

          (b) Partnership funds may be temporarily invested in United States treasury bills and notes with maturities of 12 months or less, institutional money market funds, time deposits and certificates of deposit of commercial banks organized under the laws of the United States, or any State thereof, having primary capital of not less than $500,000,000.

     SECTION 6.4  Contracts with Affiliates.  The General Partner may itself, or
                  -------------------------
may enter into an agreement with an Affiliate of the General Partner to, render services to the Partnership, subject to the prior approval of the LP Committee. Any services rendered to the Partnership by the General Partner or any such Affiliate shall be on terms that are fair and reasonable to the Partnership.

     SECTION 6.5  Liability of the General Partner and Other Indemnitees.  (a)
                  ------------------------------------------------------
No Indemnitee shall be liable to the Partnership or any Persons for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith and in a manner it reasonably believed to be in, or not opposed to, the best interests of the Partnership.

          (b) The General Partner and the LP Committee may exercise any of the powers granted to them by this Agreement and perform any of the duties imposed upon them hereunder either directly or through agents, and the General Partner and the LP Committee shall not be responsible for any misconduct or negligence on the part of any such agent appointed by General Partner or the LP Committee, as applicable, in good faith and in a manner it reasonably believed to be in, or not opposed to, the best interests of the Partnership.

     SECTION 6.6  Indemnification.  (a) To the fullest extent permitted by law,
                  ---------------
each Indemnitee shall be indemnified and held harmless by the Partnership from and against any costs, expenses, or disbursements of any kind or nature whatsoever including, without limitation, legal fees which such Indemnitee may incur in connection with its status as (v) the General Partner, a Departing Partner or an Affiliate thereof, (w) an officer, director, employee, partner, agent or trustee of the General Partner, any Departing Partner or an Affiliate thereof, (x) a Person serving at the request of the Partnership in a similar capacity, (y) the LP Committee or its members, or employees or agents of the LP Committee, or (z) the Transitional Limited Partner, other than costs, expenses, or disbursements of any kind or nature whatsoever arising from the willful neglect or gross negligence of such Indemnitee, if the Indemnitee acted in good faith and in a manner it reasonably believed to be in, or not opposed to, the best interests of the Partnership, and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful.

          (b) To the extent commercially reasonable, the Partnership shall purchase and maintain insurance on behalf of the General Partner and the LP Committee, and such other Indemnitees as the General Partner shall determine against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

          (c) Any indemnification hereunder shall be satisfied solely out of the assets of the Partnership (including, but not limited to any coverage provided under any policy of insurance). In no event may an Indemnitee subject the General Partner, the LP Committee, the Limited Partners or assignees, employees, independent contractors, or Affiliates of any of them to personal liability by reason of indemnification hereunder.

          (d) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.6 because the Indemnitee had an interest in the transaction with respect to which the indemnification applied if the transaction were otherwise permitted by the terms of this Agreement.

          (e) The indemnification provided in this Section 6.6 is for the benefit of the Indemnitees and shall not be deemed to create any right to indemnification for any other Persons.

          (f) The indemnification provided in this Section 6.6 obligates the Partnership to defend all claims subject to indemnification made against Indemnitees and to advance such funds as may be necessary to such defense.

          (g) The Partnership shall establish such reserves as may be necessary to discharge the indemnification obligations of this Section 6.6. No distributions shall be made to holders of Partnership A Units, Partnership B Units or Partnership C Units from reserved funds until claims of Indemnitees subject to indemnification have been fully satisfied.

     SECTION 6.7  Special Prohibitions and Limitations.  Without a Majority
                  ------------------------------------
Vote, the General Partner shall not, acting on behalf of the Partnership,

          (i)     extend the Term of the Partnership;

          (ii) approve the dissolution of the Partnership prior to the expiration of the Term; or

          (iii)   approve the amendment of the Agreement, except as provided in
     Section 2.7 and in Article XVI.

     SECTION 6.8  Other Matters Concerning the General Partner.  (a) The General
                  --------------------------------------------
Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

          (b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it and any opinion of any such Person as to matters that the General Partner reasonably believes to be within such Person's professional or expert competence shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the General Partner hereunder in good faith and in accordance with such opinion.

          (c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney- or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

     SECTION 6.9   Title to Partnership Assets.  All Partnership Assets shall be
                   ---------------------------
deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership Assets or any portion thereof. Title to any or all of the Partnership Assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership Assets for which legal title is held in the name of the General Partner shall be held in trust by the General Partner for the use and benefit of the Partnership in accordance with the terms and provisions of this Agreement. All Partnership Assets shall be recorded as the property of the Partnership on its books and records, irrespective of the name in which legal title to such Partnership Assets is held.

     SECTION 6.10  Resolution of Conflicts of Interest.  Unless otherwise
                   -----------------------------------
expressly provided in this Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, or any Limited Partner, on the other hand, any resolution or course of action in respect of such conflict of interest shall be permitted and deemed approved, ratified and confirmed by all Limited Partners and other Persons who may acquire Partnership Interests, and shall not constitute a breach of this Agreement, of any other agreement contemplated herein, or of any duty stated or implied by law or equity, if the resolution or course of action is approved by the LP Committee, which approval shall not be unreasonably withheld, or is approved by operation of this Agreement.

     SECTION 6.11  Approval of Settlements.  Any proposed settlement of an
                   -----------------------
Assigned Third Party Action or a Debtors' Action shall be subject to the approval of the LP Committee and the Bankruptcy Court.

                                  ARTICLE VII

                                  LP COMMITTEE

     SECTION 7.1   Establishment of LP Committee; Voting; Successors.  A
                   -------------------------------------------------
committee to be known as the "LP Committee" is hereby established and will consist of a number of members designated and named by the Bankruptcy Court at or before the Confirmation Hearing. The LP Committee will have the responsibilities expressly set forth in this Agreement. Whenever action or approval is required by the LP Committee, the LP Committee shall act by majority vote of all members. In the event a member, or its Affiliate, employer or employer's Affiliate, is an interested party with respect to an action or approval being voted upon by the LP Committee, such member shall not participate in such voting and such action or approval will require only the majority vote of the members eligible to vote. The General Partner shall notify each LP Committee member in writing whenever an action or approval is required of the LP Committee. If the requisite majority of the LP Committee has not responded in writing to the General Partner indicating the action to be taken or not taken or approval or disapproval within thirty (30) days of the date the General Partner sends such notice, the LP Committee shall be deemed to approve the proposed action. Members of the LP Committee may be involuntarily removed as a member only by order of the Bankruptcy Court. In the event a member of the LP Committee is removed, voluntarily resigns, or otherwise is unable to perform his or her duties as a member of the LP Committee, a successor shall be selected by the Bankruptcy Court, upon Motion filed by the General Partner.

                                  ARTICLE VIII

                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

     SECTION 8.1  Limitation of Liability.  The Limited Partners shall have no
                  -----------------------
liability under this Agreement, except as provided in this Agreement or by applicable law.

     SECTION 8.2  Management of Business.  No Limited Partner (other than any
                  ----------------------
Indemnitee or any employee or agent of the Partnership, in its capacity as such, if such Person shall also be a Limited Partner) shall take part in the operation, management or control of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by any Indemnitee or any employee or agent of the Partnership shall not affect, impair or eliminate the limitations on the liability of any such Limited Partner under this Agreement.

     SECTION 8.3  Return of Capital.  No Limited Partner shall be entitled to
                  -----------------
the withdrawal or return of his Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law, and then only to the extent provided for in this Agreement.

     SECTION 8.4  Rights of Limited Partners Relating to the Partnership.  In
                  ------------------------------------------------------
addition to other rights or obligations provided by this Agreement or by applicable law, the Limited Partners shall have the following rights and obligations relating to the Partnership:

          (a) Each Limited Partner, and each Limited Partner's duly authorized representative, shall have the right, upon reasonable notice and at reasonable times and at such Person's own expense, but only upon his written request and for a purpose reasonably related to such Person's interest as a Limited Partner, (i) to have true and full information regarding the status of the business and financial condition of the Partnership, (ii) to inspect and copy, promptly after they become available, the Partnership's federal, state and local income tax returns for each year, (iii) to have on demand a current list of the full name and last known business, residence or mailing address of each Limited Partner,
     (iv) to have true and full information regarding the Fair Market Value of any Contribution made by any Limited Partner and the date on which each such Person became a General Partner or Limited Partner, (v) to have a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with executed copies of any powers of attorney pursuant to which this Agreement or any such Certificate has been executed, and (vi) to have any other information regarding the affairs of the Partnership as is reasonable.

          (b) Anything in Section 8.4(a) to the contrary notwithstanding, either the General Partner or the LP Committee may keep confidential from the Limited Partners, and each Limited Partner's duly authorized representatives, for such period of time as the General Partner deems reasonable, any information that the General Partner reasonably believes is not in the best interests of the Partnership or could damage the Partnership or its business or which the Partnership is required by law or by agreements with third parties to keep confidential. If the Litigation' Managing Agent and the General Partner disagree on whether certain information is confidential, such information shall be kept confidential unless a determination is made by the Bankruptcy Court to release such information or unless disclosure is required by law or a regulatory authority.

          (c) In order to receive information with respect to the Partnership, each Limited Partner shall agree in writing to keep confidential all information obtained by it or made available to it except to the extent that such information is generally available to the public or available on a nonconfidential basis or disclosure thereof is required, or counsel for such Limited Partner advises that disclosure of such information should be made, pursuant to applicable law, regulations, subpoena, judicial process or for similar compelling reasons.

          (d) Notwithstanding paragraph (c) of this Section 8.4, in the event that, in connection with litigation, a Limited Partner wishes to disclose information concerning the Partnership obtained by it or made available to it, such Limited Partner shall notify the Partnership in a manner so as to provide the Partnership with adaquate opportunity to review the proposed disclosure and to seek protective orders from a court of competent jurisdiction regarding limitations on such disclosure.

     SECTION 8.5  Right to Receive Distributions.  No Limited Partner shall be
                  ------------------------------
entitled to any distribution from the Partnership for any reason or upon any event except as expressly set forth herein.

     SECTION 8.6  Right to Elect to Dissolve Partnership.  Upon a Three-Fourths
                  --------------------------------------
Vote of the Limited Partners, the General Partner shall petition the Bankruptcy Court to dissolve the Partnership.

                                   ARTICLE IX

                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

     SECTION 9.1  Records and Accounting.  The General Partner shall keep
                  ----------------------
complete and accurate books and records with respect to the Partnership's business, which books and records shall at all times be kept at the principal office of the General Partner. Any records maintained by the General Partner in the regular course of its business, including the names and addresses of Limited Partners, books of account and records of Partnership proceedings, may be kept on or be in the form of punch cards, magnetic tape, photographs, micrographic or any other information storage device, provided that the records so kept are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on the accrual basis in accordance with GAAP.

     SECTION 9.2  Fiscal Year.  The fiscal year of the Partnership shall be a
                  -----------
calendar year, unless a different taxable year is required by the Code.

     SECTION 9.3  Other Information.  Subject to applicable conflict
                  -----------------
restrictions and attorney/client privilege, the General Partner may release such information concerning the operations of the Partnership to such sources as is customary in the industry or required by law or regulation of any regulatory body.

                                   ARTICLE X

                                  TAX MATTERS

     SECTION 10.1  Preparation of Tax Returns.  The General Partner shall
                   --------------------------
arrange with an independent contractor for the preparation and timely filing of all returns relating to Partnership assets or operations, as necessary for federal, state and local income tax purposes, and shall furnish, or arrange to be furnished, to the Limited Partners as soon as practicable after the close of the taxable year, within such period as may be required by law, the tax information reasonably required for federal, state and local income tax reporting purposes. The classification, realization and recognition of income, gains, losses, deductions, credits and other items shall be on the accrual method of accounting for federal income tax purposes.

     SECTION 10.2  Tax Elections.
                   -------------

          (a) The Partnership shall not be required to make the election under
     Section 754 of the Code. The General Partner may make such election in its sole discretion.

          (b) The Partnership shall elect to deduct expenses incurred in organizing the Partnership ratably over a sixty month period as provided in
     Section 709 of the Code.

          (c) Except as otherwise provided herein, the General Partner shall determine in its sole discretion whether to make any other elections available under the Code or under any state's tax laws on behalf of the Partnership.

     SECTION 10.3  Tax Controversies.  Subject to the provisions hereof, the
                   -----------------
General Partner is designated as the Tax Matters Partner (as defined in Section 6231 of the Code) and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith.

     SECTION 10.4  Other Tax Matters.  The General Partner may retain tax
                   -----------------
professionals necessary in its reasonable discretion with respect to any tax matters relating to the Partnership, including, but not limited to, any communications with the Internal Revenue Service and performing its duties as Tax Matters Partner.

     SECTION 10.5  Withholding.  Notwithstanding any other provision of this
                   -----------
Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding and reporting obligations imposed by law, including pursuant to Sections 1441, 1442, 1445 and 1446 of the Code.

                                   ARTICLE XI

                               POWER OF ATTORNEY

     SECTION 11.1  Power of Attorney.  Each Limited Partner constitutes and
                   -----------------
appoints each of the General Partner and the Liquidating Trustee severally (and any successor to either thereof by merger, transfer, election or otherwise), and each of the General Partner's and the Liquidating

Trustee's authorized officers and attorneys-in-fact, with full power of substitution, as his true and lawful agents and attorneys-in-fact, with full power and authority in his name, place and stead to:

          (a) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (i) all certificates and other instruments including, at the option of the General Partner or Liquidating Trustee, as the case may be, this Agreement and the Certificate of Limited Partnership and all amendments and restatements thereof, that the General Partner or Liquidating Trustee, as the case may be, deems appropriate or necessary to carry out the purposes of this Agreement and to form, qualify, or continue the existence or qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability in the State of Delaware and under the Delaware Act and in all jurisdictions in which the Partnership may or may wish to conduct business or own property; (ii) all instruments that the General Partner or Liquidating Trustee, as the case may be, deems appropriate or necessary to reflect any amendment, change or modification of this Agreement in accordance with its terms; (iii) all conveyances and other instruments or documents that the General Partner or Liquidating Trustee, as the case may be, deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement (including a certificate of cancellation); and (iv) all instruments (including, if required by law, this Agreement and the Certificate of Limited Partnership and amendments and restatements thereof) relating to the admission, withdrawal or substitution of any Partner, or the Contribution of any Partner; and

          (b) sign, execute, swear to and acknowledge all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole discretion of the General Partner or the Liquidating Trustee, as the case may be, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner or the Liquidating Trustee, as the case may be, to effectuate the terms or intent of this Agreement; provided, however, that when required by any provision of this Agreement which establishes a percentage of the Limited Partners or Limited Partners of any class or series required to take any action, the General Partner or Liquidating Trustee may exercise the power of attorney made in this subsection (b) only after the necessary vote, consent or approval by the Limited Partners.

     Nothing herein contained shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XVI or as may be otherwise expressly provided for in this Agreement.

          The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive, and shall not be affected by, the subsequent death, incompetency, dissolution, disability, incapacity, bankruptcy or termination of any grantor and the transfer of all or any portion of his Partnership Interest and shall extend to such Person's heirs, successors and assigns. Each Limited Partner is deemed to consent to be bound by any representations made by the General Partner or the Liquidating Trustee, acting in good faith pursuant to such power of attorney. Each Limited Partner is deemed to consent to, and waive any and all defenses that may be available to contest, negate or disaffirm, the action of the General Partner or the Liquidating Trustee, taken in good faith under such power of attorney. Each Limited Partner shall execute and deliver to the General Partner or the Liquidating Trustee, within 15 days after receipt of the General Partner's or the Liquidating Trustee's request therefor, such further designations, powers of attorney and other instruments as the General Partner or the Liquidating Trustee reasonably deems necessary to effectuate this Agreement and the purposes of the Partnership. Failure to do so, however, does not revoke the powers granted in this Article XI.

                                  ARTICLE XII

                           TRANSFER AND CONVERSION OF
                             PARTNERSHIP INTERESTS

     SECTION 12.1  Transfers.
                   ---------

          (a) The term "transfer," when used in this Article with respect to a Partnership Interest, shall be deemed to refer to a transaction by which a Partner assigns all or any part of its Partnership Interest (including any Unit) and includes a sale, assignment, gift, pledge, hypothecation, mortgage, exchange or any other disposition of all or any part of any Partnership Interest (including any Unit).

          (b) Except as provided in Sections 5.3, 13.1 and 13.2, no Partnership Interest (including any Unit) or all or any part of any Partnership Interest (including any Unit) may be transferred in whole or in part, except in accordance with the terms and conditions set forth in this
     Article XII. Any transfer or purported transfer of all or any part of any Partnership Interest (including any Unit) not made in accordance with this
     Article XII shall be null and void.

     SECTION 12.2  Transfer of Interests of the General Partner.
                   --------------------------------------------

          (a) The General Partner may not transfer its Partnership Interest as the General Partner, and the General Partner represents that there will be no transfer of the ownership of the General Partner, unless a Majority Vote approves of such transfer; provided, however, that no such transfer of all of the General Partner's Partnership Interest as the General Partner shall be effective until such time as an additional or successor general partner has been approved by a Majority Vote, and admitted pursuant to Section 13.4.

          (b) Neither Section 12.2(a) nor any other provision of this Agreement shall be construed to prevent (and all Limited Partners expressly approve of) (i) the transfer by the General Partner of all or any part of its Partnership Interest to an Affiliate, and the assumption of the rights and duties of the General Partner by such Affiliate and its admission as general partner, (ii) the transfer by the General Partner of any part (but not all) of its interest in items of Partnership income, gain, loss, deduction, credit or distribution, or (iii) the transfer by the General Partner of all of its interest in items of Partnership income, gain, loss, deduction, credit or distribution if the General Partner agrees, notwithstanding Section 17-702(a)(4) of the Delaware Act, to continue to be the General Partner and, if it so agrees, all Limited Partners hereby agree that it shall continue as a General Partner. In the case of a transfer pursuant to clause (i) of this Section 12.2(b), the transferee shall be admitted to the Partnership as a general partner immediately prior to the transfer of the General Partner's Partnership Interest, and the transferee shall continue the business and operations of the Partnership without dissolution due to the admission of such transferee as a General Partner.

     SECTION 12.3  Restrictions on Limited Partner Transfers.  Each Limited
                   -----------------------------------------
Partner (except a Transitional Limited Partner as set forth in Sections 5.3,
13.1 or 13.2) is prohibited from selling, conveying, assigning, hypothecating or otherwise transferring its Partnership Interest or any interest in or right relating to such Partnership Interest (including any Units) without the prior written consent of the General Partner, which such consent may be withheld for any reason, except in the case of death or dissolution of such Limited Partner or by operation of law. In considering whether to provide its consent to such transfer, the General Partner may require that the Limited Partner proposing such transfer obtain, at the Limited Partner's expense, an Opinion of Counsel that such proposed transfer would not (a) violate the then applicable federal and state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authorities with jurisdiction over such transfer, or (b) affect the Partnership's existence or qualification as a limited partnership under the Delaware Act. Notwithstanding the above, the General Partner may withhold his consent to any transfer in his sole discretion, for any reason or for no reason. In addition, any request to transfer a Partnership Interest, other than any transfer pursuant to Sections 5.3, 13.1 and/or 13.2, to any Person that is a defendant or an Affiliate of a defendant in any cause of action relating to any Assigned Third Party Action or Debtors' Action being pursued or to be pursued by the Partnership shall be denied.

     SECTION 12.4  Successor Partners.  Upon any permitted transfer, the
                   ------------------
transferee Partner shall assume all of the obligations of the transferor Partner, and the transferor Partner shall be deemed to be released from those obligations.

     SECTION 12.5  Effectiveness of Transfer.  Upon a transfer of a transferor
                   -------------------------
Limited Partner's Partnership Interest in accordance with Article XII or Sections 5.3, 13.1 or 13.2, upon the transferee's becoming a Limited Partner, such transferor Limited Partner shall cease to be a Limited Partner with respect to the Partnership Interest so transferred, but until such transferee becomes a Limited Partner, the transferor shall continue to be a Limited Partner.

                                  ARTICLE XIII

                             ADMISSION OF PARTNERS

     SECTION 13.1  Admission of the Transitional Limited Partner.  On the
                   ---------------------------------------------
Effective Date, the Transitional Limited Partner shall be admitted to the Partnership as a Limited Partner holding an aggregate of 1,000,000 Partnership A Units, 1,000,000 Partnership B Units, and 1,000,000 Partnership C Units. Such Units shall be held and disposed of in accordance with the Plan, Section 5.3, and this Article XIII.

     SECTION 13.2  Admission of Limited Partners.
                   -----------------------------

          (a) As soon as practicable after the Effective Date, the Transitional Limited Partner shall transfer (as of the Effective Date) to holders of Allowed Claims the Units to which such holders are entitled pursuant to the initial distribution provisions of the Plan.

          (b) From time to time after the Effective Date, each time a Disputed Claim in Class 9, 10, 11 or 12 becomes an Allowed Claim or is finally disallowed, the Transitional Limited Partner shall transfer (as of the first day allowable under applicable law for tax reporting purposes) to holders of Allowed Claims the Units to which such holders are entitled pursuant to the subsequent distribution provisions of the Plan.

          (c) Upon the transfer of Units in accordance with Section 13.2(a) or (b) to any holder of an Allowed Claim such holder shall be deemed admitted to, and as a Limited Partner of, the Partnership as of the date specified in such Section.

          (y) In the event any Units become unclaimed property pursuant to the Plan which are to be vested in, and the property of, the Partnership, the Transitional Limited Partner (or other owner thereof, if any) shall transfer such Units to the Partnership for cancellation and such Units shall no longer be outstanding Units of the Partnership.

     SECTION 13.3  Admission of Substituted Limited Partners.
                   -----------------------------------------

          (a) An assignee of the Partnership Interest of a Limited Partner other than pursuant to Sections 5.3, 13.1 or 13.2 (which shall be understood to include any purchaser, transferee, donee, or other recipient on any disposition of that Partnership Interest in compliance with Section 12.3) shall be deemed admitted as a Limited Partner of the Partnership only upon the satisfactory completion of the following:

                   (1) Acceptance and agreement by the assignee to be bound by the terms and provisions of this Agreement and such other documents or instruments as the General Partner may require (which may include execution of a counterpart of this Agreement);

                   (2) If the assignee is a corporation, partnership, limited liability company, trust or estate, evidence to the General Partner of its authority to become a Limited Partner under the terms and provisions of this Agreement; and

                   (3) Payment by the assignee to the Partnership of a transfer fee that is sufficient to cover all reasonable expenses connected with the substitution.

          (b) A Substituted Limited Partner shall be deemed to have become such on the date on which all of the foregoing requirements have been satisfied.

          (c) The General Partner and the Partnership shall cooperate with the Person seeking to become a Substituted Limited Partner by preparing the documentation required by this Section 13.3 and making all official filings and publications as promptly as practicable after the satisfaction by the assignee of the conditions contained in this Section 13.3 to the admission of that Person as a Limited Partner of the Partnership.

     SECTION 13.4  Admission of Successor or Additional General Partner.  A
                   ----------------------------------------------------
successor or additional general partner approved pursuant to Sections 12.2(a) or
14.1 shall be admitted to the Partnership as a General Partner (in the place of or in addition to, as the case may be, the General Partner), effective as of the date that an amendment to the Certificate of Limited Partnership, adding its name and other required information, is filed pursuant to Section 6.1(c) (which, in the event the successor or transferee General Partner is in the place of the withdrawing, removed or transferor General Partner, shall be contemporaneous with the withdrawal of such withdrawing, removed or transferor General Partner without dissolution of the Partnership), and upon receipt by the withdrawing, removed or transferor General Partner of all of the following:

          (a) acceptance, in form and substance satisfactory to such transferor General Partner, of all of the terms and provisions of this Agreement;

          (b) written agreement of the proposed General Partner to continue the business of the Partnership; and

          (c) such other documents or instruments as may be required in order to effect its admission as a General Partner under this Agreement and applicable law.

Each Limited Partner, by requesting and receiving admission to the Partnership, is deemed to approve of the admission of a successor or additional General Partner selected pursuant to the terms of this Agreement, and no further approval of Partners shall be required to effect such admission. Any such successor or additional General Partner shall carry on the business of the Partnership.

     SECTION 13.4  Admission of the Organizational Limited Partner.  The
                   -----------------------------------------------
Organizational Limited Partner is and shall be admitted to the Partnership upon the execution of this Agreement by the Organizational Limited Partner and the General Partner and the filing of the Certificate of Limited Partnership.

                                  ARTICLE XIV

                       WITHDRAWAL OR REMOVAL OF PARTNERS

     SECTION 14.1  Withdrawal or Removal of the General Partner.
                   --------------------------------------------

          (a) The General Partner covenants and agrees that it will not voluntarily withdraw as the general partner of the Partnership except with a Majority Vote. If the General Partner gives a notice of its intent to withdraw, it shall call and conduct a meeting of the Limited Partners no sooner than 60 days after the date of notice to consider and approve a successor by a Majority Vote. Any Limited Partner may, by notice to the General Partner at least 30 days prior to the date of the meeting, propose a successor general partner. Such proposed successor general partner shall be included on the ballot only if it has complied with all legal requirements necessary for such inclusion. If no successor general partner is approved on the first ballot of such meeting, a second ballot shall be held as soon as practicable thereafter in order to consider the approval of the candidate that received the most votes in the first ballot. If such candidate is not approved on the second ballot, the Partnership shall be dissolved and liquidated pursuant to Section 15.3, and the General Partner shall serve as Liquidating Trustee. If a successor general partner is elected, it shall be admitted immediately prior to the withdrawal of the General Partner and shall continue the business and operations of the Partnership without dissolution.

          (b) The General Partner may be removed only upon a Three-Fourths Vote. Any such action for removal of the General Partner may also provide for the election of a new general partner. Such removal shall be effective immediately subsequent to the admission of the successor General Partner pursuant to Article XIII. The right to remove the General Partner shall not exist or be exercised unless the Partnership has received an Opinion of Counsel that the removal of the General Partner and the selection of a successor general partner (A) would not cause the loss of limited liability pursuant to Delaware law of the Limited Partners under this Agreement, and (B) would not cause the Partnership to be treated as a corporation, an association taxable as a corporation or on a similar basis for federal income tax purposes.

     SECTION 14.2  Interest of Departing Partner and Successor.
                   -------------------------------------------

          (a) Upon the withdrawal or removal of the General Partner, the Partnership shall pay the Departing Partner in cash within ninety (90) days an amount equal to the Departing Partner's Capital Account in the Partnership. The Departing Partner shall have no further Partnership Interest.

          (b) Any successor General Partner shall be admitted to the Partnership on terms and conditions adopted by a Majority Vote.

     SECTION 14.3  Withdrawal of Organizational Partner.  Upon the admission of
                   ------------------------------------
the Transitional Limited Partner as a Limited Partner, the Organizational Limited Partner will withdraw from the Partnership and the Partnership will pay the Organizational Limited Partner its Contribution in cash, without interest or reduction.

                                   ARTICLE XV

                          DISSOLUTION AND LIQUIDATION

     SECTION 15.1  Dissolution.  The Partnership shall not be dissolved by the
                   -----------
admission of Transitional Limited Partners, Initial Limited Partners or Substituted Limited Partners, or by the admission of substituted or additional general partners in accordance with the terms of this Agreement. Upon the removal, withdrawal or resignation of the General Partner, any remaining general partner and any substituted general partner shall continue the business of the Partnership. The Partnership shall be dissolved and its affairs shall be wound up upon the earlier to occur of:

          (a) the expiration of the Term as provided in Section 2.5;

          (b) the withdrawal of the General Partner or the occurrence of any other event that results in its ceasing to be the General Partner (other than by reason of a transfer pursuant to Section 12.2 or a withdrawal occurring upon or after, or a removal effective upon or after, approval by the Limited Partners of a successor pursuant to Section 14.1);

          (c) the filing of a certificate of dissolution or the revocation of the certificate of incorporation of the General Partner if the General Partner has not reinstated, or caused to be reinstated, such certificate of incorporation within 30 days;

          (d) an election to dissolve the Partnership by the General Partner which is approved by a Three-Fourths Vote;

          (e) the bankruptcy of the General Partner; or

          (f) a Three-Fourths pursuant to Section 8.6.

     For purposes of this Section 15.1, bankruptcy of the General Partner shall be deemed to have occurred when (u) it commences a voluntary proceeding, or files an answer in any involuntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (v) it is adjudged a bankrupt or insolvent, or has entered against it a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect, (w) it executes and delivers a general assignment for the benefit of its creditors, (x) it files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of the nature described in clause (u) above, (y) it seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for it or for all or any substantial part of its properties, or (z)(1) any proceeding of the nature described in clause (u) above has not been dismissed within 120 days after the commencement thereof, (2) the appointment without its consent or acquiescence of a trustee, receiver or liquidator appointed pursuant to clause (y) above has not been vacated or stayed within 90 days of such appointment, or (3) such appointment is not vacated within 90 days after the expiration of any such stay.

     SECTION 15.2  Continuation of the Business of the Partnership.
                   -----------------------------------------------

          (a) Within 180 days following an event described in Section 15.1(b), 15.1(c), or 15.1(e), the remaining Partners, by a Two-Thirds Vote may elect in writing to reconstitute and continue the business of the Partnership by forming a Reconstituted Partnership on the same terms and provisions as are set forth in this Agreement. Any such election must also provide for the election of a general partner of the Reconstituted Partnership. If such an election is timely made, all of the Limited Partners of the Partnership shall continue as limited partners of the Reconstituted Partnership. The Partnership Interest of the General Partner of the former Partnership shall be treated as though it were an equivalent general partner's interest in the Reconstituted Partnership, and shall be subject to disposition in the manner provided in Section 14.2(a).

          (b) Upon any such election, all Limited Partners shall be bound thereby and shall be deemed to have approved thereof.

          (c) Upon any such election, all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership of the Partnership and to enter into a new partnership agreement and certificate of limited partnership of the Reconstituted Partnership, and the general partners of the Reconstituted Partnership may for this purpose and all purposes stated in such agreement or certificate, as if granted to the Reconstituted Partnership, exercise the power of attorney granted pursuant to Article XI.

SECTION 15.3  Liquidation.
              -----------

          (a) Upon dissolution of the Partnership, unless the Partnership is continued under an election to reconstitute and continue the Partnership pursuant to Section 15.2, the General Partner, or, in the event that there is no General Partner, a liquidator or liquidating committee selected by the LP Committee shall be the Liquidating Trustee. The Liquidating Trustee (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by a Majority Vote. The Liquidating Trustee shall agree not to resign at any time without 15 days' prior written notice and (if other than the General Partner) may be removed at any time, with or without cause, by notice of removal approved by the LP Committee or by a Two-Thirds Vote. Upon dissolution, removal or resignation of the Liquidating Trustee, a successor and substitute Liquidating Trustee (who shall have and succeed to all rights, powers and duties of the original Liquidating Trustee) shall within 30 days thereafter be selected by the LP Committee. The right to appoint a successor or substitute Liquidating Trustee in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidating Trustee are authorized to continue under the provisions hereof, and every reference herein to the Liquidating Trustee shall be deemed to refer also to any such successor or substitute liquidator appointed in the manner herein provided. Except as expressly provided in this Article XV, the Liquidating Trustee appointed in the manner provided herein shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers), regardless of whether the Liquidating Trustee is the General Partner, to the extent necessary or desirable in the good faith judgment of the Liquidating Trustee to carry out the duties and functions of the Liquidating Trustee hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidating Trustee to complete the winding up and liquidation of the Partnership as provided for herein. The Liquidating Trustee shall liquidate the assets of the Partnership, and apply and distribute the proceeds of such liquidation, in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

               (i) the payment to creditors of the Partnership, including Partners, in order of priority provided by law, and the creation of a reserve of cash or other assets of the Partnership for contingent liabilities in an amount, if any, determined by the Liquidating Trustee to be appropriate for such purposes; and

               (ii) to the Partners in accordance with Section 5.1.

          (b) In the event any Limited Partner cannot be located within two years after the liquidation of the Partnership after a good faith effort has been made to locate such Partner, such Limited Partner's distribution pursuant to Section 15.3(a) shall be distributed to the remaining Partners in accordance with Section 5.1(b), except as required by law.

     SECTION 15.4  Cancellation of Certificate of Limited Partnership.  Upon the
                   --------------------------------------------------
completion of the distribution of Partnership Assets as provided in Section 15.3, the Partnership shall be terminated, and either the General Partner or the Liquidating Trustee shall cause the cancellation of the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware and shall take such other actions as may be necessary to terminate the Partnership.

     SECTION 15.5  Reasonable Time for Winding Up.  A reasonable time shall be
                   ------------------------------
allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 15.3 in order to minimize any losses otherwise attendant upon such winding up.

     SECTION 15.6  Return of Contributions.  The General Partner shall not be
                   -----------------------
liable for the return of the Contributions of the Limited Partners, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership Assets.

     SECTION 15.7  Waiver of Partition.  Each Partner, by requesting and being
                   -------------------
granted admission to the Partnership, is deemed to waive until termination of the Partnership any and all rights that he may have to maintain an action for partition of the Partnership's Assets.

                                  ARTICLE XVI

                      AMENDMENT OF PARTNERSHIP AGREEMENT;
                             MEETINGS; RECORD DATE

     SECTION 16.1  Amendments to Be Adopted Solely by the General Partner.  The
                   ------------------------------------------------------
General Partner, pursuant to the General Partner's power of attorney, without the approval at the time of any Limited Partner, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect.

          (a) a change in the name of the Partnership or the location of the principal place of business of the Partnership;

          (b) the admission, substitution or withdrawal of Partners in accordance with this Agreement;

          (c) a change that is necessary or advisable in the sole judgment of the General Partner to qualify the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or to ensure that the Partnership will not be treated as a corporation or as an association taxable as a corporation or on a similar basis for federal income tax purposes;

          (d) a change that in the judgment of the General Partner (i) does not adversely affect the Limited Partners in any material respect, (ii) is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or contained in any federal or state statute, or (iii) is required to effect the intent of the provisions of this Agreement or otherwise contemplated by this Agreement; or

          (e) an amendment that, in the judgment of the General Partner, is necessary or desirable in connection with the issuance of any class or series of Partnership Interests or other securities, and the establishment of the rights and preferences of such class or series of Partnership Interests or other securities.

     SECTION 16.2  Amendment Procedures.  Except as provided in Sections 16.1
                   --------------------
and 16.3, all amendments to this Agreement shall be made in accordance with the following requirements:

          (a) Any amendment to this Agreement may be proposed by the General Partner or by 10% in interest of the Limited Partners by submitting the text of the amendment to all Limited Partners in writing.

          (b) If an amendment is proposed pursuant to subsection (a) above, the General Partner shall call a meeting of the Limited Partners to consider and vote on the proposed amendment. Subject to Section 16.3, a proposed amendment shall be effective upon its approval by the General Partner and a Majority Vote, unless a different percentage is required by this Agreement. The General Partner shall notify all Limited Partners upon final approval or disapproval of any proposed amendment.

          (c) No amendment shall be permitted which would affect any Partner's right to receive profits, losses or distributions, or affect its obligations or liability under this Agreement, without each such Partner's written consent.

          (d) There shall be no amendment to any provision of this Agreement requiring a Three-Fourths Vote which is not approved by a Three-Fourths Vote.

          (e) There shall be no amendment to any provision of this Agreement requiring a Two-Thirds Vote which is not approved by a Two-Thirds Vote.

     SECTION 16.3  Meetings.  Meetings of the Limited Partners may be called by
                   --------
the General Partner, or the Liquidating Trustee, if any, or by 10% in interest of the Limited Partners. Limited Partners shall call a meeting by delivering to the General Partner one or more notices in writing stating that the signing Limited Partners wish to call a meeting and indicating the specific purposes for which the meeting is to be called. Action at the meeting shall be limited to those matters specified in the notice of the meeting. Within 60 days after receipt of such a notice from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to all Limited Partners. A meeting shall be held at a reasonable time and convenient place determined by the General Partner or the Liquidating Trustee, as the case may be, on a date not less than 30 days and not more than 60 days after the mailing of notice of the meeting. Limited Partners may vote either in person or by proxy at any meeting. No action shall be taken by the Limited Partners without a meeting duly called and held except as otherwise required by the terms of this Agreement.

     SECTION 16.4  Notice of a Meeting.  Notice of a meeting called pursuant to
                   -------------------
Section 16.4 shall be given either personally in writing or by mail or other means of written communication addressed to each Limited Partner at the address of such Limited Partner appearing on the books of the Partnership. An affidavit or certificate of mailing of any notice or report in accordance with the provisions of this Article XVI executed by the General Partner or mailing organization shall be prima facie evidence of the giving of notice. If any notice addressed to a Limited Partner at such address is returned to the Partnership by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice and any subsequent notices or reports shall be deemed to have been duly given without further mailing if they are available for the Limited Partner at the principal executive office of the Partnership for a period of one year from the date of the giving of the notice to all other Limited Partners.

     SECTION 16.5  Record Date.  For purposes of determining the Limited
                   -----------
Partners entitled to notice of or to vote at a meeting of the Limited Partners, the General Partner or the Liquidating Trustee, if any, shall set a Record Date, which shall not be less than ten days nor more than 60 days before the date of the meeting (unless such requirement conflicts with any law, rule, regulation, guideline or requirement, in which case such law, rule, regulation, guideline or requirement shall govern).

     SECTION 16.6  Adjournment.  When a meeting is adjourned to another time or
                   -----------
place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XVI.

     SECTION 16.7  Waiver of Notice; Consent to Meeting; Approval of Minutes.
                   ---------------------------------------------------------
The actions taken at any meeting of Limited Partners, which was improperly called or noticed, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the Limited Partners entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All waivers, consents and approvals shall be filed with the Partnership records or made a part of the minutes of the meeting. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required to be included in the notice of the meeting, but not so included, if the objection is expressly made at the meeting.

     SECTION 16.8  Quorum.  A Majority represented in person or by proxy shall
                   ------
constitute a quorum at a meeting of Limited Partners. Notwithstanding anything elsewhere provided in this Agreement to the contrary, the Limited Partners shall be entitled to vote on, consent to or approve of matters only as expressly provided in this Agreement. At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, a Majority Vote of the Limited Partners entitled to vote and be present in person or by proxy at such meeting shall be deemed to constitute the act of all Limited Partners, unless a higher percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Limited Partners entitled to vote and be present in person or by proxy at such meeting owning such higher percentage shall be required and shall be deemed to constitute the act of all Limited Partners. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by Limited Partners having the requisite percentage of Partnership

Interests specified in this Agreement. In the absence of a quorum, any meeting of Limited Partners may be adjourned from time to time by the General Partner or upon the affirmative vote of a Majority Vote of the Limited Partners represented either in person or by proxy, but no other business may be transacted.

     SECTION 16.9  Conduct of Meeting.  The Person who calls the meeting as set
                   ------------------
forth in Section 16.3, whether the General Partner or the Liquidating Trustee, if any, or in the case of a meeting called by 10% in interest of the Limited Partners, the General Partner, shall have full power and authority concerning the manner of conducting any meeting of Limited Partners including, without limitation, the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 16.4, the conduct of voting, the validity and effect of any proxies, and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner, or the Liquidating Trustee, as the case may be, shall designate Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting in either case including, without limitation, a Partner or an employee or agent of the General Partner. All minutes shall be kept with the records of the Partnership maintained by the General Partner. The General Partner or the Liquidating Trustee, as the case may be, may make such other regulations consistent with applicable law and this Agreement as they may deem advisable concerning the conduct of any meeting of the Limited Partners, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes, the submission and examination of proxies and other evidence of the right to vote.

     SECTION 16.10  Action Without a Meeting.  Any action that may be taken at a
                    ------------------------
meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Limited Partners holding not less than the minimum percentage interest of each class that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted. Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing. The General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time, not less than 20 days, specified by the General Partner. If a ballot returned to the Partnership does not vote all of the Partnership Interests held by the Limited Partner, the Partnership shall be deemed to have failed to receive a ballot for the Partnership Interests that were not voted. If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, the written approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the General Partner, and (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Partnership.

     SECTION 16.11  Voting and Other Rights.  Only Limited Partners who are
                    -----------------------
Limited Partners on the Record Date set pursuant to Section 16.5 shall be entitled to notice of, or to vote at, a meeting of Limited Partners or to act with respect to matters as to which approvals are solicited. The Transitional Limited Partner will vote any Units registered in the name of the Transitional Limited Partner in the same manner and in the same proportion as Units that are held other than by the Transitional Limited Partners are voted.

                                  ARTICLE XVII

                                  CERTIFICATES

     SECTION 17.1  No Certificates.  No certificates will be issued to evidence
                   ---------------
ownership of Units. The General Partner or its agent shall cause to be kept a record of the Limited Partners to whom Units are issued and transferred, as part of the books and records of the Partnership.

                                 ARTICLE XVIII

                               GENERAL PROVISIONS

     SECTION 18.1  Addresses and Notices.  The address of the General Partner
                   ---------------------
for all purposes shall be the address set forth on the books and records of the Partnership and for each Limited Partner the address set forth in the books and records of the Partnership. Any notice, demand, request or report required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or the third day after sent to the Partner at such address by first class mail or by other means of written communication.

     SECTION 18.2  Titles and Captions.  All article or section titles or
                   -------------------
captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof.

     SECTION 18.3  Pronouns and Plurals.  Whenever the context may require, any
                   --------------------
pronoun used in this Agreement shall be applied without regard to gender, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

     SECTION 18.4  Parties.  The parties hereto include all Limited Partners.
                   -------

     SECTION 18.5  Action.  The parties shall execute and deliver all documents,
                   ------
provide all information and take or refrain from taking all actions as may be necessary or appropriate to achieve the purpose of this Agreement.

     SECTION 18.6  Binding Effect.  This Agreement shall be binding upon and
                   --------------
inure to the benefit of the parties hereto, and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

     SECTION 18.7  Integration.  This Agreement constitutes the entire agreement
                   -----------
among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

     SECTION 18.8  Creditors.  None of the provisions of this Agreement shall
                   ---------
inure to the benefit of, or shall be enforceable by, any creditor of the Partnership.

     SECTION 18.9  Waiver.  No failure by any party hereto to insist upon the
                   ------
strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

     SECTION 18.10  Counterparts.  This Agreement may be executed in
                    ------------
counterparts, all of which together shall constitute one agreement binding on all the parties hereto. Each party shall become bound by this Agreement immediately upon affixing its signature hereto, independently of the signature of any other party.

     SECTION 18.11  Applicable Law.  Notwithstanding the place where this
                    --------------
Agreement may be executed by any of the parties hereto, the parties hereto expressly agree that all of the terms and provisions hereof shall be construed under and governed by the substantive laws of the State of Delaware, without regard to the principles of conflicts of law.

     SECTION 18.12  Invalidity of Provisions.  If any provision of this
                    ------------------------
Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.


              -REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK-
     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the _____ day of _____, 1999.

                                 GENERAL PARTNER:

                                 _________________, INC.


                                 By:___________________________________
                                 Name:
                                 Title:


                                 ORGANIZATIONAL LIMITED PARTNER:


                                 _______________________________________
                                 [name]


                                 TRANSITIONAL LIMITED PARTNER:


                                 _______________________________________
                                 [name]

                       Exhibit C to Disclosure Statement

            Firm Name/5/                Fees &             Estimated
                                       Expenses            Balance of
                                       Allowed          Additional Fees
                                                          and Expenses
                                                             (+/-)
-------------------------------------------------------------------------
    Matthew A. Rosenstein            $  181,986.88          $100,000 -
                                                            $200,000/6/
-------------------------------------------------------------------------
    Jeffers & Banack, Inc.                                  $325,000
-------------------------------------------------------------------------
      Hughes & Luce, LLP             $   61,747.41          $250,000
-------------------------------------------------------------------------
    Peterson Worldwide, LLC          $   61,878.00          $100,000
-------------------------------------------------------------------------
      Mike Boudloche                 $   10,708.05
-------------------------------------------------------------------------
   Wallace & Wheeler, LLP                                  $11,562.50
-------------------------------------------------------------------------
    Harrell Z. Browning                                      $5,000/7/
-------------------------------------------------------------------------
       Diane Sanders                                         $5,000
-------------------------------------------------------------------------
Postelwaite & Netterville, CPAs                              $50,000
-------------------------------------------------------------------------
       Steven Toscher                                        $125,000-
                                                             $175,00/8/
-------------------------------------------------------------------------
         David Seyer                                          $10,000
-------------------------------------------------------------------------
Jennings, Strouss & Salmon, PLC                                $5,000
-------------------------------------------------------------------------
      Lloyd Aderholdt, PE                                     $10,000
-------------------------------------------------------------------------
   Gibson, Dunn & Crutcher/9/                                 $20,000
-------------------------------------------------------------------------
        Tom Whitlock                 $15,242,33/10/          $30,000/11/
-------------------------------------------------------------------------

_________________________
/5/ It is anticipated that Debtor's management will seek additional compensation.
/6/ Amount depends whether this firm continues on certain matters after Confirmation.
/7/ This could approximate in excess of $30,000, depending whether this firm continues on certain matters after Confirmation.
/8/ Anticipates a trial. A settlement could significantly reduce this amount. /9/ Such amounts are subject to the Committee's objection.
/10/ Includes $820 fee application pending.
/11/ Estimate for services in connection with objection to $11+ million claim of California Franchise Tax Board Claim.

                       EXHIBIT F TO DISCLOSURE STATEMENT

Unsecured Creditor                                            $ Scheduled        $ Filed
--------------------------------------------------------------------------------------------
American Rice Inc.                                           $26,793,000.00   $42,000,000.00
Appleton, Pasternak & Pasternak                                       --0--   $    32,718.28
Ashby Geddes, Attorneys                                      $     3,424.05   $     3,424.05
Bank of America                                                       --0--   $       294.31
Business Wire (Goods Sold)                                            --0--   $       215.00
ChaseMellon Shareholder Services                             $   197,232.68   $   219,466.66
Dennis Graham Accounting                                              --0--   $    23,078.00
Epman, Dwyer, Worhle & Singer                                $   345,273.85   $   354,093.60
Firemans Fund Insurance Co.                                           --0--   $    97,947.00
Firetrol Holdings, L.L.C.                                             --0--   $   291,144.00
Franchise Tax Board  (Taxes)                                          --0--   $11,311,677.22
GTE California                                                        --0--   $     1,356.81
Hansen Beverage Company                                               --0--   $ 1,874,911.00
(Breach of Contract Right of First Refusal)
Harris Trust Savings Bank                                    $    13,430.63   $    15,232.56
International Marine Underwriters                                     --0--   $   136,000.00
(Insurance Risks Assumed)
Larry Kasday, Kasday Media Trading Co.                                --0--   $ 2,071,764.57
(Breach of Contract)
LaSalle/One Westwood Limited Partnership                     $    33,066.69   $   400,936.97
Latham & Watkins, Attorneys                                  $     6,792.56   $   101,746.04
Mitchell, Silberberg & Knupp                                 $    78,094.87   $    25,232.38
Nelson Marketing (Goods Sold)                                         --0--   $     2,573.24
Northwestern Mutual Life Insurance Co.                                --0--   $17,130,599.82
(Guaranty of lease obligations including future rent of
 Chemonics)
O'Melveny & Myers, Assignee of Burgess                                --0--   $    16,037.00
 (Indemnification Agreement for Legal Expenses)
Patton Boggs LLP (Services & Expenses)                                --0--   $    23,078.01
Postage Meter Distribution                                            --0--   $       181.03
Sandburg Financial                                           $ 9,118,626.00   $ 9,118,626.00
Seneca Foods Corporation                                     $    95,904.00   $    86,252.07
Seneca Foods Foundation                                      $   209,000.00   $   213,500.00
State of Michigan Retirement System                          $   400,000.00   $   464,716.02
Sterns, Jane A. (Money Loaned)                                        --0--   $    10,000.00
William Burgess                                              $    31,000.00   $    48,000.00
Wine World Estates   (Assignment and Lawsuit)                         --0--   $ 1,500,000.00
Zolfo Cooper, LLC                                            $    49,813.07   $    49,813.07
--------------------------------------------------------------------------------------------
TOTAL                                                        $37,374,658.40   $87,624,614.71
--------------------------------------------------------------------------------------------